As filed with the Securities and Exchange Commission on February 15, 2008
File No. 333-148275

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIG Acquisition Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1524452 (I.R.S. Employer Identification Number)

787 Seventh Avenue
6th Floor
New York, New York 10019
(212) 887-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter E. Roth
Chief Executive Officer
787 Seventh Avenue
6th Floor
New York, New York 10019
(212) 887-7777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward F. Petrosky, Esq. Samir A. Gandhi, Esq. James O’Connor, Esq. Sidley Austin llp 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (212) 839-5599 — Facsimile	Stephen E. Older, Esq. Joel L. Rubinstein, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400 (212) 547-5444 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2008
Prospectus
$250,000,000
FIG Acquisition Corp.
25,000,000 Units

FIG Acquisition Corp. is a blank check company recently formed for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We intend to focus initially on businesses in the financial services industry, but we may pursue opportunities in other industries. Our search will be primarily focused on businesses in North America and Europe, but we may explore opportunities in other geographic regions. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted, or been contacted by, any prospective target business or had any discussions, formal or otherwise, with respect to a business combination or taken any direct or indirect measures to locate a specific target business or consummate a business combination.

We will seek stockholder approval to consummate our initial business combination within the required 24-month period in accordance with the conditions described in this prospectus. If our initial business combination is approved and consummated, public stockholders voting against our initial business combination will be entitled to elect to convert their shares of our common stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, subject to certain limitations described herein.

This is an initial public offering of our securities. We are offering 25,000,000 units. Each unit will be offered at a price of $10.00 per unit and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our consummation of our initial business combination and          , 2009 [one year from the date of this prospectus], and will expire on          , 2013 [five years from the date of this prospectus], unless we redeem the warrants prior to such time, in which case we will have the option to require all holders that wish to exercise their warrants prior to redemption to do so on a cashless basis. If you exercise your warrants on a cashless basis, the number of shares of common stock you will receive upon exercise will be fewer than you would have received if you exercised your warrants for cash.

In December 2007, KBW, Inc., our sponsor (NYSE:KBW), purchased 7,187,500 of our units for an aggregate purchase price of $25,000 or approximately $0.003 per unit. Prior to the completion of this offering, our directors and certain executive officers and employees of KBW, Inc. and its subsidiaries will purchase an aggregate of           shares of our common stock from KBW, Inc. Shares of our common stock retained by KBW, Inc. and the shares of our common stock purchased by our directors and certain executive officers and employees of KBW, Inc. and its subsidiaries from KBW, Inc. prior to the completion of this offering will have no right to liquidating distributions in the event we fail to consummate our initial business combination. These holders have agreed that their initial securities will not be sold or transferred, except to permitted transferees, without the prior written consent of Banc of America Securities LLC, until 180 days after we have consummated our initial business combination.

KBW, Inc. and certain officers and employees of KBW, Inc. and its subsidiaries have also agreed to purchase an aggregate of 5,500,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $5,500,000 in a private placement immediately prior to the completion of this offering. We refer to these warrants as the private placement warrants. The proceeds from the sale of the private placement warrants will be deposited in the trust account and will be part of the funds distributed to our public stockholders in the event we are unable to complete our initial business combination as described in this prospectus. Those purchasers have also agreed that the private placement warrants will not be sold or transferred, except in limited cases, without the prior written consent of Banc of America Securities LLC, until after we have consummated our initial business combination.

We have granted the underwriters a 30-day option to purchase up to 3,750,000 additional units solely to cover over-allotments, if any.

There is currently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange, or the AMEX, under the symbol FNS.U on or promptly after the date of this prospectus. The shares of common stock and warrants included in the units being sold in this offering will each begin separate trading five business days after the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise of such option in full by the underwriters. Once such separate trading begins, we anticipate that the shares of common stock and warrants will be listed on the AMEX under the symbols FNS and FNS.WS, respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the AMEX.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions(2)	$0.70	$17,500,000
Proceeds, before expenses, to us	$9.30	$232,500,000

(1)	The underwriters have an option to purchase up to an additional 3,750,000 units at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us, will be $287,500,000, $20,125,000 and $267,375,000, respectively. See the section entitled “Underwriting” on page 126 of this prospectus.

(2)	Includes underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in a trust account maintained by American Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. However, the underwriters have waived their right to the deferred underwriting discounts and commissions with respect to (i) all of those units if our initial business combination meeting the criteria described herein does not occur within the required 24-month period and (ii) those units as to which the shares of common stock included in such units have been converted into cash by public stockholders who both voted against our initial business combination that was approved and consummated and exercised their conversion rights. See “Underwriting — Discounts and Commissions.”

Of the net proceeds we receive from this offering and the proceeds from the sale of the private placement warrants, $245,787,935 (or $281,975,435 if the underwriters’ over-allotment option is exercised in full) will be deposited in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters are not receiving any discounts or commissions with respect to our sale of the private placement warrants.

We are offering the units for sale on a firm-commitment basis. Banc of America Securities LLC is acting as the sole book-running manager of this offering. The underwriters expect to deliver the units to investors in this offering on or about          , 2008.

Sole Book-Running Manager
Banc of America Securities LLC

CRT Capital Group LLC	JMP Securities

The date of this prospectus is          , 2008.

Page

Prospectus Summary	1
The offering	7
Summary Financial Data	25
Risk Factors	27
Cautionary Note Regarding Forward-Looking Statements	59
Use of Proceeds	60
Dividend Policy	64
Dilution	65
Capitalization	67
Management’s Discussion and Analysis of Financial Condition and Results of Operations	68
Proposed Business	74
Management	98
Principal Stockholders	106
Certain Relationships and Related Transactions	108
Description of Securities	110
United States Federal Income Tax Considerations	119
Underwriting	126
Legal Matters	132
Experts	132
Where You Can Find Additional Information	132

Index to Financial Statements	F-1
EX-4.1: SPECIMEN UNIT CERTIFICATE
EX-4.2: SPECIMEN COMMON STOCK CERTIFICATE
EX-4.3: SPECIMEN WARRANT CERTIFICATE
EX-4.4: FORM OF WARRANT AGREEMENT
EX-5.1: OPINION OF SIDLEY AUSTIN LLP
EX-10.2: FORM OF STOCK ESCROW AGREEMENT
EX-10.4: FORM OF WARRANT PURCHASE AGREEMENT
EX-10.5: FORM OF INVESTMENT MANAGEMENT TRUST AGEEMENT
EX-10.9: FORM OF SUBSCRIPTION/PURCHASE AGREEMENT
EX-14: FORM OF CODE OF ETHICS
EX-23.2: CONSENT OF MARCUM & KLIEGMAN LLP
EX-99.1: AUDIT COMMITTEE CHARTER
EX-99.2: GOVERNANCE AND NOMINATING COMMITTEE CHARTER
EX-99.3: COMPENSATION COMMITTEE CHARTER

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes and schedules thereto. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option. In making your decision whether to invest in our units, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act. You will not be entitled to protection normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 27 of this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” or “our company” refer to FIG Acquisition Corp.;

•	references to “KBW” refer to KBW, Inc. and its subsidiaries and affiliates;

•	the term “employee holders” refers to certain executive officers and employees of KBW, Inc. and its subsidiaries who own any of our initial securities immediately prior to the completion of this offering;

•	the term “business combination,” as used in this prospectus, means an acquisition by us of one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination;

•	the term “initial holder” refers to KBW, Inc. as the initial holder of our initial units;

•	the term “existing holders” refers to KBW, Inc., the employee holders, our directors and all other persons or entities that own any of our initial securities immediately prior to the completion of this offering; and

•	the term “public stockholder” refers to those holders of shares of common stock included in the units being sold in this offering (whether they are purchased in this offering as units or as units or shares of common stock included in such units in the secondary market), including, to the extent applicable, our existing holders.

Overview

We are a blank check company formed under the laws of the State of Delaware on December 6, 2007 for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We intend to focus initially on businesses in the financial services industry, but we may pursue opportunities in other industries. Our search will be primarily focused on businesses in North America and Europe, but we may explore opportunities in other geographic regions.

We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to a business combination or taken any direct or indirect measures to locate a specific target business or consummate a business combination. To date, our efforts have been limited solely to organizational activities, including the issuance of 7,187,500 units to our initial holder for an aggregate purchase price of $25,000, or approximately $0.003 per unit, and activities related to this offering.

Our Sponsor

Our sponsor, KBW, Inc., is a leading full-service investment bank specializing exclusively in the financial services industry. Founded in 1962, KBW has been committed to the financial services industry with a focus on depository institutions, insurance companies, broker/dealers, asset management companies, real estate investment trusts and specialty finance firms. KBW’s commitment to this large and growing industry has enabled the firm to build long-term relationships and become well-known as a trusted advisor to its corporate clients and a valuable resource for its institutional investor clients. KBW has built a reputation for excellence on the basis of its experienced senior professionals, its leading research platform and the strength of its execution capabilities. On November 9, 2006, KBW, Inc. became a public company, with its shares of common stock trading on the New York Stock Exchange under the ticker symbol “KBW.” Its principal activities are:

•	Investment Banking: KBW provides a full range of investment banking services, including mergers and acquisitions and other strategic advisory services, equity and fixed income securities offerings, structured finance and mutual thrift conversions. According to SNL Financial, in the five year period ended December 31, 2007, KBW served as advisor on more financial services mergers and acquisitions than any other firm. During this period, KBW advised on 266 merger and acquisition transactions totaling over $100 billion in deal value and either lead managed or co-managed 146 public equity offerings raising an aggregate of over $80 billion of gross proceeds.

•	Research: KBW provides fundamental, objective analysis that identifies investment opportunities and helps clients make better investment decisions. We believe KBW covers more financial services companies in the United States and Europe than any other firm. As of December 31, 2007, KBW’s research department covered an aggregate of 580 financial services companies, including 429 companies in the United States and 151 companies in Europe. Excluding real estate investment trusts, or REITs, on which KBW initiated coverage in September 2007, KBW was ranked first in five of the six categories of its research coverage and second in the remaining category in the 2007 “Best of the Boutiques” survey by Institutional Investor.

•	Sales and Trading: As of December 31, 2007, KBW made a market in more than 800 financial services company stocks and fixed income securities, with an emphasis on the small and mid cap segment. KBW’s Sales and Trading team maintains strong relationships with many of the world’s largest institutional investors.

•	Asset Management: KBW manages two hedge funds and a private equity fund and also serves as a discretionary sub-advisor for a fund managed by an unaffiliated third party. Investment decisions are based on fundamental research and in — depth industry knowledge.

We believe that our ability to source business combination opportunities will benefit from the extensive reach of KBW’s network. We will have access to more than 250 managing directors, principals and other senior professionals employed across KBW’s investment banking, research, sales and trading and asset management divisions in New York, London, San Francisco, Boston, Chicago, Atlanta and five additional regional offices in the U.S. In addition to its broad geographic presence, KBW reaches out to clients in many ways, from its publication of periodic research reports to the sponsorship of numerous client events each year, showcasing financial services industry executives to colleagues and institutional investors.

We also believe that we will be able to leverage KBW’s strong client relationships and position as a trusted advisor to source and consummate a business combination. KBW is a leading mergers and acquisitions advisor in the banking industry in terms of deal volume, as well as a leader in debt and equity financings and balance sheet restructuring for financial services companies and a specialist in mutual thrift and insurance company conversions.

Our sponsor is staffed with experienced professionals distinguished by their expertise in the financial services industry. The experience of KBW’s professionals, coupled with their extensive long-term relationships, enables KBW to provide unique perspectives to clients as they face complex strategic decisions and, we believe, will enhance our ability to source potential acquisition candidates and evaluate their attractiveness. Furthermore, where appropriate, KBW’s managing directors and senior advisors will be available to offer us valuable advice on transaction structuring and other matters.

We were organized by KBW, Inc. because it perceives our company as an attractive investment opportunity for KBW and its stockholders. KBW has become increasingly involved in private equity investing through KBW Capital Partners I, a private equity fund that makes investments in financial institutions and related entities. KBW believes that our formation and this offering will enable it to benefit as an investor from acquisition opportunities that are not strategic to it or that arise in the ordinary course of its business.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, although we may decide to enter into a business combination with a target business that does not meet all or any of these criteria and guidelines.

•	Experienced management team: We will seek to effect a business combination with businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their equity owners. We believe that the industry expertise of our executive officers and directors will complement, not replace, the target’s management team. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.

•	Established track records: We will generally seek to acquire an established business with a history of strong operating and financial performance. However, we may acquire a business that has not performed well in the past, but that we believe is poised for future growth. We do not intend to pursue a business combination with a start-up business.

•	Potential for earnings and growth: We will seek to acquire a business that has a history of, or potential for, strong, stable earnings generation. We will focus on businesses that have, or are expected to build, predictable, recurring revenue streams. We may consider businesses in need of refinancing or recapitalization that demonstrate significant potential for strong future financial performance.

•	Competitive industry position: Initially, we will seek to acquire a business within financial services sub-sectors that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will pursue businesses that are well positioned within their respective sub-sectors, focusing on those that have either a leading or defensible niche market position. We will consider businesses with compelling platforms that could benefit from our industry expertise and relationship base.

Management Expertise

We will seek to capitalize on the significant expertise and relationships of KBW and our management team, including our Chairman and Director, Mr. John G. Duffy, our Chief Executive Officer and Director, Mr. Peter E. Roth and our Director, Mr. Andrew M. Senchak, who collectively represent more than 75 years of financial services industry expertise.

Mr. Duffy began his career with KBW 29 years ago and was appointed Chairman and Chief Executive Officer of KBW, Inc. in 2001. Under his leadership, KBW has tripled its employee base, expanded its presence internationally with the addition of a London office to cover the U.K. and European markets and completed an initial public offering, generating $143 million in gross proceeds in November 2006. As of September 30, 2007, KBW had $440 million in capital compared to approximately $120 million in 2001. Prior to 2001, Mr. Duffy was Co-Chairman and Executive Vice President in charge of KBW’s Corporate Finance Department where he managed KBW’s investment banking professionals in New York and across KBW’s regional U.S. offices. Mr. Duffy began his career at KBW in 1978 as manager in charge of its Bank Watch Department evaluating credit ratings for banks nationwide and continues to remain actively involved in the analysis of financial institutions and KBW’s advisory business.

Mr. Roth has over 25 years of experience advising on mergers, acquisitions and restructurings, as well as sourcing, evaluating and structuring transactions across many sectors of the financial services industry. Mr. Roth has served in leadership positions managing teams of investment and banking professionals for more than 17 years. He currently serves as Chief Executive Officer of KBW Asset Management and as a member of the Investment Committee of KBW Capital Partners I, a private equity fund focused on the financial services industry. Previously, Mr. Roth served as KBW’s Head of Insurance Investment Banking where he successfully led a team that advised on approximately 80 mergers and acquisitions advisory and capital markets transactions from 2003 to 2006. Prior to joining KBW, Mr. Roth served as Head of U.S. Investment Banking at Fox-Pitt, Kelton for 13 years focusing on advisory and capital raising services for a wide range of financial institutions in the U.S. and Europe.

Mr. Senchak has been with KBW for more than 20 years. He joined the firm’s investment banking division in 1985 and became Head of Investment Banking in 1997. Mr. Senchak currently serves as Vice Chairman and President of KBW, Inc. and Co-Head of Investment Banking for Keefe, Bruyette & Woods, Inc., where he oversees the firm’s Corporate Finance practice, which includes mergers and acquisitions, recapitalizations, restructurings and capital markets transactions. Under his leadership, KBW has grown to become a leading mergers and acquisitions advisor in the banking industry, as measured by deal volume. Mr. Senchak leads a team of approximately 100 investment banking professionals across KBW’s U.S. offices that have advised on transactions such as Bank of America’s $36 billion acquisition of MBNA in 2005, North Fork’s $15 billion sale to Capital One in 2006 and Toronto-Dominion Bank’s $8.5 billion acquisition of Commerce Bancorp in 2007. Mr. Senchak taught as a professor of Economics at Rutgers University prior to joining KBW.

While there is an overlap in certain of our executive officers and directors and those of KBW, the majority of our board of directors will be comprised of independent directors. Pursuant to our certificate of incorporation, any choice of a target business must be approved by the majority vote of our board of directors, excluding any director who has an interest in the transaction, in addition to the required stockholder approvals described herein.

Some of our executive officers may stay involved in our management following our initial business combination. The roles that they will assume will depend on the type of business with which we combine and the specific skills and depth of the target business’s management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined.

Conflicts of Interest

KBW undertakes a wide range of financial advisory, investment banking, asset management and other activities for a variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which KBW has an obligation or an interest that actually or potentially conflicts with our interests. You should understand that these conflicts may not be resolved in our favor and, as a result, we may be denied certain attractive acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to KBW.

KBW currently operates an asset management business in the United States, including the management of KBW Capital Partners I, a private equity fund that makes investments in financial institutions and related entities. Mr. Roth, our Chief Executive Officer and Director, serves as the Managing Director and a Member of the Investment Committee of KBW Capital Partners I. KBW Capital Partners I currently targets investments that do not exceed $15 million in size, which would be a smaller size than is suitable for our initial business combination. However, if we were to pursue multiple simultaneous targets for our initial business combination, we may compete with KBW Capital Partners I for one or more of such targets. Furthermore, KBW Capital Partners I may also participate in transactions with other investors in the acquisition of a larger target. If KBW Capital Partners I were to participate in a transaction with other investors in the acquisition of a larger target or change its investment criteria, KBW Capital Partners I may be in direct competition with us for a possible target for our initial business combination. In addition, KBW, including its asset management business, also may make, or seek to make, investments in securities or investments in, or business combinations with, entities or businesses that may relate to, or be in conflict with, our interests. These activities may include organizing future investment vehicles that may compete directly with us and conflict with our interests.

Other clients of KBW’s advisory and capital markets business may also compete with us for acquisition opportunities meeting our investment objectives. If KBW is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within KBW, including by Mr. Duffy, Mr. Roth, Mr. Senchak and other persons who may make decisions for us, may be suitable for both us and for an investment banking client or a current or future KBW-managed investment vehicle and may be directed to such client or investment vehicle rather than to us. KBW’s advisory business may also be engaged to advise the seller of an entity, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the entity, business or assets. If we are permitted to pursue the acquisition opportunity, KBW’s interests or its obligations to the seller will conflict with our interests.

Neither KBW nor our executive officers and directors who are also employed by KBW have any obligation to present us with any opportunity for a potential business combination of which they become aware. KBW and/or our management, in their capacities as officers of KBW or in their other endeavors, may choose or be obligated to present potential business combinations to KBW, current or future KBW-managed investment vehicles, including KBW Capital Partners I, or third parties, including clients of KBW, before they present such opportunities to us. As a result, you should assume that to the extent any of our executive officers or directors who are also employed by KBW identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director will first give such opportunity to such other entity, and he or she will only present such opportunity to us to the extent such other entity first rejects or is unable to pursue such opportunity. In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations or advisory arrangements that prevent them from presenting otherwise suitable target businesses to us or that otherwise raise potential conflicts of interest with us. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware unless the particular opportunity was expressly offered to the independent director solely in his or her capacity as one of our directors.

In addition, our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our affairs and the search for a business combination, on the one hand, and their other business interests, on the other hand. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and none of our executive officers are obligated to contribute any specific number of hours per week to us. For more information, see the section of this prospectus entitled “Risk Factors — Risks Relating to the Company and the Offering — Our executive officers and directors will allocate their time to other business interests, thereby causing conflicts of interest in their determination as to how much time to devote to us. This could have a negative impact on our ability to consummate our initial business combination.”

Effecting a Business Combination

While we may seek to consummate business combinations with more than one target business, our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. In the event we structure our initial business combination to acquire only a portion (less than 100%) of the equity interests of the target business, we do not intend to acquire less than a controlling interest, which would be greater than 50% of the voting securities of the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business or businesses that we acquire must have a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition. We do not intend to become a holding company for a minority interest in a target business in our initial business combination. The fair market value of a target business or businesses, or portions thereof, will be determined by our board of directors based upon standards generally accepted by the financial community, and, except in the case of a related party acquisition, we will not be required to obtain an independent valuation or fairness opinion. Accordingly, prior to 24 months following the completion of this offering, we will seek to consummate our initial business combination with a business or businesses, or portions thereof, whose fair market value is equal to at least approximately $189,630,348, assuming no exercise of the underwriters’ over-allotment option. The actual amount of consideration which we will be able to pay for our initial business combination will depend on (i) whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock, (ii) if we are able to finance a portion of the consideration with debt or other equity financing, and (iii) the number of shares of our common stock that are converted into a pro rata share of the amount then on deposit in the trust account as described below under “— The Offering — Conversion rights for public stockholders voting to reject our initial business combination.” No financing arrangements have been entered into or contemplated with any party to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of the consummation of such business combination.

If we are unable to consummate our initial business combination within the required 24-month period our corporate existence will cease and we will implement our liquidation plan, which will include distribution of the proceeds held in the trust account to our public stockholders.

We are a Delaware corporation formed on December 6, 2007. Our offices are located at 787 Seventh Avenue, 6th Floor, New York, New York 10019 and our telephone number is (212) 887-7777.

THE OFFERING

Securities offered:	25,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of our common stock; and

• one warrant to purchase one share of our common stock.

Trading commencement and separation of common stock and warrants:

The units being sold in this offering will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise of such option in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. However, Banc of America Securities LLC may decide to allow continued trading of the units following such separation, in which case holders of units will be required to have their brokers contact our transfer agent in order to separate their units into common stock and warrants.

In no event will separate trading of the common stock and warrants included in the units being sold in this offering commence until we have filed an audited balance sheet on a Current Report on Form 8-K reflecting our receipt of the net proceeds of this offering and the proceeds from the sale of the private placement warrants and have issued a press release announcing when separate trading will begin. We will file a Current Report on Form 8-K that includes an audited balance sheet promptly after the closing of this offering, which closing is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include the net proceeds we receive from the underwriters’ exercise of their over-allotment option if any portion of the over-allotment option is exercised prior to the filing of the first Current Report on Form 8-K and, if any portion of such over-allotment option is exercised by the underwriters after such time, we will file an additional Current Report on Form 8-K that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option.

Number of securities to be outstanding:

	Prior to this	After this
	Offering(1)	Offering(2)

Units	7,187,500	31,250,000
Common stock	7,187,500	31,250,000
Warrants	12,687,500	36,750,000

(1)	Includes an aggregate of 937,500 initial units (or related initial shares and initial warrants) that will be forfeited by KBW, Inc. and the employee holders to the extent that the over-allotment option is not exercised in full by the underwriters.

(2)	Assumes the over-allotment option has not been exercised by the underwriters and an aggregate of 937,500 initial units (or related initial shares and initial warrants) have been forfeited by KBW, Inc. and the employee holders.

Warrants — Exercisability:	Each warrant is exercisable for one share of common stock.

Warrants — Exercise price:	$7.50 per share.

Warrants — Exercise period:	The warrants included in the units being sold in this offering will become exercisable on the later of the consummation of our initial business combination on the terms described in this prospectus and , 2009, unless the warrants have previously expired, provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time, on , 2013, unless we have redeemed the warrants prior to such time. If we elect to redeem the warrants, we will have the option to require all holders electing to exercise their warrants prior to redemption to do so on a cashless basis. See “— Warrants — Redemption” below.

Warrants — Redemption:	We may redeem the warrants included in the units being sold in this offering at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

  • only if (x) the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption, (y) a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective from the date on which we send a redemption notice to and including the redemption date and (z) a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established the last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of our common stock will not fall below the $14.25 per share trigger price or the $7.50 per share warrant exercise price after the redemption notice is delivered. We may redeem the outstanding warrants in our sole discretion if the above conditions are satisfied, without the consent of the underwriters, our stockholders or any other party.

If we call the warrants included in the units being sold in this offering for redemption as described above, our management will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.” Exercising warrants on a “cashless basis” means that, in lieu of paying the exercise price in cash, the holder would forfeit a number of shares underlying the warrants being exercised with a fair market value (as defined below) equal to the aggregate exercise price and the holder will therefore receive fewer shares than the holder would otherwise have received upon exercise of those warrants. In such cases, assuming a holder elects to exercise all of his, her or its warrants, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants being tendered multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value and then would receive shares of common stock underlying the non-surrendered warrants. The “fair market value” shall mean the average reported closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The warrants included in the units being sold in this offering may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on that basis.

For example, in a cashless exercise, assuming there are 100 warrants held by a holder, the fair market value of our common stock is $15.00 per share and the holder elects to exercise all of his, her or its warrants, the holder would pay the exercise price of $7.50 per share of common stock by surrendering a number of warrants calculated as follows:

1.	Number of shares of common stock underlying warrants:	100
2.	Difference between the fair market value per share ($15.00) and the exercise price per share ($7.50):	$7.50
3.	Item 1 multiplied by Item 2:	750
4.	Item 3 divided by the fair market value per share of common stock ($15.00):	50
5.	Warrants to be surrendered equals the percentage determined in Item 4 (50%) multiplied by the total warrants held (100):	50
6.	Number of shares of common stock issuable to the holder equals the shares of common stock underlying warrants specified in Item 1 (100) less the shares of common stock underlying the warrants to be surrendered determined in Item 5(50):	50

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Initial securities:	On December 13, 2007, KBW, Inc. purchased 7,187,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per unit, in a private placement. Prior to the completion of this offering, the employee holders and our directors will purchase an aggregate of shares of our common stock from KBW, Inc. at cost. Each unit so purchased by KBW, Inc. consists of one share of common stock and one warrant to purchase one share of common stock. Throughout this prospectus, we refer to the shares of common stock included in the units originally purchased by KBW, Inc. on December 13, 2007 (whether or not then owned by KBW, Inc.) as the initial shares and we refer to the warrants included in the units originally purchased by KBW, Inc. on December 13, 2007 as the initial warrants. Immediately after the sale of such shares of common stock to the employee holders and our directors, KBW, Inc. will own directly of the initial shares and 7,187,500 initial warrants. We refer throughout this prospectus to the initial units, the initial shares and the initial warrants as the initial securities. The initial units and related components are identical to the units being sold in this offering and related components, except that:

• the existing holders are subject to the transfer restrictions described below;

• the initial units are immediately separable into initial shares and initial warrants;

• the existing holders have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) in the votes required to approve our initial business combination and the amendment to our certificate of incorporation to provide for our perpetual existence and, as a result, will not be entitled to conversion rights (as described below) with respect to their initial shares;

• the existing holders have agreed to waive their rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination;

• the initial warrants will not be redeemable by us;

• the initial warrants will become exercisable upon the later of (i) the date that is one year after the date of this prospectus and (ii) the consummation of our initial business combination, in each case, if (x) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period beginning 90 days after the consummation of our initial business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants included in the units being sold in this offering and a current prospectus relating to the shares of common stock issuable upon exercise of such warrants; and

• the initial warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the existing holders or their permitted transferees.

Of the 7,187,500 initial units, 937,500 units (or related initial shares and initial warrants) will be forfeited by KBW, Inc. and the employee holders to us to the extent that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in part, then the number of initial units (or related initial shares and initial warrants) that will be forfeited to us will be in the same proportion as the portion of the over-allotment option that is not exercised by the underwriters. After giving effect to such forfeiture and assuming no purchase of additional units in this offering, the initial shares owned by our existing holders will represent 20% of the total number of shares of our common stock outstanding after completion of this offering. If we determine that the size of the offering should be increased or decreased from the size set forth in this prospectus, a stock dividend, a reverse stock split or other adjustment, as applicable, would be effectuated in order to maintain our existing holders’ ownership percentage at 20% of the total number of shares of our common stock outstanding upon completion of this offering.

Pursuant to a registration rights agreement between us and the existing holders, the holders of each of our initial units, initial shares and initial warrants (including the shares of common stock to be issued upon exercise of the initial warrants) will be entitled to certain registration rights commencing 180 days after the consummation of our initial business combination.

The existing holders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their initial units, initial shares or initial warrants (including the shares of common stock to be issued upon exercise of the initial warrants), without the prior written consent of Banc of America Securities LLC, until 180 days after the date of the consummation of our initial business combination, unless, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property.

Notwithstanding the foregoing, the existing holders will be permitted to transfer their initial units, initial shares or initial warrants (including the shares of common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner that the majority of the shares of our common stock are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) in the votes required to approve our initial business combination and the amendment to our certificate of incorporation to provide for our perpetual existence and waive any rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination. For so long as the initial units, initial shares or initial warrants (including the shares of common stock to be issued upon exercise of the initial warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

Our executive officers, directors and existing holders have agreed to vote all shares of common stock purchased by them in this offering or in the secondary market (including shares of common stock included in any units so purchased) in favor of our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence.

Permitted transferees of a holder means:

• immediate family members of the holder and trusts established by the holder for estate planning purposes and transferees by will or the laws of descent;

• KBW and current and former officers, directors, members and employees of KBW;

• affiliates of the holder;

• charitable organizations;

• our executive officers and directors; and

• transferees pursuant to a qualified domestic relations order.

Private placement warrants purchased through private placement:

KBW, Inc. and the employee holders have agreed to purchase an aggregate of 5,500,000 private placement warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $5,500,000 in a private placement immediately prior to the completion of this offering.

The proceeds from the sale of the private placement warrants will be added to the net proceeds of this offering and the aggregate of such proceeds, other than $250,000 which will be used for our working capital, will be held in the trust account pending consummation of our initial business combination on the terms described in this prospectus. If we do not consummate a business combination that meets the criteria described in this prospectus, then the proceeds from the sale of the private placement warrants will become part of any liquidating distribution to our public stockholders following our liquidation and dissolution.

The private placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except that the private placement warrants (i) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (ii) are not subject to redemption by us. If the private placement warrants are exercised on a cashless basis, the number of shares of common stock issuable upon such exercise will be determined as provided above under “— Warrants — Redemption.” The private placement warrants will not be exercisable at any time when a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective or a current prospectus is not available.

KBW, Inc. and the employee holders have agreed, subject to certain exceptions described below, not to transfer or sell any of the private placement warrants without the prior written consent of Banc of America Securities LLC, until after we have consummated our initial business combination; provided, however, that transfers may be made to permitted transferees who agree in writing to be bound by such transfer restrictions. In addition, KBW, Inc. and the employee holders and their permitted transferees will be permitted to transfer their private placement warrants in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination. For so long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

Pursuant to the registration rights agreement, the holders of our private placement warrants (including the shares of common stock issuable upon exercise of those warrants) will be entitled to certain registration rights after the consummation of our initial business combination.

Proposed AMEX symbols for our securities:

Units:	FNS.U

Common Stock:	FNS

Warrants:	FNS.WS

Offering proceeds to be held in the trust account:
$245,787,935 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants (approximately $9.83 per unit), or $281,975,435 (or approximately $9.81 per unit if the underwriters’ over-allotment option is exercised in full), will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed prior to the date of this prospectus. Of the proceeds held in the trust account, $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions will be paid to the underwriters upon consummation of our initial business combination (subject to a $0.35 per share reduction for public stockholders who both vote against our initial business combination that was approved and consummated and exercise their conversion rights as described below). The proceeds held in the trust account will not be released until the earlier of (x) the consummation of our initial business combination on the terms described in this prospectus or (y) our liquidation, but the following amounts may be released to us from the trust account prior to such time: (i) interest income earned on the trust account balance to pay any income taxes on such interest; and (ii) interest income earned, after taxes payable, on the trust account of up to $3,250,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option), to fund our working capital requirements, including, in such an event, the costs of our liquidation. See “Use of Proceeds.” All remaining proceeds held in the trust account, including interest income earned, after taxes payable, on the trust account, will be available for our use in consummating our initial business combination and for payment of the deferred underwriting discounts and commissions or will be released to public stockholders upon their exercise of conversion rights or released to public stockholders entitled to receive liquidating distributions upon our liquidation. Accordingly, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to consummate our initial business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination, except from the $250,000 of net proceeds from this offering not held in the trust account and interest income earned, after taxes payable, on the trust account of up to $3,250,000, subject to adjustment as described above. We may not use all of the funds then in the trust account in connection with our initial business combination, in which case any such unused funds will constitute working capital for our business after consummation of such business combination.

The funds in the trust account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Escrow of the securities of our existing holders:	Upon completion of this offering, our existing holders and holders of the private placement warrants will place the securities of ours that they own prior to the completion of this offering, including the initial securities and the private placement warrants, into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These securities will not be transferable during the escrow period (as defined below), except for transfers to permitted transferees and subject to other limited exceptions. Any securities held by these transferees would remain subject to the escrow agreement. The initial securities will not be released from escrow until 180 days following our initial business combination, and the private placement warrants will not be released from escrow until the consummation of our initial business combination, each of which we refer to as an escrow period, unless (i) we were to complete a transaction after the consummation of our initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of our common stock for cash, securities or other property or, (ii) in the case of the initial securities, the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading day period subsequent to our initial business combination

Payments to our executive officers, directors and existing holders:
There will be no compensation, fees or other payments paid to our executive officers, directors or existing holders or any of their respective affiliates prior to, or for any services they render in order to effectuate the consummation of, our initial business combination other than:

• repayment of a $200,000 interest-free loan made by KBW, Inc. to cover expenses relating to the offering contemplated by this prospectus;

• payment to KBW, Inc. of a monthly fee of $10,000 for general and administrative services, including office space, utilities, and secretarial support from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in the City of New York, the fees charged by KBW, Inc. are at least as favorable as we could have obtained from unaffiliated third parties; and

• reimbursement of out-of-pocket expenses incurred by our executive officers and directors and employees of KBW in connection with activities on our behalf, such as identifying and investigating target businesses for our initial business combination.

Conditions to consummating our initial business combination:
Our initial business combination must occur with one or more target businesses or a portion of such business or businesses that have a fair market value, individually or collectively, of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full and after taxes payable)) at the time of such business combination. We will not consider any initial business combination that does not meet such criteria. Pursuant to our certificate of incorporation, any choice of a target business must be approved by a majority vote of our disinterested directors, in addition to obtaining the requisite stockholder approvals described herein.

The stockholders must approve our initial business combination:
Pursuant to our certificate of incorporation, we will seek stockholder approval to consummate our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and neither we nor any of our executive officers or directors will recommend or take any action to amend or waive this provision in our certificate of incorporation. In connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of our common stock are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) and, as a result, will not be entitled to any conversion rights. In addition, our executive officers, directors and existing holders have agreed that if they acquire shares of common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired) they will vote all such acquired shares in favor of our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence. As a result, they will also not be entitled to any conversion rights attributable to their shares of our common stock acquired in or following the completion of this offering. We will proceed with our initial business combination only if:

• a majority of the shares of our common stock voted by the public stockholders are voted in favor of the initial business combination;

• public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our initial business combination and exercise their conversion rights as described below; and

• a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence as described below.

It is our intention to structure and consummate a business combination in which public stockholders owning up to one share less than 30% of the total number of shares of common stock included in the units being sold in this offering may exercise their conversion rights and the business combination would still go forward and be consummated. We may not amend or waive this 30% threshold without the unanimous vote of the holders of our outstanding shares of common stock. We view this threshold, which is set forth in our certificate of incorporation, as an obligation to our stockholders and neither we nor our executive officers or directors will recommend or take any action to lower this 30% threshold or waive this requirement.

Conversion rights for public stockholders voting to reject our initial business combination:

Public stockholders voting against our initial business combination will be entitled to elect to convert their shares of our common stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including the amount held in the trust account representing the deferred portion of the underwriting discounts and commissions) (initially approximately $9.83 per share, or approximately $9.81 per share if the underwriters’ over-allotment option is exercised in full), including any interest income earned on their pro rata share (after taxes payable on such interest income and after release of up to $3,250,000, subject to adjustment, of interest income earned, after taxes payable, to fund working capital requirements), only if our initial business combination is approved and consummated. Public stockholders who convert their shares of our common stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our executive officers, directors and existing holders will not be entitled to any conversion rights with respect to shares of our common stock held by them prior to the completion of this offering or with respect to any units purchased in this offering or any units or shares of common stock included in such units in the secondary market. Exercise of conversion rights by public stockholders would have the effect of reducing the amount distributed to us from the trust account by up to approximately $73,736,371 (assuming conversion of one share less than the 30% threshold (i.e., 7,499,999 shares of our common stock)) (or up to approximately $84,592,621 if the underwriters’ over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 7,499,999 of our shares of common stock voting against our initial business combination could convert their shares to cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, and such business combination could still go forward.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom the public stockholder is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act), will be restricted from seeking conversion rights with respect to more than

10% of the shares of common stock included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or it. We believe this restriction will prevent stockholders from accumulating large blocks of common stock before the vote held to approve a proposed business combination and attempting to use their conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then-current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if the shares are not purchased by us or our management at a premium to the then-current market price. By limiting each public stockholder’s ability to convert only up to 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of public stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, as previously stated, we are not restricting the public stockholders’ ability to vote any or all of their shares against the proposed business combination.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the eligible stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert the shares of our common stock held by such stockholder into a pro rata share of the trust account and confirming that the stockholder has held those shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require eligible stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. Traditionally, in contrast to the requirement for physical or electronic delivery of shares of common stock prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his, her or its conversion rights. If the business combination was approved, the company would contact such stockholder to arrange for delivery of his, her or its stock certificate to verify ownership. As a result, the stockholder had, in effect, an “option window” after the approval of the business combination during which the stockholder could monitor the price of the Company’s common stock in the market. If the price rose above the conversion value, the stockholder could sell his, her or its shares in the open market instead of actually delivering shares to the company for cancellation in consideration for the conversion value. Thus, the company would not have any ability to enforce the exercise of conversion rights effected at the time the business combination was approved, and the conversion rights would eventually be continuing rights surviving beyond the approval of the business combination until the converting holder delivered the stock certificate for conversion at the conversion value. The requirement for physical or electronic delivery of shares of common stock prior to the stockholder meeting serves two purposes. First, it ensures that a stockholder’s election to exercise his, her or its conversion rights is irrevocable once the business combination is approved. Second, it ensures that we know the amount of proceeds that we will be able to use to consummate the business combination prior to the consummation of the business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting stockholder.

The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, stockholders will have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver their shares if they elect to exercise their conversion rights. This time period varies depending on the specific facts of each transaction. However, because the delivery process is within the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name) and delivers those securities electronically, we believe that delivery can usually be accomplished by the stockholder in a relatively short time period simply by contacting the transfer agent or tendering broker and requesting delivery of the shares through the DWAC System and that this time period is sufficient for investors generally. However, because we do not have any control over the delivery process, it may take significantly longer than we anticipate and stockholders may not be able to exercise their conversion rights in time. In particular, delivery of physical certificates usually takes considerably longer than electronic delivery. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX’s proxy notification recommendations, the stockholders receive the proxy soliciting materials at least 20 days prior to the meeting. See “Risk Factors — Risks Relating to the Company and the Offering — We may require public stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.”

Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to a proposed business combination at the meeting held for that purpose. Furthermore, if a stockholder delivers a certificate for conversion and subsequently withdraws the request for conversion, the stockholder may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target business until 24 months from the completion of this offering. If our initial business combination is not approved or consummated for any reason within the required 24-month period, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such a case, if we have required public stockholders to tender their shares prior to the stockholders’ meeting, we will promptly return such shares to the tendering public stockholder.

Voting against the initial business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights no later than the business day immediately preceding the vote taken with respect to the proposed initial business combination.

Certificate of Incorporation:	As discussed below, there are specific provisions in our certificate of incorporation that may be amended only by the unanimous consent of our stockholders prior to the consummation of our initial business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares in accordance with the conditions specified in this prospectus if they vote against such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under applicable Delaware law, we view these provisions of our certificate of incorporation as obligations to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our certificate of incorporation also provides that we will continue in existence only until , 2010. If we have not consummated our initial business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our liquidation pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. We will only consummate our initial business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. Our executive officers, directors and existing holders have agreed to vote all of the shares of our common stock owned by them prior to this offering (including the shares of common stock included in any initial units) in the same manner that the majority of the shares of common stock are voted by our public stockholders with respect to this amendment and to vote all shares of our common stock purchased by them in this offering or in the secondary market (including the shares of common stock included in any units so purchased) in favor of this amendment. We view this provision terminating our corporate life by , 2010 as an obligation to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to amend or waive this provision to allow us to survive for a longer period of time except upon the consummation of our initial business combination.

Liquidation if no business combination:
As described above, if we have not consummated our initial business combination by , 2010, in accordance with our certificate of incorporation, our corporate existence will cease and we will promptly distribute to our public stockholders the amount in our trust account (including any interest income (after taxes payable) then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than approximately $9.83 (or approximately $9.81 if the underwriters’ over-allotment option is exercised in full), plus interest income earned (after taxes payable) on funds then held in the trust account for the following reasons:

• Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. In addition, if we underestimate claims that may potentially be brought against us, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

• Prior to consummating our initial business combination, we will seek to have all prospective target businesses with whom we negotiate and all vendors we engage, which we collectively refer to as the “contracted parties,” execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that they will execute these agreements nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. KBW, Inc. has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of our liquidation and the claims are made by one or more of our vendors, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that provides goods or services to us (including providers of any financing). However, the agreement entered into by KBW, Inc. specifically provides for two exceptions to its indemnification obligations: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity to the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from KBW, Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you that KBW, Inc. will be able to satisfy its indemnification obligations.

We expect that all costs associated with implementing our plan of liquidation as well as payments to any creditors will be funded out of the $250,000 of the net proceeds of this offering not held in the trust account and the up to $3,250,000, subject to adjustment, of interest income earned, after taxes payable, in the trust account that may be released to us. We estimate that our total costs and expenses for implementing and completing our liquidation will not exceed $125,000. This amount includes all costs and expenses relating to our liquidation and winding up. We believe that there should be sufficient funds available to us for our working capital to fund these costs and expenses from the proceeds not held in the trust account, plus interest income earned, after taxes payable on the trust account, although we cannot give you any assurance that such funds will, in fact, be sufficient for such purposes. If those funds are insufficient, KBW, Inc. has agreed to provide us with the funds necessary to complete our liquidation (currently anticipated not to exceed $125,000).

For more information regarding the liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than approximately $9.83 per share, please see the sections entitled “Risk Factors — Risks Relating to the Company and the Offering — If third parties bring claims against us or if we go bankrupt, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders could be less than approximately $9.83 per share,” “— Risks Relating to the Company and the Offering — Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions,” “— Risks Relating to the Company and the Offering — Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of dissolution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law,” and “Proposed Business — Consummating an Initial Business Combination — Liquidation if No Business Combination.”

Audit Committee:	We have established and will maintain an audit committee which initially will be composed of a majority of independent directors and will be within one year composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we consummate our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in the units being sold in this offering, you should take into account not only the business experience of our executive officers and directors, but also the special risks we face as a blank check company and the risks associated with any industry that our target business is in, including reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others or negotiate a favorable price and other terms, potential conflicts of interest with KBW and the substantial influence that KBW may exercise over us and actions to be considered by our stockholders as a result of KBW’s ownership of initial securities. In addition, you will experience immediate and substantial dilution from the purchase of the units being sold in this offering. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing holders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements, and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of December 17, 2007
Balance Sheet Data:	Actual	As Adjusted

Working capital (deficiency)	$(180,550)	$237,312,385
Total assets	410,000	237,312,385
Total liabilities	385,550	—
Value of common stock which may be converted to cash (approximately $9.83 per share)(1)	—	73,736,371
Total stockholders’ equity	$24,450	$163,576,014

(1)	If the initial business combination is approved and consummated, public stockholders who voted against the business combination will be entitled to convert their shares of our common stock for cash of approximately $9.83 per share (or up to $73,736,371 in the aggregate), which amount represents approximately $9.48 per share (or up to $71,111,371 in the aggregate) representing the net proceeds of this offering and the proceeds from the sale of the private placement warrants and $0.35 per share (or up to $2,625,000 in the aggregate) representing underwriting discounts and commissions that the underwriters have agreed to defer and deposit into the trust account and to forfeit to pay converting stockholders, and does not take into account interest income earned on and retained in the trust account. The foregoing information assumes no exercise of the underwriters’ over-allotment option.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus and the receipt of $5,500,000 from the sale of the private placement warrants, including the application of the estimated net proceeds. The “as adjusted” working capital and “as adjusted” total assets exclude $8,750,000 (assuming no exercise of the underwriters’ over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include the $237,037,935 (which is net of deferred underwriting discounts and commissions of $8,750,000, assuming no exercise of the underwriters’ over-allotment option) that will be held in the trust account following the completion of this offering, which will be distributed upon consummation of our initial business combination (i) to any public stockholders who exercise their conversion rights, (ii) to the underwriters in the amount of $8,750,000 in payment of its deferred underwriting discounts and commissions (assuming no exercise of the underwriters’ over-allotment option) (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights) and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon the consummation of our initial business combination meeting the criteria described in this prospectus. If such a business combination is not so consummated within 24 months after completion of this offering, we will liquidate and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest income thereon, after taxes payable on such interest income and after interest income earned, after taxes payable, of up to $3,250,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, on the trust account balance previously released to us to fund our working capital requirements, will be distributed to our public stockholders as part of a plan of distribution after satisfaction of all our then outstanding liabilities.

We will not proceed with an initial business combination that is otherwise approved by our stockholders as required below if (i) public stockholders owning 30% or more of the shares of our common stock that are included in the units being sold in this offering both vote against the business combination and exercise their conversion rights or (ii) the amendment to our certificate of incorporation providing for our perpetual existence is not approved by the affirmative vote of a majority of our outstanding shares of common stock. We will not propose to our stockholders any transaction that is conditioned on holders of less than 30% of the shares of our common stock held by the public stockholders exercising their conversion rights. Accordingly, we may consummate an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering both vote against the initial business combination and exercise their conversion rights and (iii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our certificate of incorporation to provide for our perpetual existence. Upon receipt of such approvals, holders of up to one share less than 30% of the shares of common stock sold in this offering, or 7,499,999 shares of common stock (or 8,624,999 if the underwriters exercise their over-allotment option in full), could convert such shares into cash at an initial per share conversion price of approximately $9.83 (or approximately $9.81 if the underwriters exercise their over-allotment option in full), except to the extent limited as described under “Risk Factors — Risks Relating to the Company and the Offering — Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.” The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest income thereon, after taxes payable on such interest income and after interest income earned, after taxes payable, on the trust account balance previously released to us as described above, as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock included in the units being sold in this offering.

It is our intention to structure and consummate a business combination in which public stockholders owning up to one share less than 30% of the total number of shares sold in this offering may exercise their conversion rights and the business combination would still go forward and be consummated. We may not amend or waive this 30% threshold without the unanimous vote of the holders of our outstanding shares of common stock. We view this threshold, which is set forth in our certificate of incorporation, as an obligation to our stockholders and neither we nor our executive officers or directors will recommend or take any action to lower this threshold or waive this requirement.

In connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, if any, in the same manner that the majority of the shares of our common stock are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) in the votes required to approve the business combination and the amendment to our certificate of incorporation to provide for our perpetual existence and, as a result, will not be entitled to any conversion rights with respect to those shares. In addition, our executive officers, directors and existing holders have agreed that if they acquire shares of common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired) they will vote all such acquired shares in favor of our initial business combination and that they will vote all shares owned by them in favor of amending our certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. As a result, our executive officers, directors and existing holders will also not be entitled to any conversion rights in respect of those shares acquired in or following the completion of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, prospects, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the material risks described below.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our units and the sale of the private placement warrants. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate our initial business combination with one or more businesses or a portion of such business or businesses. We do not have any specific business combination under consideration, and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we nor any representative acting on our behalf have had any contacts or discussions, whether formal or informal, with any prospective target business regarding our initial business combination or taken any direct or indirect measures to locate a specific target business or consummate our initial business combination. As a result, you have a limited basis upon which to evaluate whether we will be able to identify an attractive target business. We will not generate any operating revenues until, if at all, after the consummation of our initial business combination. We cannot assure you as to when, or if, our initial business combination will occur.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 17, 2007, we had $205,000 in cash and a working capital deficiency of $180,550. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate a business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate our initial business combination within the required time frame, in which case we will be required to liquidate our assets.

We must consummate an initial business combination with one or more businesses, or a portion of such business or businesses, with a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account at the time of our initial business combination (less the deferred underwriting discounts and commissions of $8,750,000, or $10,062,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) within 24 months after the completion of this offering. If we fail to consummate our initial business combination meeting such criteria within the required time frame, in accordance with our certificate of incorporation, our corporate existence will terminate, except for purposes of liquidation and winding up. Because we do not have any specific business combination under consideration and we have neither identified nor been provided with the identity of any specific target business or taken any measures to locate a specific target business or consummate our initial business combination, we may not be able to find a suitable target business or businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of our initial business combination.

If we are required to liquidate without consummating our initial business combination, our public stockholders will receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to consummate our initial business combination meeting the criteria described herein within 24 months from the completion of this offering and are required to liquidate, the per share liquidation amount will be less than $10.00 because of the expenses related to this offering, our general and administrative expenses, the anticipated costs associated with seeking our initial business combination, satisfaction of our then outstanding liabilities and costs associated with our liquidation. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

While we are not permitted to access funds in the trust account for operating expenses and costs associated with investigating a business combination, up to $3,250,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option), of interest income on the trust balance, after taxes payable, may be released to us to fund our working capital requirements, including the costs of investigating and pursuing a business combination transaction, expenses associated with our liquidation and other miscellaneous items. A liquidating distribution will be no more than approximately $9.83 per share (not including gains on interest, if any, on the trust account and assuming the underwriters do not exercise their over-allotment option) because offering expenses and underwriting discounts and commissions totaling approximately $9,462,065 will be deducted immediately from the gross proceeds of this offering. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will likely be forced to wait the full 24 months before receiving liquidating distributions.

We have 24 months from the completion of this offering in which to consummate our initial business combination meeting the criteria described herein. We have no obligation to return funds in the trust account to investors prior to such date unless we consummate our initial business combination prior thereto and only then to those investors that have both voted against the business combination and requested conversion of their shares in the manner described herein. Only after the expiration of this 24-month period will public stockholders be entitled to liquidating distributions if we are unable to consummate our initial business combination. Accordingly, funds in the trust account will be unavailable to public stockholders until such time.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) the right to have his, her or its shares of common stock converted to cash if the public stockholder votes against the business combination and the business combination is approved and consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a group, within the meaning of Section 13(d)(3) of the Exchange Act, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering, vote all of your shares against a proposed business combination and such proposed business combination is approved and consummated, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold the balance of the shares in excess of 10% of the shares of common stock included in the units being sold in this offering or sell them in the secondary market. We cannot assure you that the value of the excess shares will appreciate over time following a business combination or that the market price of our common stock will exceed the per share conversion price. Furthermore, this limitation could result in fewer available funds being released from the trust account upon conversion and, as a result, make it easier to fund our initial business combination.

The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) the right to elect to have his, her or its shares of common stock converted to cash if such public stockholder votes against the initial business combination and the initial business combination is approved and consummated, except as specified under “— Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.” As a result, such a public stockholder must both vote against such business combination and exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise their conversion rights until the stockholder vote, we may either need to reserve part of the trust account for possible payment upon such conversion or to arrange third party financing to help fund the acquisition of our initial business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Because we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate our initial business combination if it requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third party financing, as to which no assurance can be given, and if such financing involves debt, our leverage ratio may not be optimal for our business combination and, if such financing involves the issuance of equity, it may be dilutive to our public stockholders. This may limit our ability to effectuate the most attractive business combination available to us. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, conversions beyond any expected amount would result in less cash available for ongoing working capital or other needs.

A public stockholder who abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we consummate our initial business combination.

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable Delaware law. If we achieve a quorum for the meeting, only stockholders who exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting “for” or “against” the transaction. Any public stockholder who abstains from voting would be bound by the decision of the majority of stockholders who do vote. As a result, an abstaining public stockholder will lose the ability to receive a pro rata share of the trust account, including interest income thereon (after taxes payable on such interest income and after release of up to $3,250,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option) of interest income earned, after taxes payable, thereon to fund working capital requirements), which would be available to a public stockholder (other than our executive officers, directors and existing holders) that both votes against our initial business combination and exercises its conversion rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to exercise their conversion rights regarding their shares in connection with a proposed business combination to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote taken at the stockholder meeting relating to such business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, The Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a relatively short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for stockholders to deliver their shares, public stockholders who wish to exercise their conversion rights may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX’s proxy notification recommendations, stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.

We will proceed with our initial business combination even if public stockholders owning in the aggregate less than 30% of the shares of common stock included in the units being sold in this offering exercise their conversion rights. This provision may make it easier for us to have an initial business combination approved over stockholder dissent.

We will proceed with our initial business combination even if public stockholders owning in the aggregate less than 30% of the shares of common stock included in the units being sold in this offering exercise their conversion rights. Accordingly, public stockholders owning in the aggregate one share less than 30% of the shares of common stock included in the units being sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at one share less than 30% (rather than the 20% conversion percentage that had until recently been customary in similar offerings) in order to reduce the likelihood that a small group of investors holding a block of our common stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. As a result of this change and the restrictions with regard to any stockholder converting more than 10% of the shares of common stock included in the units being sold in this offering, it may be easier for us to consummate a business combination even in the face of a strong stockholder dissent, thereby negating some of the protections of having a lower conversion threshold to public stockholders. Furthermore, the ability to consummate a business combination despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings.

We may need to raise additional funds in order to consummate our initial business combination and may be unable to arrange financing on favorable terms.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many public stockholders may exercise their conversion rights, we may need to arrange for third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of public stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation, and we cannot assure you that we would be able to obtain such financing on favorable terms, or at all. Further, the United States credit markets have recently experienced significant dislocations and liquidity disruptions which have caused credit spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive and, in certain cases, have resulted in the unavailability of certain types of debt financing. Continued uncertainty in the credit markets may negatively impact our ability to access debt financing on favorable terms, or at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Because the net proceeds of this offering are intended to be used to consummate a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under U.S. federal securities laws. However, because we expect that our securities will be listed on the AMEX, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which we refer to as the SEC, promptly following the completion of this offering that includes an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we will have a longer period of time to consummate a business combination than we would if we were subject to those rules. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	upon completion of this offering, a total of $245,787,935 (or $281,975,435 if the underwriters’ over-allotment option is exercised in full) from the proceeds from this offering, deferred underwriting discounts and commissions and the proceeds from the sale of the private placement warrants will be deposited into the trust account, which proceeds may not generally be disbursed from the trust account until the earlier of (i) our initial business combination or (ii) our liquidation;

•	prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination only if (i) a majority of the shares of our common stock voted by our public stockholders are voted in favor of the business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights and (iii) a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence;

•	if our initial business combination is approved and consummated, public stockholders who both voted against the business combination and who exercised their conversion rights will receive their pro rata share of amounts in the trust account; provided, that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of our common stock sold in this offering;

•	if our initial business combination is not consummated within the 24 months following the completion of this offering, then our corporate purposes and powers will immediately thereupon be limited to winding up our affairs, including liquidating our assets, which will include funds in the trust account, and we will not be able to engage in any other business activities; and

•	we may not consummate any other merger, acquisition, capital stock exchange, stock purchase, asset purchase or other similar transaction prior to our initial business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

Our certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend certain of the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to waive or amend any of these provisions that would take effect prior to the consummation of our initial business combination.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for a potential target business from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other blank check companies have been formed, some of which have similar investment objectives as ours, and a number of such companies have grown in size. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future and these funds and companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds of this offering and the proceeds from the sale of the private placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of our initial business combination may delay or prevent the consummation of a transaction within the required 24-month time period;

•	the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our initial business combination may delay or prevent the consummation of a transaction;

•	the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our initial business combination may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the funds available to us from the trust account to fund our initial business combination;

•	the existence of all of our initial warrants, private placement warrants and warrants included in the units being sold in this offering, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire a business, or a portion of such business or businesses, that has a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several closely related businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our initial business combination on favorable terms, or at all.

To the extent that our initial business combination entails the contemporaneous combination with more than one business or portions of businesses, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our initial business combination may be with different sellers, we will need to convince such sellers to agree that our purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because there are numerous blank check companies similar to ours seeking to consummate an initial business combination, it may be more difficult for us to consummate our initial business combination.

Based upon publicly available information, as of January 31, 2008 approximately 150 similarly structured “blank check” companies have completed initial public offerings in the United States since the start of 2004 and 47 others have filed registration statements. Of the “blank check” companies that have completed initial public offerings, 43 companies have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Eight companies have failed to complete previously announced business combinations and have announced their pending dissolution and return of trust proceeds to stockholders. Accordingly, the remaining 74 “blank check” companies that we estimate to have raised approximately $13.5 billion that is currently held in trust accounts, and potentially an additional 47 “blank check” companies that have filed registration statements to raise approximately $10.4 billion, will be seeking to enter into business combinations. Approximately 12 similarly structured blank check companies are focused on the financial services industry and have completed initial public offerings and an additional 8 similarly structured and focused blank check companies have filed registration statements for their initial public offerings. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination which, in turn, will result in an increased demand for target businesses. Further, the fact that 43 “blank check” companies have consummated a business combination, 25 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, and eight companies have failed to complete a business combination, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly held “blank check” company. Because of this competition, we cannot assure you that we will be able to consummate an initial business combination within the required time periods. If we are unable to find a suitable target business within the required time period, the terms of our certificate of incorporation will require us to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial business combination.

We believe that the $250,000 available to us outside of the trust account upon completion of this offering and interest income earned, after taxes payable, of up to $3,250,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option) on the balance of the trust account that we expect to be available to us will be sufficient to cover our working capital requirements for the next 24 months, including expenses incurred in connection with our initial business combination, based upon our executive officers’ estimate of the funds required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with our initial business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Moreover, a decline in interest rates applicable to amounts included in the trust account could limit the funds available to fund our search, to pay our tax obligations and to complete the initial business combination. See “— A decline in interest rates could limit the funds available to fund our search for a target business or businesses because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.” If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing holders or third parties. Such additional financing may include loans from third parties or additional sales of our securities, although we currently have no arrangements to obtain any such financing, and no party is under any obligation to make such financing available to us. We would seek to have any third party lenders waive claims to any monies held in the trust account for the benefit of the public stockholders. KBW, Inc. has agreed to indemnify the trust account for claims made by such lenders to the extent that the payment of any debts or obligations owed to such lenders actually reduces the funds in the trust account available for payment to our public stockholders in the event of our liquidation, except that there will be no indemnity as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable). We may not be able to obtain any additional financing. None of our executive officers, directors, existing holders or any third parties are obligated to provide any additional financing in the amounts needed, or at all, and the terms (including cost) of any financing that is obtained may be unduly burdensome and restrictive. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required to liquidate prior to consummating our initial business combination.

A decline in interest rates could limit the funds available to fund our search for a target business or businesses because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.

Of the net proceeds of this offering and the proceeds from the sale of the private placement warrants, only $250,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest income being earned on the proceeds held in the trust account to provide us with additional working capital in order to identify one or more target businesses and to negotiate and obtain approval of our initial business combination, as well as to pay any tax obligations that we may owe. The funds in the trust account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. While we are entitled to have released to us for such purposes certain interest income earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to locate, structure, negotiate and obtain approval of our initial business combination. In such event, we may need to seek to borrow funds or issue securities for such purposes, as to which no assurance can be given, or may be forced to liquidate. No party is under any obligation to advance funds to us in the future.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the initial units and the private placement warrants, the aggregate proceeds we are raising and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other businesses;

•	prior public offerings of securities by those companies;

•	our prospects for acquiring a business or portion thereof meeting the criteria described herein within the required 24-month time period;

•	the health and performance of the financial services industry;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions on favorable terms;

•	general conditions of the securities markets at the time of this offering;

•	the likely competition for target businesses;

•	the likely number of target businesses; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. Accordingly, prior to 24 months following the completion of this offering, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $189,630,348, assuming no exercise of the underwriters’ over-allotment option. The actual amount of consideration which we will be able to pay for our initial business combination will depend on whether we choose, or are able, to pay a portion of our initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with shares of our common stock or with debt or other equity financing and the number of shares of common stock that are converted into a pro rata share of the amount on deposit in the trust account as described under “Proposed Business — Consummating an Initial Business Combination — Conversion Rights.” Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is based on our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and to consummate our initial business combination, because we have no operating history or financial results. In addition, because we have not identified any specific target businesses, management’s assessment of the financial requirements necessary to consummate our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we will be required to either find additional financing, as to which no assurance can be given, or liquidate and distribute funds then held in the trust account to public stockholders.

If third parties bring claims against us or if we go bankrupt, the proceeds held in the trust account could be reduced and the per share liquidation or conversion price received by our public stockholders could be less than approximately $9.83 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors and prospective target businesses waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we are not obligated to obtain a waiver from any potential creditor or potential target business and there is no guarantee that they will agree to provide such a waiver, which is not a condition to our doing business with anyone. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per share liquidating distribution or conversion payment could be less than the approximately $9.83, plus accrued interest expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option) as a result of such claims. If we are unable to consummate our initial business combination and are required to liquidate,

KBW, Inc. has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of our liquidation and the claims are made by one or more of our vendors with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that provides goods or services to us (including providers of financing). However, the agreement entered into by KBW, Inc. specifically provides for two exceptions to its indemnification obligations: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity to the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from KBW, Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations made to us by KBW, Inc., we currently believe that it is capable of funding a shortfall in our trust account to satisfy its foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that KBW, Inc. will be able to satisfy its indemnification obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and KBW, Inc. asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against KBW, Inc. to enforce its indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims are permitted against the trust account, the per share liquidating distribution will be less than the approximately $9.83 per share expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option).

Our independent directors may decide not to enforce KBW, Inc.’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

KBW, Inc. has agreed to indemnify us, subject to exceptions, in the event of our liquidation for claims made by one or more of our vendors (as described above) for our obligations in respect of services rendered or products sold to us by such vendor or for claims made by a prospective target business, in each case only to the extent necessary to ensure that the amounts in the trust account are not reduced by claims made by such party to the extent that the payment of such debts actually reduces the amount in the trust account payable to our public stockholders in the event of our liquidation. In the event that the proceeds in the trust account are reduced and KBW, Inc. asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against KBW, Inc. to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against KBW, Inc. to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of KBW, Inc., the amount of funds in the trust account available for distribution to our public stockholders will be reduced and the per share liquidating distribution will be less than the approximately $9.83 expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law.

We have 24 months after the completion of this offering in which to consummate our initial business combination. We have no obligation to return funds to our stockholders prior to such date unless we consummate a business combination before then, and only then in cases where stockholders have voted against our initial business combination and sought conversion of their shares in connection with a stockholder vote to approve our initial business combination. Only after the expiration of this time period will public stockholders be entitled to liquidating distributions if we are unable to complete a business combination. Accordingly, the funds held in our trust account may be unavailable to stockholders until such date.

If we are unable to consummate our initial business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purposes of winding-up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period from the date of the last notice of rejection given by the corporation before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution (unless such three-year period is extended by the Delaware Court of Chancery). However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24 month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law to adopt a plan of distribution that will provide for the payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. If we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In addition, because we are required to dissolve before the funds from the trust can be distributed to our stockholders, there could be time delays in making such a distribution. However, because we are a blank check company rather than an operating company and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the completion of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the completion of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, although no assurance can be given that such parties will execute such agreements or that such agreements will be enforceable. Furthermore, we cannot assure you that we will properly assess all claims that may be potentially brought against us. If we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims to the extent of distributions (but not more) received by them in our liquidation and any liability of our stockholders may extend well beyond the third anniversary of our liquidation.

If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us, which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2010 if we have failed to consummate our initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. In addition, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure that claims will not be brought against us for these reasons.

Because we have not selected any specific target businesses, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may consummate our initial business combination with an operating company in the financial services industry, but will not limit the pursuit of acquisition opportunities only within that industry. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis on which to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or undercapitalized entity. Although our executive officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that a target business is required have a fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing deferred underwriting discounts and commissions, interest income that may be released to us and taxes payable) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective target business. For a more complete discussion of our potential target businesses, see the section entitled “Proposed Business — Consummating an Initial Business Combination — Selection of a Target and Structuring of an Initial Business Combination.”

A significant portion of our working capital could be depleted in pursuing business combinations that are not consummated.

It is anticipated that the identification and investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to consummate a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons, including those beyond our control, such as if our public stockholders holding 30% or more of our shares of common stock vote against our initial business combination and elect to exercise their conversion rights even though a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and combine with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to consummate our initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the private placement, there will be 72,625,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of all of our initial warrants, private placement warrants and warrants included in the units being sold in this offering and the underwriters’ over-allotment option) and all of the 500,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock or a combination of both, including through convertible debt securities, as consideration for or to finance a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities, may:

•	significantly dilute the equity interests of our public stockholders;

•	cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and result in the resignation or removal of our current executive officers and directors;

•	subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	adversely affect prevailing market prices for our common stock and warrants.

The underwriting agreement prohibits us, prior to our initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants or any options or other securities convertible or exchangeable into common stock or preferred stock without the prior written consent of Banc of America Securities LLC.

We may be unable to obtain additional financing, if required, to consummate our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be sufficient to allow us to consummate our initial business combination, because we have not yet identified or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and the proceeds from the sale of the private placement warrants prove to be insufficient, because of the size of the initial business combination or the depletion of the available proceeds in the trust account in search of target businesses, or because we become obligated to convert into cash a significant number of shares from public stockholders exercising their conversion rights, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on favorable terms, or at all.

Although we have no current plans to do so, if we were to incur a substantial amount of debt to finance our initial business combination, such incurrence of debt could:

•	lead to default and foreclosure on our assets if our operating revenues and cash flows after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	require us to dedicate a substantial portion of our cash flows to pay the principal of and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who are less leveraged.

To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the development, growth and prospects of our combined business or businesses. No party, including our executive officers, directors and existing holders, is required to provide any financing to us in connection with or after the consummation of our initial business combination.

KBW entities and KBW’s asset management business may themselves compete or may represent a client in competition with us to acquire potential target businesses, thereby causing conflicts of interest as to our knowledge of or ability to pursue potential target businesses. This conflict of interest could have a negative impact on our ability to consummate a business combination.

KBW undertakes a wide range of financial advisory, investment banking, asset management and other activities for a wide variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which KBW has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain attractive acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to KBW.

KBW currently operates an asset management business in the United States, including the management of KBW Capital Partners I, a private equity fund that makes investments in financial institutions and related entities. Mr. Roth, our Chief Executive Officer and Director, serves as the Managing Director and a Member of the Investment Committee of KBW Capital Partners I. KBW Capital Partners I currently targets investments that do not exceed $15 million in size, which would be a smaller size than is suitable for our initial business combination. However, if we were to pursue multiple simultaneous targets for our initial business combination, we may compete with KBW Capital Partners I for one or more of such targets. Furthermore, KBW Capital Partners I may also participate in transactions with other investors in the acquisition of a larger target. If KBW Capital Partners I were to participate in a transaction with other investors in the acquisition of a larger target or change its investment criteria, KBW Capital Partners I may be in direct competition with us for a possible target for our initial business combination. In addition, KBW, including its asset management business, also may make, or seek to make, investments in securities or investments in, or business combinations with, entities or businesses that may relate to, or be in conflict with, our interests. These activities may include organizing future investment vehicles that may compete directly with us and conflict with our interests.

Other clients of KBW’s advisory and capital markets business may also compete with us for acquisition opportunities meeting our investment objectives. If KBW is engaged to act for any such clients, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within KBW, including by Mr. Duffy, Mr. Roth, Mr. Senchak and other persons who may make decisions for us, may be suitable for both us and for an investment banking client or a current or future KBW-managed investment vehicle and may be directed to such client or investment vehicle rather than to us. KBW’s advisory business may also be engaged to advise the seller of an entity, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the entity, business or assets. If we are permitted to pursue the acquisition opportunity, KBW’s interests or its obligations to the seller will conflict with our interests.

Neither KBW nor our executive officers or directors who are also employed by KBW have any obligation to present us with any opportunity for a potential business combination of which they become aware. KBW and/or our management, in their capacities as officers of KBW or in their other endeavors, may choose or be obligated to present potential business combinations to KBW, current or future KBW-managed investment vehicles, including KBW Capital Partners I, or third parties, including clients of KBW, before they present such opportunities to us. As a result, you should assume that to the extent any of our executive officers or directors who are also employed by KBW identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director will first give such opportunity to such other entity, and he or she will only present such opportunity to us to the extent such other entity first rejects or is unable to pursue such opportunity. In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware unless the particular opportunity was expressly offered to the independent director solely in his or her capacity as one of our directors.

Some of our executive officers and directors may remain with us following our initial business combination, which may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

Some of our executive officers and directors may continue to be involved in our management following our initial business combination. If any or all of them decide to do so, the personal and financial interests of our executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the business combination. Our executive officers and directors could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, are negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

Our executive officers and directors will allocate their time to other business interests, thereby causing conflicts of interest in their determination as to how much time to devote to us. This could have a negative impact on our ability to consummate our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our affairs and the search for a business combination, on the one hand, and their other business interests, on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and none of our executive officers are obligated to contribute any specific number of hours per week to us. Mr. Duffy is Chairman and Chief Executive Officer of KBW, Inc. and Keefe, Bruyette & Woods, Inc. Mr. Roth is Chief Executive Officer of KBW Asset Management and the Managing Director and Member

of the Investment Committee of KBW Capital Partners I. Mr. Senchak is Vice Chairman and President of KBW, Inc. and Keefe, Bruyette & Woods, Inc. Our outside directors also serve as officers, board members or advisors for other entities, including, without limitation, Mr. Kanas serving as an advisor to Capital One Financial Corporation and as a Senior Advisor to WL Ross & Co. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial business combination.

Our executive officers and directors are, and may in the future become, affiliated with entities in similar businesses and, accordingly, may have conflicts of interest in determining to which entity an opportunity for a particular business combination should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses, or a portion of such business or businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business. As described herein, our executive officers and certain of our directors are employed by KBW. Our outside directors also serve as officers, board members or advisors for other entities, including, without limitation, Mr. Kanas serving as an advisor to Capital One Financial Corporation and as a Senior Advisor to WL Ross & Co. As a result, our executive officers and directors may compete with us for attractive opportunities for business combinations. In each case, our executive officers’ and directors’ existing directorships or other responsibilities may give rise to contractual or fiduciary obligations that take priority over any obligation owed to us. If any of our executive officers and directors become aware of opportunities for business combinations that may be appropriate for presentation to us as well as any other entity with which he or she is or may be affiliated, due to existing affiliations with such other entities they may have contractual and fiduciary obligations to present, or may otherwise decide to present, potential business opportunities to those entities prior to presenting them to us.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or KBW which may raise potential conflicts of interest.

In light of our executive officers’, directors’ and KBW’s involvement with other entities and our initial focus on target businesses in the financial services industry, we may decide to acquire one or more businesses affiliated with our executive officers, directors or KBW. As described herein, our executive officers and employee holders and certain of our directors are affiliated with KBW. Our outside directors also serve as officers, board members or advisors for other entities, including, without limitation, Mr. Kanas serving as an advisor to Capital One Financial Corporation and as a Senior Advisor to WL Ross & Co. KBW and such other entities may compete with us for business combination opportunities. Our executive officers, directors and KBW are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Consummating an Initial Business Combination — Selection of a Target and Structuring of an Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our executive officers, directors or KBW, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Moreover, investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used or the persons who may rely upon such opinion and there can be no assurance that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion.

None of our executive officers or directors has ever been associated with a publicly held blank check company.

None of our executive officers or directors has ever served as an officer or director of a development stage public company with the business purpose of raising funds to acquire a business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate our initial business combination through a blank check company or a company with a structure similar to ours.

Because our executive officers and directors will own equity in us prior to the completion of this offering, they may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Prior to the completion of this offering, our executive officers and directors will own           initial shares and, in the case of our executive officers, private placement warrants, and KBW, Inc. will own initial shares, initial warrants and private placement warrants. Upon our liquidation, none of them will have the right to receive distributions from the trust account with respect to the initial shares they acquired prior to the completion of this offering and the private placement warrants will expire worthless. Accordingly, they would lose their entire investment in us represented by such shares and private placement warrants were a liquidation to occur. Furthermore, our executive officers and directors may have interests in KBW, Inc. As a result, our executive officers’ and directors’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial business combination in a timely manner. This may also result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our executive officers’ and directors’ and KBW employees’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our executive officers and directors and employees of KBW will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and amounts properly withdrawable from the trust account unless and until the initial business combination is consummated. Amounts available for such expenses are based upon our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and consummate our initial business combination. This estimate may prove to be inaccurate, especially if a portion of such amounts is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion of such amounts in pursuit of a business combination that is not consummated. The financial interests of our executive officers and directors could influence their motivation in selecting a target and, thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

If we agree to pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

Provisions in our certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interest. Our certificate of incorporation provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected each year. As a result, at any annual meeting, only a minority of the board of directors will be considered for election. Because our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interest of stockholders. Furthermore, under our certificate of incorporation and by-laws, our directors may only be removed by a majority of our stockholders and only for cause. In addition, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flows and book value, and will include any indebtedness of such businesses that we repay, refinance or assume in connection with the business combination. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or if any of our executive officers or directors or KBW is affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the fair market value of the target business. In all other instances, we do not expect to obtain or provide our stockholders with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

The AMEX may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our units, and, after the date of separation, shares of common stock and warrants, will be listed on the AMEX on or promptly after the date of this prospectus or the date of separation, as the case may be. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Sections 101 (b) and (c) of the American Stock Exchange Company Guide, we cannot assure you that our securities will be, or will continue to be, listed on the AMEX in the future or prior to a business combination. In order to continue listing our securities on the AMEX prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally between $2,000,000 and $4,000,000) and a minimum number of public stockholders (generally between 300 and 400 stockholders). Additionally, our common stock cannot have what is deemed to be a “low selling price” as determined by the AMEX. Additionally, in connection with our initial business combination, it is likely that the AMEX may require us to file a new initial listing application and meet its initial listing requirements which are more rigorous than AMEX’s continued listing requirements. For instance, our stock price would generally be required to be at least $3 per share and our stockholders’ equity would generally be required to be at least $4 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the AMEX delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board or the “pink sheets.” As a result, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and warrants will be listed on the AMEX, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the AMEX, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the AMEX or another exchange or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed and you may find it more difficult to sell our securities on favorable terms, or at all.

We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

The net proceeds from this offering and the proceeds from the sale of the private placement warrants, after reserving $250,000 of the proceeds for our operating expenses, will provide us with approximately

$237,037,935 (or $271,912,935 if the underwriters’ over-allotment option is exercised in full), excluding deferred underwriting discounts and commissions, which we may use to consummate our initial business combination, assuming that none of our public stockholders exercise their conversion rights. Although we are permitted to consummate our initial business combination with more than one target business, we currently intend to consummate our initial business combination with a single business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing, with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the initial business combination with one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable). As a result, we are likely to consummate our initial business combination with only a single business, which may have only a limited number of services or products. The resulting lack of diversification may:

•	result in our being dependent upon the performance of a single business;

•	result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

If our initial business combination is with a single business, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Furthermore, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

In the event that we are unable to identify a single business with which to consummate our initial business combination, we may seek to combine contemporaneously with multiple businesses or a portion of such businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and the general risk that a transaction will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of our limited financial and other resources. Consummating our initial business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate our initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be able to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for our initial business combination and force us to liquidate.

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if that target business has attractive attributes that we believe could be the basis of a successful business after consummation of our initial business combination. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining whether one of these businesses would be an appropriate target, we would base our decision primarily on the fair market value of such a business. We would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts and our assessment of its ability to attract and retain new customers. However, combining with a target business with a history of poor operating performance can be extremely risky and we may not be able to improve its operating performance. If we cannot improve the operating performance of such a target business following our initial business combination, then our business, prospects, financial condition, liquidity, cash flows and results of operations would be adversely affected. Factors that could result in our not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources and access to capital;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

We may be required to subsequently take write-offs restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investments.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance, and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may arise later. In addition, in pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. Since little or no public information may exist about these companies, we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges or expenses that could result in our reporting losses. Even though these actions may involve non-cash items and may not have an immediate impact on our liquidity, the fact that we take actions of this nature could contribute to negative market perceptions about us or our common stock. In addition, actions of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing in connection with a business combination or thereafter.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a target business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our business, prospects and financial condition and performance would likely suffer.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern many of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business operates will likely govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this non-United States jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a target business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some or all of our executive officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our executive officers or directors or to enforce judgments of the United States courts predicated upon civil liabilities and criminal penalties of our executive officers and directors under U.S. federal securities laws.

Our existing holders will own a substantial interest in us upon completion of this offering and thus may significantly influence us and certain actions requiring a stockholder vote.

Upon completion of this offering, our existing holders will collectively, directly or indirectly, own 20% of our issued and outstanding shares of common stock (including shares of common stock included in the initial units and assuming that they do not transfer any of their initial securities as permitted herein and do not purchase any units in this offering and that the underwriters do not exercise their over-allotment option).

Our existing holders, executive officers and directors may vote any shares of common stock owned by them in any manner they may choose on most matters. However, our existing holders have agreed, in connection with the stockholder vote required to approve our initial business combination, to vote their initial shares in the same manner as a majority of the shares of our common stock are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) in the votes required to approve our initial business combination and the amendment to our certificate of incorporation to provide for our perpetual existence. Our existing holders, executive officers and directors have agreed that if they acquire shares of common stock (including shares of common stock included in any units being sold in this offering) in or following the completion of this offering, such shares will be considered part of the holdings of our public stockholders and they have agreed that they will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our certificate of incorporation to provide for our perpetual existence.

As a result of their ownership of shares of our common stock upon completion of this offering, our existing holders may exert substantial influence on amendments to our certificate of incorporation and approval of material transactions (including our initial business combination). Except as may otherwise be set forth in this prospectus, none of our executive officers, directors or existing holders or their respective affiliates has indicated any intention to purchase units in this offering or units or shares of common stock included in such units in the secondary market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our executive officers, directors and existing holders and their respective affiliates could, in their sole discretion, determine to make such purchases in the secondary market or in private transactions and exert additional influence over the approval of our initial business combination.

Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the initial business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors would be considered for election. As a result of their ownership of initial shares, our existing holders may exert considerable influence on the election of our directors. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote.

Our executive officers, directors and existing holders may purchase units in this offering or units or shares of our common stock included in such units in the secondary market, which may give them greater influence over the approval of our initial business combination.

In the event that our executive officers, directors and existing holders acquire units in this offering or units or shares of our common stock included in such units in the secondary market, they have agreed to vote such shares in favor of our initial business combination. These additional purchases would allow our executive officers, directors and existing holders to exert additional influence over the approval of our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and whether any such additional purchases would likely increase the chances that our initial business combination would be approved. In addition, if our executive officers, directors and existing holders make such additional purchases, then our public stockholders (other than our existing holders) will hold proportionately fewer shares, and therefore it is likely that such public stockholders will ultimately convert fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 30% conversion rate that is required in order to approve our initial business combination.

The ability of our executive officers, directors and existing holders to acquire units in this offering or units or shares of common stock included in such units in the secondary market, vote the acquired shares in favor of our initial business combination and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate an initial business combination that otherwise would not have been approved absent the foregoing. Because our existing holders purchased their initial securities at a lower price than the units being purchased by our public stockholders in this offering, our existing holders may profit from a business combination that would be unprofitable for our other public stockholders.

Our initial holder paid approximately $0.003 per initial unit for its initial units, and accordingly, you will experience immediate and substantial dilution from the purchase of the shares of our common stock included in the units being sold in this offering.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering represents dilution to you and the other investors in this offering. The fact that our initial holder purchased its initial units at a price of approximately $0.003 per initial unit prior to this offering has significantly contributed to this dilution. Assuming this offering is completed (without any exercise of the underwriters’ over-allotment option), you and the other investors in this offering will incur an immediate and substantial dilution of 31.1% or $3.11 per share of common stock (the difference between the pro forma net tangible book value per share of common stock of $6.89 and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant, provided that the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Our ability to redeem the warrants may limit the value of your investment in our warrants. In addition, redemption of the outstanding warrants could force you to exercise your warrants, whether by paying the exercise price in cash, at our discretion, or through a cashless exercise, at a time when it may be disadvantageous for you to do so, to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

We may redeem your unexpired warrants prior to their exercise which may benefit holders of the initial warrants and the private placement warrants.

If warrants included in the units being sold in this offering are redeemed and the market price of a share of our common stock rises following such redemption, holders of the initial warrants and the private placement warrants could potentially realize a larger gain on their exercise or sale than would be available absent such warrant redemption, although we do not know if the price of our common stock would increase following warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the holders continue to hold their initial warrants and private placement warrants, the value of their initial warrants and private placement warrants may also decline.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call the warrants included in the units being sold in this offering for redemption after the redemption criteria described in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In such cases, assuming a holder elects to exercise all of his, her or its warrants, such holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants being tendered, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value and then would receive shares of common stock underlying the non-surrendered warrants. The “fair market value” shall mean the average closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our initial warrants, private placement warrants and warrants included in the units being sold in this offering may have an adverse effect on the market price of common stock and make it more difficult to consummate our initial business combination.

As part of the units being sold in this offering, we will be issuing warrants to purchase 25,000,000 shares of common stock (or 28,750,000 shares of common stock if the underwriters’ over-allotment option is exercised in full). In addition, we previously issued initial warrants to KBW, Inc. to purchase 7,187,500 shares of common stock (subject to reduction if the underwriters fail to exercise their over-allotment option) and will be issuing private placement warrants to KBW, Inc. and the employee holders to purchase an aggregate of 5,500,000 shares of common stock. To the extent we issue shares of common stock to consummate our initial business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive partner for a business combination in the eyes of a target business, as such warrants, when exercised, will significantly increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our initial warrants, private placement warrants and warrants included in the units being sold in this offering may make it more difficult to consummate our initial business combination or may increase the cost of a target business if we are unable to consummate our initial business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying such warrants could have an adverse effect on the market price for our securities and on our ability to obtain future financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

Our executive officers, directors and existing holders have registration rights and such registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to consummate our initial business combination.

Our executive officers, directors and existing holders are entitled to demand on up to three occasions that we register the resale of their initial securities, private placement warrants and shares of common stock issuable upon exercise of the initial warrants or the private placement warrants. In addition, they also have certain “piggyback” registration rights and the right to registration on Form S-3 to the extent that we are eligible to use Form S-3. If they exercise their registration rights with respect to all of their shares of common stock (including the shares of common stock issuable upon exercise of the initial warrants or the private placement warrants and assuming exercise in full of the underwriters’ over-allotment option), then there will be an additional 19,875,000 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate our initial business combination or increase the cost of a target business in the event that we are unable to consummate our initial business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or demand greater consideration as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Failure to maintain an effective registration statement or the availability of a current prospectus relating to the shares of common stock issuable upon exercise of our warrants will preclude investors from being able to exercise their warrants and such warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to shares of common stock issuable upon exercise of the warrants is available and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our commercially reasonable efforts to maintain an effective registration statement and the availability of a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement and an available current prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements and, in any such case, the total price paid for each unit would effectively have been paid solely for the shares of common stock included therein. In any case, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a current prospectus relating to the common stock issuable upon the exercise of the warrants is not available or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business or otherwise affecting us could present difficulties in maintaining an effective registration statement and current prospectus. If you are unable to exercise your warrants, the value of your warrants will be worthless when they expire.

We do not currently intend to pay dividends on shares of our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date and do not currently intend to pay cash dividends prior to the completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the sole discretion of our board of directors at the time and will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law. It is the present intention of our board of directors to retain all earnings (other than a portion of our interest income which will be used for working capital purposes) and, accordingly, our board does not currently anticipate declaring any dividends in the foreseeable future. Because we do not expect to pay cash dividends on our common stock, any gains on an investment in our securities in this offering will be limited to the appreciation, if any, of the market value of our common stock, warrants and/or units.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial business combination or operate over the near term or long term in our intended manner.

We do not plan to operate as an investment fund or investment company. Our plan is to acquire, hold, operate and grow for the long term one or more businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. However, if we elect to acquire an asset manager we may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act are subject to registration and substantive regulation under the Investment Company Act. Companies that are subject to the Investment Company Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the Investment Company Act and related SEC rules and interpretations includes a company: (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities”; or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund).

For example, if we were deemed to be an investment company under the Investment Company Act, we would be required to become registered under the Investment Company Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

•	corporate governance requirements and requirements regarding mergers and share exchanges;

•	restrictions on the nature of our investments;

•	restrictions on our capital structure and use of multiple classes of securities; and

•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial business combination.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy businesses with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our plan of liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our audit committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as attending meetings of the board of directors, identifying potential target businesses and performing due diligence on suitable business combinations, and all of our directors, directly or indirectly, will own shares of our common stock prior to the completion of this offering, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the sum of the available proceeds not deposited in the trust account and those proceeds properly withdrawable from the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business, prospects and financial condition and performance and the price of our securities.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we anticipate that our securities will be listed on the AMEX, as of the date of this prospectus there is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Even after listing on the AMEX, an active trading market for our securities may never develop or, if developed, it may not be sustained or be liquid. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

Compliance with the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending November 30, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the price of our securities.

Risks Related to the Financial Services Industry

Although we may pursue acquisition opportunities in other industries, we intend to focus initially on businesses in the financial services industry. Business combinations with entities with operations in the financial services industry entail special considerations and risks. If we are successful in completing our initial business combination with a target business with operations in the financial services industry, we will be subject to, and possibly adversely affected by, the following risks:

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of our initial business combination with an entity in the financial services industry, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

The financial services industry is subject to extensive regulation. Many of the regulatory bodies with responsibility for the industry, including U.S. and other government agencies and self-regulatory organizations, as well as state securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censures, fines, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

Banks domiciled or operating in the United States and their holding companies are subject to extensive regulation and supervision by applicable federal and state banking agencies. Many of these regulations are intended to protect parties other than stockholders, such as depositors. If we were to acquire a bank, these regulations may limit our operations significantly and control the methods by which we conduct our business, including our lending practices, capital structure, investment practices and dividend policy. In addition, banks and their holding companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal regimes, including, but not limited to, the Community Reinvestment Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Bank Secrecy Act, as amended by the USA PATRIOT Act. Failure to comply with these requirements or receive a satisfactory examination may subject a bank to informal or formal agreements, such as a memorandum of understanding, deferred prosecution agreement or cease-and-desist order, and may also result in the assessment of civil monetary penalties or the limitation of expansionary activities at both the bank and holding company levels. Outside the United States, banks and their stockholders are subject to similar extensive regulation and supervision relating to the conduct of business, capital requirements, safety and soundness and compliance.

Governmental and self-regulatory organizations, the Investment Dealers Association and the Mutual Fund Dealers Association, the SEC, FINRA and national securities exchanges such as the American Stock Exchange and the New York Stock Exchange, impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers, broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business, including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: minimum capital requirements; recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. Investment advisors and broker-dealers outside the United States are often subject to similar regulation and supervision.

The SEC, FINRA and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from Investment Dealers Association and FINRA and other regulatory bodies, which ultimately could prevent any broker-dealers that we acquire or acquire control of from performing as a broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate our initial business combination with a securities brokerage firm. Similar capital requirements apply to insurance companies. For example, in the United States, under laws adopted by individual states, insurers engaged in certain lines of business are subject to risk based capital requirements. Insurers having less total adjusted capital than that required under the risk based capital laws are subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Maintaining appropriate levels of statutory surplus is also considered important by state insurance regulatory authorities. Failure by an insurance company to maintain certain levels of statutory surplus could result in increased regulatory scrutiny and enforcement.

In addition, insurance companies are subject to extensive regulation and supervision in the jurisdictions in which they do business. For example, in the United States, state insurance departments have broad powers with respect to such things as: licensing companies to transact business; authorizing lines of business; imposing dividend limitations; licensing agents and distributors of insurance products; restricting companies’ ability to enter and exit markets; mandating certain insurance benefits; restricting companies’ ability to terminate or cancel coverage; requiring companies to provide certain types of coverage; regulating premium rates, including the ability to increase premium rates; approving policy forms; regulating trade, marketing, sales and claims practices; imposing privacy requirements; establishing reserve requirements and solvency standards; restricting certain transactions between affiliates; and regulating the type, amounts and valuation of investments.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our initial business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We may also be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, prospects, financial condition, liquidity, cash flows or results of operations or cause significant reputational harm to us, which could seriously harm our business.

Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

If we consummate our initial business combination in the financial services industry, we will face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

If we consummate our initial business combination in the financial services industry, we will compete with other firms — both domestic and foreign — on a number of factors, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as result of a recent trend toward consolidation in these industries. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, since the passage of the Gramm-Leach-Bliley Act in 1999, which reduced barriers to banks providing a wide range of financial services, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking and insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.

The financial services industry has inherent risks, which may affect our net income and revenues.

The financial services industry is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effects of many factors, including:

•	general economic conditions;

•	securities market conditions;

•	the level and volatility of interest rates and equity prices;

•	competitive conditions;

•	liquidity of global markets;

•	international and regional political conditions;

•	regulatory and legislative developments;

•	monetary and fiscal policy;

•	investor sentiment;

•	availability, cost and terms of capital;

•	technological changes and events;

•	outcome of legal proceedings;

•	changes in currency values;

•	inflation;

•	credit ratings; and

•	the size, volume and timing of transactions.

These and other factors could affect the stability and liquidity of securities and futures markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

In particular, if we consummate our initial business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:

•	causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

•	causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

•	causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

Financial services businesses are dependent on communications and information systems, including those of vendors. Any failure or interruption of these systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could materially adversely affect operating results. After the consummation of our initial business combination, we will need to continue to make investments in new and enhanced information systems. Interruption or loss of our information processing capabilities or adverse consequences from implementing new or enhanced systems could have a material adverse effect on our business and the price of our common stock and warrants. As our information system providers revise and upgrade their hardware, software and equipment technology, we may encounter difficulties in integrating these new technologies into our business. Additionally, our systems may be subject to infiltration by unauthorized persons. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into our initial business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment and regulatory guidance, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to consummate a business combination with one or more target businesses or a portion of one or more target businesses;

•	expectations regarding competition for business combination opportunities and beliefs regarding the types of businesses that we can purchase;

•	executive officers and directors allocating their time to other business interests and conflicts of interest that might arise with our executive officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	expectations regarding the involvement of our executive officers following a business combination;

•	belief that upon completion of the sale of the private placement warrants and this offering we will have sufficient funds to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time;

•	estimate regarding the operating expenses of our business before and after the consummation of our initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•	expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities with whom we do business;

•	expectations regarding the timing of generating any revenues;

•	expectations regarding the trading of the units, common stock and warrants on the AMEX; and

•	intention to make liquidating distributions to our public stockholders as soon as reasonably possible if we have not consummated our initial business combination and we are obligated to terminate our corporate existence 24 months after the completion of this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be used as set forth in the following table:

	Without	With
	Over-Allotment	Over-Allotment
	Option	Option

Gross proceeds
This offering	$250,000,000	$287,500,000
Private placement warrants	5,500,000	5,500,000

Total gross proceeds	$255,500,000	$293,000,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds of this offering)(2)	17,500,000	20,125,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	8,827	8,827
FINRA filing fee	29,250	29,250
AMEX listing fee	80,000	80,000
Miscellaneous expenses	33,988	33,988

Total offering expenses	$18,212,065	$20,837,065

Net proceeds after offering expenses	237,287,935	272,162,935
Net offering proceeds not held in the trust account	(250,000)	(250,000)

Net proceeds held in the trust account for our benefit	$237,037,935	$271,912,935
Deferred underwriting discounts and commissions held in the trust account	8,750,000	10,062,500

Total amount held in the trust account(3)	$245,787,935	$281,975,435

Percentage of the gross proceeds of this offering held in the trust account	98.3%	98.1%
Use of net proceeds not held in the trust account and amounts available from interest income earned (after taxes payable) on the trust account
Administrative fees relating to office space and administrative services ($10,000 per month for 2 years)		240,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)(4)		3,260,000

Total		$3,500,000

(1)	A portion of the offering expenses have been paid from the funds we received in the form of an interest-free loan from KBW, Inc. as described below. This loan will be repaid out of the net proceeds of this offering.

(2)	Includes underwriting discounts and commissions equal to 3.5% of the gross proceeds from the sale of the units in the offering, or $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we consummate our initial business combination, $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and commissions (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). If we fail to consummate our initial business combination meeting the criteria described herein within the required 24-month period, the underwriters have agreed to waive their right to these deferred underwriting discounts and commissions. See the section entitled “Underwriting — Discounts and Commissions.”

(3)	The amount of net proceeds from this offering and the sale of the private placement warrants not held in the trust account will remain constant at $250,000 even if the underwriters’ over-allotment option is exercised.

(4)	$3,250,000 of interest income earned (after taxes payable) on the amounts held in the trust account, subject to adjustment, will be available to us to pay for our working capital requirements. However, if we determine that the size of this offering should be increased or the underwriters elect to exercise their over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering, which includes $250,000 of the net proceeds from this offering and from the sale of the private placement warrants not being held in the trust account.

After estimated non-deferred expenses of this offering and the private placement, $245,787,935 (or $281,975,435 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. Except for payment of taxes and interest income earned, after taxes payable, on the trust account of up to $3,250,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option), to fund our working capital requirements, the proceeds will not be released from the trust account until the earlier of the consummation of our initial business combination or our liquidation. All remaining proceeds held in the trust account, including interest income earned (after taxes payable) on the trust account, will be available for use in consummating our initial business combination and for payment of the deferred underwriting discounts and commissions or will be released to public stockholders upon exercise of their conversion rights or to public stockholders entitled to receive liquidating distributions upon our liquidation (after payment or provision for our then existing and estimated future liabilities), as the case may be. We may not use all of the funds remaining in the trust account in connection with our initial business combination (and related conversion rights), either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our equity or debt securities or other borrowings. In that event, the remaining proceeds held in the trust account will constitute working capital for our business after our initial business combination.

We have allocated $250,000 of the net proceeds from this offering and proceeds from the sale of the private placement warrants to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest income earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, up to $3,250,000, subject to adjustment, of interest income, after taxes payable, may be released to us in such amounts and at such intervals as we request, subject to availability. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our executive officers, directors or existing holders or from third parties. However, none of our executive officers, directors or existing holders or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If we determine that the size of this offering should be increased or the underwriters exercise their over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in the trust account will be reduced from approximately $9.83 to approximately $9.81. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease further by as much as approximately $0.03.

Our operating expenses prior to our initial business combination will include, but not be limited to, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors and KBW employees, and also that it may include engaging law firms, accounting firms or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our executive officers and directors and employees of KBW will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and KBW, Inc. will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. We believe that, based on rents and fees for similar services in the City of New York, the fees charged by KBW, Inc. are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our executive officers, directors and existing holders and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee must be reviewed and approved by a majority of our disinterested directors.

While it is difficult to determine what the specific operating expenses of our business after consummation of our initial business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll, legal and accounting costs and the costs of developing, producing and marketing products and services. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors and employees of KBW, as well as any unpaid finder’s fees or similar fees or compensation, to the extent such expenses, fees or compensation exceed the sum of the available proceeds not deposited in the trust account and proceeds properly withdrawable by us from the trust account.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to pay or forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in the trust account as well as the interest income earned (after taxes payable) on the trust account of up to $3,250,000, subject to adjustment, that may be released to us will be sufficient to pay our costs prior to, and in connection with, our initial business combination as contemplated herein. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the availability, amount and cost of which is currently unascertainable and cannot be assured. To the extent that such costs exceed the amounts not held in the trust account and the interest income earned (after taxes payable) on the trust account of up to $3,250,000, subject to adjustment, that may be released to us from the trust account, such costs may not be reimbursed by us unless and until we consummate an initial business combination. The role of our executive officers and directors after an initial business combination is uncertain and we have no current ability to determine what remuneration, if any, will be paid to our executive officers and directors after our initial business combination. Our executive officers and directors may, as part of any such business combination, negotiate the repayment of some or all of the costs incurred by them that have not been reimbursed by us prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our executive officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

If we do not have sufficient funds available to cover our costs, we may be required to seek additional financing from our executive officers, our directors, our existing holders or third parties. We may not be able to obtain additional financing on favorable terms, or at all, and no party, including our executive officers, our directors, our existing holders or third parties, is obligated to provide any additional financing to us. If we fail to obtain the necessary additional financing, we may be required to liquidate prior to consummating our initial business combination.

KBW, Inc. has loaned $200,000 to us for the payment of offering expenses. The loan is interest free and payable on the earlier of the completion of this offering or December 9, 2008.

The net proceeds of this offering and the proceeds from the sale of the private placement warrants that are not immediately required for the purposes set forth above, as well as deferred underwriting discounts and commissions, will be held in the trust account and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Other than (i) the repayment of the $200,000 loan described above and (ii) administrative fees relating to office space and administrative services provided to us, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or existing holders or any of their respective affiliates prior to or in connection with the initial business combination. However, our executive officers, directors and employees of KBW may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

A public stockholder will be entitled to receive funds from the trust account, including interest income earned on their pro rata portion of the funds in the trust account (after taxes payable and after release of up to $3,250,000, subject to adjustment, of interest income earned, after taxes payable, to fund our working capital requirements, including the costs of our liquidation, and after payment of or provision for our then existing and estimated future liabilities in the case of a liquidation) only in the event of our liquidation upon our failure to consummate our initial business combination meeting the criteria described herein within the required 24-month period or if a public stockholder were to seek to convert shares of our common stock into cash in connection with our initial business combination that the public stockholder voted against and which we actually consummate (except as limited under “Risk Factors — Risks Relating to our Company and the Offering — Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering”). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. Prior to consummating our initial business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest income earned on funds in the trust account that are required to be held therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. Both (i) interest income earned on the trust account balance to pay any income taxes on such interest income and (ii) interest income earned, after taxes payable, on the trust account of up to $3,250,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option), to fund our working capital requirements, including, in such an event, the costs of our liquidation may be released to us from the trust account. Accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the sale of the private placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriting discount and commissions, including amounts held in the trust account, no exercise of the underwriters’ over-allotment option and a corresponding forfeiture of 937,500 initial units by our existing holders.

As of December 17, 2007, our net tangible book value was a deficiency of $(180,550), or approximately $(0.03) per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units (but excluding shares of common stock issuable upon exercise of the warrants included in the units) in this offering and the sale of the private placement warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 7,499,999 shares of common stock which may be converted into cash) as of December 17, 2007 would have been $163,576,014 or approximately $6.89 per share, representing an immediate increase in net tangible book value of approximately $6.92 per share to our existing holders and an immediate decrease in net tangible book value of approximately $3.11 per share or approximately 31.1% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$10.00
Net tangible book value (deficit) before this offering and the sale of the private placement warrants	$(0.03)
Increase attributable to new investors in this offering and the sale of the private placement warrants	6.92

Pro forma net tangible book value after this offering and the sale of the private placement warrants		$6.89

Dilution to new investors not exercising their conversion rights		$3.11

The pro forma net tangible book value per share after this offering and the sale of the private placement warrants is calculated as follows:

Numerator:
Net tangible book value before this offering and the sale of the private placement warrants	$(180,550)
Offering costs incurred in advance and excluded from net tangible book value	205,000
Net proceeds from this offering and the sale of the private placement warrants (excluding deferred underwriting discounts and commissions)(1)	237,287,935
Less: Proceeds held in the trust account subject to conversion to cash	(73,736,371)

Total net tangible book value after this offering and the sale of the private placement warrants(2)	$163,576,014

Denominator:
Shares of common stock outstanding prior to this offering and the sale of the private placement warrants	6,250,000 (1)
Shares of common stock included in the units being sold in this offering	25,000,000
Less: Shares subject to conversion(3)	(7,499,999)

Total shares of common stock	23,750,001

(1)	Assumes no exercise of the underwriters’ over-allotment option and excludes 937,500 initial units subject to forfeiture. Includes $250,000 of net offering proceeds not held in the trust account for our benefit.

(2)	Includes the deduction for the deferred underwriting discounts and commissions (approximately $0.35 per share, or $8,750,000 in the aggregate) which will be distributed to the underwriters upon closing of our initial business combination.

(3)	This table notes that we may be required to convert up to a maximum of 7,499,999 shares into cash in connection with our initial business combination.

The following table sets forth information with respect to our initial holder and the public stockholders:

	Shares Purchased			Total Consideration		Average Price
	Number		Percentage	Amount	Percentage	per Share

Initial holder	6,250,000	(1)	20%	$25,000	0.01%	$0.004
Public stockholders	25,000,000		80%	250,000,000	99.99%	$10.000

Total	31,250,000		100%	$250,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and excludes 937,500 initial units subject to forfeiture.

CAPITALIZATION

The following table sets forth our capitalization on:

•	an actual basis at December 17, 2007; and

•	an as adjusted basis to give effect to (i) the sale of the initial units to KBW, Inc., (ii) the sale of the private placement warrants, (iii) the application of the estimated net proceeds derived from the sale of such securities to repay the note payable, and (iv) the forfeiture of 937,500 shares of common stock by our existing holders.

	As of December 17, 2007
	Actual	As Adjusted
	(unaudited)

Note payable(1)	$200,000	$—

Common stock, $0.0001 par value, 0; and 7,499,999 shares which are subject to possible conversion, shares at conversion value(2)	—	73,736,371

Stockholders’ equity:
Preferred stock, $0.0001 par value, 500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized; 7,187,500 shares issued and outstanding and 23,750,001(3) shares issued and outstanding (excluding 7,499,999 shares subject to possible conversion), as adjusted	719	2,375	(3)
Additional paid-in capital	24,281	163,574,189
Deficit accumulated during the development stage	(550)	(550)

Total stockholders’ equity	24,450	163,576,014

Total capitalization	$224,450	$237,312,385

(1)	We issued a promissory note in the amount of $200,000 to KBW, Inc. The note is non-interest bearing and is payable on the earlier of the completion of this offering or December 9, 2008.

(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders, other than our existing holders, may result in the conversion into cash of up to 7,499,999 shares of common stock (assuming no exercise of the underwriters’ over-allotment option) included in the units being sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), inclusive of any interest income earned thereon (after taxes payable on such interest income and after release of up to $3,250,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, of interest income earned, after taxes payable, thereon, to fund our working capital requirements), as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares of common stock included in the units being sold in this offering.

(3)	Assumes that the underwriters’ over-allotment option is not exercised.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed under the laws of the State of Delaware on December 6, 2007 for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We intend to focus initially on businesses in the financial services industry, but we may pursue opportunities in other industries. Our search will be primarily focused on businesses in North America and Europe, but we may explore opportunities in other geographic regions. We do not have any specific business combination under current consideration or contemplation and we have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target businesses or had any discussions, formal or otherwise, with respect to a business combination or taken any direct or indirect measures to locate a specific target business or consummate a business combination. We intend to effect a business combination using cash from the net proceeds of this offering and the proceeds from the sale of the private placement warrants, the issuance of additional equity, proceeds from the incurrence of debt or a combination of cash, stock and debt.

The issuance of additional equity or the incurrence of debt could have material consequences on our business, prospects, financial condition, liquidity and results of operations. Our issuance of additional equity (including, upon conversion of convertible debt securities) may:

•	significantly dilute the equity interests of our public stockholders;

•	cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our current executive officers and directors;

•	subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	adversely affect prevailing market prices for our common stock.

Similarly, our incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating revenues and cash flows after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligations to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	require us to dedicate a substantial portion of our cash flows to pay the principal of and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who are less leveraged.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to issue the initial units and to prepare for our proposed fundraising through this offering and the sale of the private placement warrants that will occur immediately prior to the completion of this offering. Following this offering, we will not generate any operating revenues until after consummation of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $10,000 per month to KBW, Inc. for office space and administrative services and expect to incur substantially increased expenses after this offering as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses in connection with the pursuit of our initial business combination.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in subscriptions for the initial units from our initial holder and a loan of $200,000 from KBW, Inc. as more fully described herein.

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants in the private placement will be $237,287,935 (or $272,162,935 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $712,065 and underwriting discounts and commissions of approximately $17,500,000 (or $20,125,000 if the underwriters’ over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full), $245,787,935 (or $281,975,435 if the underwriters’ over-allotment is exercised in full) will be held in the trust account and $250,000 will not be held in the trust account. Funds not held in the trust account and interest income earned (after taxes payable) on the trust account of up to $3,250,000, subject to adjustment as described below, will be used by us to fund our working capital requirements. If we consummate our initial business combination, we will use $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). All the remaining net proceeds of this offering and the proceeds from the sale of the private placement warrants in the trust account, after the payment of deferred underwriting discounts and commissions, including interest income earned (after taxes payable) on the trust account, will be available for use in consummating our initial business combination or will be released to public stockholders upon exercise of their conversion rights or to public stockholders entitled to receive liquidating distributions upon our liquidation (after payment of or provision for our then existing and estimated future liabilities), as the case may be. We may not use all of the proceeds in the trust account in connection with our initial business combination (and related conversion rights), either because the consideration for the initial business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our equity or debt. In that event, the proceeds held in the trust account, as well as proceeds held outside the trust account that have not been expended, will be used to finance the operations of the combined business or businesses and for other general corporate purposes.

We have allocated $250,000 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest income earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, up to $3,250,000, subject to adjustment, of interest income, subject to adjustment, after taxes payable, may be released to us in such amounts and at such intervals as we request, subject to availability. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our executive officers, directors or existing holders or from third parties. However, none of our executive officers, directors or existing holders or any third parties are under any obligation to advance funds to us or to invest in us in such circumstances.

If we determine that the size of this offering should be increased or the underwriters elect to exercise their over-allotment option, the amount of interest income we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share sold in this offering and held in trust will be reduced from approximately $9.83 to approximately $9.81. In addition, assuming a 20% increase in the size of this offering and no exercise of the underwriters’ over-allotment option, the per share conversion or liquidation price could decrease further by as much as approximately $0.03 per share.

Our operating expenses prior to our initial business combination will include, but not be limited to, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors and KBW employees, and also that it may include engaging law firms, accounting firms or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our executive officers and directors and employees of KBW will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and KBW, Inc. will be entitled to receive payments of an aggregate of $10,000 per month for office space and administrative services. We believe that, based on rents and fees for similar services in the City of New York, the fees charged by KBW, Inc. are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our existing holders, executive officers and directors and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee, must be reviewed and approved by a majority of our disinterested directors.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest income earned (after taxes payable) on the trust account of up to $3,250,000, subject to adjustment, to fund such expenditures, and to the extent that the interest income earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to raise additional funds through the incurrence of debt or the issuance of additional equity if we become obligated to convert into cash a significant number of shares from dissenting stockholders. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business consummation. Accordingly, prior to 24 months following the completion of this offering, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $189,630,348, assuming no exercise of the underwriters’ over-allotment option.

We believe that our available working capital following this offering, together with the issuance of additional equity and/or the incurrence of debt, would support the acquisition of such a target business. Such debt may take the form of a working capital or long-term debt facility, high-yield or convertible notes or mezzanine debt financing and, depending upon the business of the target entity, inventory, receivable or other secured asset-based financing. However, there can be no assurance that we will be able to obtain additional funds through equity or debt financings on favorable terms or at all. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required stockholder approval. We would only consummate such financing simultaneously with the consummation of our initial business combination. We will only seek stockholder approval of such financing as an item separate and apart from the approval of the overall transaction if such separate approval was required by applicable securities laws or the rules of the AMEX or other applicable securities exchange.

Related Party Transactions

On December 13, 2007, KBW, Inc. purchased 7,187,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per unit, in a private placement. In January 2008, employee holders purchased 1,359,091 shares of our common stock from KBW, Inc. at cost. Additionally, each of our directors will purchase 60,000 shares of our common stock directly from KBW, Inc. prior to this offering at cost.

KBW, Inc. and the employee holders have agreed to purchase from us, in a private placement that will occur immediately prior to the closing of this offering, an aggregate of 5,500,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $5,500,000. The proceeds from the sale of the private placement warrants approximates their fair value. The closings of this offering and the private placement are conditional upon each other. The aggregate proceeds from the sale of the private placement warrants will be added to the net proceeds from this offering (excluding $250,000 in working capital) and held in the trust account (subject to certain permitted withdrawals) pending the consummation of our initial business combination. If we do not consummate a business combination that meets the criteria described in this prospectus within 24 months following completion of this offering, then the proceeds from the sale of private placement warrants will become part of the liquidating distribution to be made on a pro rata basis to our public stockholders.

The private placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except that the private placement warrants (1) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) are not subject to redemption by us. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a fair market value equal to such aggregate exercise price. Accordingly, we would issue fewer shares upon exercise and would not receive any proceeds to the extent the private placement warrants are exercised on a cashless basis. Warrants included in the units being sold in this offering are not exercisable at the option of the holder on a cashless basis, unless we require cashless exercise in connection with a call for redemption of those warrants. As a result, we will be required to issue the total number of shares of common stock underlying any exercised warrants included in the units being sold in this offering and the exercise price with respect to such warrants will be paid in cash directly to us, provided that in connection with a call for redemption of the warrants, we may require all holders who wish to exercise their warrants to do so on a cashless basis.

If warrants included in the units being sold in this offering are redeemed and the market price of a share of our common stock rises following such redemption, the holders of the private placement warrants, could potentially realize a larger gain on exercise or sale of their private placement warrants than would be available absent such warrant redemption, although we do not know if the price of our common stock would increase following warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the holders continue to hold their private placement warrants, the value of their private placement warrants may also decline.

The private placement warrants will not be exercisable at any time when a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective or a current prospectus is not available. KBW, Inc. and the employee holders have agreed that the private placement warrants will not be sold or transferred until after we have consummated our initial business combination, without the prior written consent of Banc of America Securities LLC; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. In addition, KBW, Inc. and the employee holders and their permitted transferees will be permitted to transfer their private placement warrants in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination. For so long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. No commissions, fees or other compensation will be payable by us in connection with the sale of the private placement warrants.

Holders of the initial securities, the private placement warrants and any shares of common stock issuable upon exercise of the initial warrants or the private placement warrants are entitled to certain registration rights. Please see “Description of Securities — Registration Rights” for further information concerning these registration rights.

KBW, Inc. has made us an interest-free loan of $200,000 for the payment of offering expenses. The loan is payable on the earlier of the completion of this offering or December 9, 2008. Please see “Certain Relationships and Related Transactions” for further information concerning this loan. Additionally, we will pay KBW, Inc. a monthly fee of $10,000 for general and administrative services, including office space, utilities and secretarial support from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in the City of New York, the fees charged by KBW, Inc. are at least as favorable as we could have obtained from unaffiliated third parties.

Controls and Procedures

We do not currently, and are not currently required to, evaluate the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will be required to evaluate the effectiveness of our internal control over financial reporting for the fiscal year ending November 30, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control over financial reporting. We expect that we will assess the internal control over financial reporting of our target business or businesses preceding the consummation of a business combination and will then adopt a schedule for implementation and testing of such additional controls as we may determine are required to make an assessment that we maintain an effective system of internal control over financial reporting. A target business may not have been, or may not be, in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal control over financial reporting. Small and mid-sized target businesses which we may consider for a business combination may have internal control over financial reporting that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal control over financial reporting and disclosure controls and procedures. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

In connection with our management’s report on internal control over financial reporting, we will retain our independent auditors to assess management’s report on internal control over financial reporting and to render its own opinion on such internal controls when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’s internal control over financial reporting may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the proceeds from the sale of the private placement warrants, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 17, 2007, we did not have any off-balance sheet arrangements within the meaning of Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations of the types contemplated by Item 303(a)(5) of Regulation S-K, other than as referred to in our financial statements and notes thereto. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the State of Delaware on December 6, 2007 for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We intend to focus initially on businesses in the financial services industry, but we may pursue opportunities in other industries. Our search will be primarily focused on businesses in North America and Europe, but we may explore opportunities in other geographic regions.

We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to a business combination or taken any direct or indirect measures to locate a specific target business or consummate a business combination. To date, our efforts have been limited solely to organizational activities, including the issuance of 7,187,500 units to our initial holder for an aggregate purchase price of $25,000, or approximately $0.003 per unit, and activities related to this offering.

Our Sponsor

Our sponsor, KBW, Inc., is a leading full-service investment bank specializing exclusively in the financial services industry. Founded in 1962, KBW has been committed to the financial services industry with a focus on depository institutions, insurance companies, broker/dealers, asset management companies, real estate investment trusts and specialty finance firms. KBW’s commitment to this large and growing industry has enabled the firm to build long-term relationships and become well-known as a trusted advisor to its corporate clients and a valuable resource for its institutional investor clients. KBW has built a reputation for excellence on the basis of its experienced senior professionals, its leading research platform and the strength of its execution capabilities. On November 9, 2006, KBW, Inc. became a public company, with its shares of common stock trading on the NYSE under the ticker symbol “KBW.” Its principal activities are:

•	Investment Banking: KBW provides a full range of investment banking services, including mergers and acquisitions and other strategic advisory services, equity and fixed income securities offerings, structured finance and mutual thrift conversions. According to SNL Financial, in the five year period ended December 31, 2007, KBW served as advisor on more financial services mergers and acquisitions than any other firm. During this period, KBW advised on 266 merger and acquisition transactions totaling over $100 billion in deal value and either lead managed or co-managed 146 public equity offerings raising an aggregate of over $80 billion of gross proceeds.

•	Research: KBW provides fundamental, objective analysis that identifies investment opportunities and helps clients make better investment decisions. We believe KBW covers more financial services companies in the United States and Europe than any other firm. As of December 31, 2007, KBW’s research department covered an aggregate of 580 financial services companies, including 429 companies in the United States and 151 companies in Europe. Excluding REITs, on which KBW initiated coverage in September 2007, KBW was ranked first in five of the six categories of its research coverage and second in the remaining category in the 2007 “Best of the Boutiques” survey by Institutional Investor.

•	Sales and Trading: As of December 31, 2007, KBW made a market in more than 800 financial services company stocks and fixed income securities, with an emphasis on the small and mid cap segment. KBW’s Sales and Trading team maintains strong relationships with many of the world’s largest institutional investors.

•	Asset Management: KBW manages two hedge funds and a private equity fund and also serves as a discretionary sub-advisor for a fund managed by an unaffiliated third party. Investment decisions are based on fundamental research and in — depth industry knowledge.

We were organized by KBW, Inc. because it perceives our company as an attractive investment opportunity for KBW and its stockholders. KBW has become increasingly involved in private equity investing through KBW Capital Partners I, a private equity fund that makes investments in financial institutions and related entities. KBW believes that our formation and this offering will enable it to benefit as an investor from acquisition opportunities that are not strategic to it or that arise in the ordinary course of its business.

Competitive Advantages

Management Expertise

We will seek to capitalize on the significant expertise and relationships of KBW and our management team, including our Chairman and Director, Mr. John G. Duffy, our Chief Executive Officer and Director, Mr. Peter E. Roth and our Director, Mr. Andrew M. Senchak, who collectively represent more than 75 years of financial services industry expertise.

Mr. Duffy began his career with KBW 29 years ago and was appointed Chairman and Chief Executive Officer of KBW in 2001. Under his leadership, KBW has tripled its employee base, expanded its presence internationally with the addition of a London office to cover the U.K. and European markets and completed an initial public offering, generating $143 million in gross proceeds in November 2006. As of September 30, 2007, KBW had $440 million in capital compared to approximately $120 million in 2001. Prior to 2001, Mr. Duffy was Co-Chairman and Executive Vice President in charge of KBW’s Corporate Finance Department where he managed KBW’s investment banking professionals in New York and across KBW’s regional U.S. offices. Mr. Duffy began his career at KBW in 1978 as manager in charge of its Bank Watch Department evaluating credit ratings for banks nationwide and continues to remain actively involved in the analysis of financial institutions and KBW’s advisory business.

Mr. Roth has over 25 years of experience advising on mergers, acquisitions and restructurings, as well as sourcing, evaluating and structuring transactions across many sectors of the financial services industry. Mr. Roth has served in leadership positions managing teams of investment and banking professionals for more than 17 years. He currently serves as Chief Executive Officer of KBW Asset Management and as a member of the Investment Committee of KBW Capital Partners I, a private equity fund focused on the financial services industry. Previously, Mr. Roth served as KBW’s Head of Insurance Investment Banking where he successfully led a team that advised on approximately 80 mergers and acquisitions advisory and capital markets transactions from 2003 to 2006. Prior to joining KBW, Mr. Roth served as Head of U.S. Investment Banking at Fox-Pitt, Kelton for 13 years focusing on advisory and capital raising services for a wide range of financial institutions in the U.S. and Europe.

Mr. Senchak has been with KBW for more than 20 years. He joined the firm’s investment banking division in 1985 and became Head of Investment Banking in 1997. Mr. Senchak currently serves as Vice Chairman and President of KBW, Inc. and Co-Head of Investment Banking for Keefe, Bruyette & Woods, Inc. where he oversees the firm’s Corporate Finance practice, which includes mergers and acquisitions, recapitalizations, restructurings and capital markets transactions. Under his leadership, KBW has grown to become a leading mergers and acquisitions advisor in the banking industry, as measured by deal volume. Mr. Senchak leads a team of approximately 100 investment banking professionals across KBW’s U.S. offices that have advised on transactions such as Bank of America’s $36 billion acquisition of MBNA in 2005, North Fork’s $15 billion sale to Capital One in 2006 and Toronto-Dominion Bank’s $8.5 billion acquisition of Commerce Bancorp in 2007. Mr. Senchak taught as a professor of Economics at Rutgers University prior to joining KBW.

Access to KBW’s Network, Resources and Intellectual Capital

We believe that our access to KBW’s extensive industry network, strong client and investor relationships, analytical resources and intellectual capital will be the cornerstone of our ability to successfully identify and consummate our initial business combination.

We believe that our ability to source business combination opportunities will benefit from the extensive reach of KBW’s network. We will have access to more than 250 managing directors, principals and other senior professionals employed across KBW’s investment banking, research, sales and trading and asset management divisions in New York, London, San Francisco, Boston, Chicago, Atlanta and five additional regional offices in the U.S. In addition to its broad geographic presence, KBW reaches out to clients in many ways, from its publication of periodic research reports to the sponsorship of numerous client events each year, showcasing financial services industry executives to colleagues and institutional investors.

We also believe that we will be able to leverage KBW’s strong client relationships and position as a trusted advisor to source and consummate a business combination. KBW is a leading mergers and acquisitions advisor in the banking industry in terms of deal volume, as well as a leader in debt and financings and balance sheet restructuring for financial services companies and a specialist in mutual thrift and insurance company conversions.

As a leading mergers, acquisitions and restructuring advisor in the financial services industry, KBW offers enhanced access to potential target businesses, as well as the resources and analytical tools to evaluate such companies. Because of its industry focus, the resources that KBW devotes to the financial services industry rival those of the bulge bracket investment banks. KBW embraces the latest technology and motivates its employees to be entrepreneurial and innovative.

KBW is committed to attracting and retaining exceptional talent and is staffed with experienced professionals distinguished by their expertise in the financial services industry. The experience of KBW’s professionals, coupled with their extensive long-term relationships, enables KBW to provide unique perspectives to clients as they face complex strategic decisions and, we believe, will enhance our ability to source potential acquisition candidates and evaluate their attractiveness. Furthermore, where appropriate, KBW’s managing directors and senior advisors will be available to offer us valuable advice on transaction structuring and other matters.

Strong Alignment of Interests between KBW’s Employees and Investors

KBW’s network of more than 250 managing directors, principals and senior professionals, based in ten U.S. cities and London, will serve as additional resources to us as we pursue acquisition candidates. We believe that these employees will be motivated to identify a target for us, in part, because of their ownership in KBW, Inc. and also because their annual discretionary bonus compensation has historically been largely tied to their contribution of revenues to KBW. We believe that any increase in the fair market value of our securities as a result of a successful initial business combination would constitute an increase in revenue to our sponsor, KBW, Inc. We believe that the revenue-driven compensation structure for KBW’s managing directors, principals and senior professionals, combined with KBW, Inc.’s indirect ownership interests in us, will motivate them to facilitate our efforts in sourcing a target for our initial business combination. KBW employees will not be granted any other awards or incentives, such as a finders’ fee, by us for their efforts to facilitate our efforts in sourcing a target for our initial business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would typically sell the target business for cash, shares of our common stock or for a combination of shares of our common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. The consideration for a business combination might also include the assumption, repayment or refinancing of indebtedness of a target company. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this a more certain and cost effective method to becoming a public company than a traditional initial public offering. In a traditional initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With a trust account initially in the amount of approximately $237,037,935 (assuming no exercise of the underwriters’ over-allotment option), excluding deferred underwriting discounts and commissions, we offer a target business a variety of options such as providing the owners of a target business with shares of common stock in a public company and the ability to sell such shares publicly, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt. Because we are able to consummate our initial business combination using our cash, debt or equity, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third-party financing and there can be no assurance that it will be available to us on favorable terms, or at all.

Business Strategy: Initial Focus on Financial Services Industry

We intend to focus our efforts initially on the financial services industry. We believe that the size of the financial services industry combined with the ongoing strategic activity within the industry, as reflected in the consistently high level of mergers and acquisitions, provides a compelling environment in which to initially seek our initial business combination. We will seek acquisition opportunities where we can apply our capital and our management’s and sponsor’s relationships and expertise to enhance the value of the acquired company. Attractive business combinations may exist in rapidly consolidating industry environments or in businesses that have not performed well in the past that demonstrate strong growth potential. We intend to primarily focus our search on businesses in North America and Europe.

The financial services industry includes entities of various types that provide a broad array of financial services to their clients. Financial services companies range from highly capital intensive businesses to transaction oriented service providers. The industry can be segmented into six primary sub-sectors which include, among others, the following types of companies:

•	Depository institutions: Banks, thrifts and industrial loan companies;

•	Insurance: Property and casualty, life and annuity, health, brokerage and third-party administrators;

•	Brokerage and trading services: Brokerage, investment banks, exchanges and trading support and services;

•	Asset management: Investment and money management firms, alternative asset managers, private equity firms, hedge fund management companies, fund of funds companies, wealth advisors, private banking and investment management consulting companies;

•	Real estate sponsors: Commercial, residential and specialty real estate owners and operators and real estate investment trusts; and

•	Specialty finance: Consumer finance, commercial finance, mortgage banking and brokerage, business development companies, credit cards, leasing and debt collections.

The financial services industry is a large and significant industry in the context of both the equity markets and the overall economy:

•	Largest industry in the S&P 500 index with market capitalization of approximately $2.2 trillion, representing 19% of S&P 500’s total market capitalization;[1]

•	Contributed to 38.4% of U.S. corporate profits in first three quarters of 2007;[2]

•	Between 1996 and 2006, the financial services industry grew at a compound annual growth rate of 4.7%, making it one of the five fastest growing sectors. By contrast, the overall economy posted 3.2% real GDP growth rate over the same period;[3]

•	Represented 14%, 17% and 24% of total M&A activity in 2006, 2005 and 2004, respectively, each year representing the most active industry sector;[4] and

•	In the U.S., there are approximately 7,300 private depository institutions, 1,500 private specialty finance companies, 3,000 private insurance companies and 2,000 private financial technology companies.[5]

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, although we may decide to enter into a business combination with a target business that does not meet all or any of these criteria and guidelines.

•	Experienced management team: We will seek to effect a business combination with businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their equity owners. We believe that the industry expertise of our executive officers and directors will complement, not replace, the target’s management team. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.

•	Established track records: We will generally seek to acquire an established business with a history of strong operating and financial performance. However, we may acquire a business that has not performed well in the past, but that we believe is poised for future growth. We do not intend to pursue a business combination with a start-up business.

•	Potential for earnings and growth: We will seek to acquire a business that has a history of, or potential for, strong, stable earnings generation. We will focus on businesses that have, or are expected to build, predictable, recurring revenue streams. We may consider businesses in need of refinancing or recapitalization that demonstrate significant potential for strong future financial performance.

•	Competitive industry position: Initially, we will seek to acquire a business within financial services sub-sectors that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will pursue businesses that are well positioned within their respective sub-sectors, focusing on those that

1 Source: Thomson Financial. Data as of January 31, 2008.
2 Source: “News Release: Gross Domestic Product and Corporate Profits: Third Quarter 2007,” Bureau of Economic Analysis, November 29, 2007.
3 Source: “Gross Domestic Product by Industry Accounts,” Bureau of Economic Analysis, April 24, 2007.
4 Source: “Opportunities for Private Equity in Financial Services,” Piper Jaffray & Co., Summer 2007. Refers to aggregate deal value of announced transactions.
5 Source: “Opportunities for Private Equity in Financial Services,” Piper Jaffray & Co., Summer 2007.

have either a leading or defensible niche market position. We will consider businesses with compelling platforms that could benefit from our industry expertise and relationship base.

Consummating an Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the net proceeds of this offering and proceeds from the sale of the private placement warrants (after offering expenses and amounts paid to holders of common stock exercising conversion rights, if any), additional issuances of our equity and/or debt financing, or a combination of these as the consideration to be paid in our initial business combination. While substantially all of the net proceeds of this offering and proceeds from the sale of the private placement warrants (after offering expenses and amounts paid to holders of common stock exercising conversion rights, if any) are allocated to consummating our initial business combination or for use as working capital or other general corporate purposes for the business post-combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will not, at the time of their investment in us, be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we consummate our initial business combination with a target business using additional issuances of our equity and/or debt financing as all or part of the consideration to fund the initial business combination, any funds then remaining in the trust account may be used to undertake additional acquisitions or to fund the operations of the combined business. We may enter into a business combination with a target business that does not require significant additional capital but is seeking a public trading market for its equity and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to consummate our initial business combination with a target business that is financially unstable or in the development stage. We may seek to consummate our initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so. We may also seek to consummate our initial business combination by acquiring a controlling portion of one or more businesses.

None of our executive officers, directors, existing holders, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any prospective target business regarding our initial business combination or has taken any direct or indirect measures to locate a specific target business or consummate our initial business combination.

Subject to the requirement that our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any specific industry or target business with which we may ultimately consummate our initial business combination. If we combine with a financially unstable business or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our executive officers and directors will endeavor to assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter or that the price of the business combination will reflect such risks. Furthermore, some of those risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We cannot assure you that we will identify, secure a definitive agreement, or consummate our initial business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of the business combination.

Prior to consummation of our initial business combination, we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities with whom we execute agreements subsequent to the completion of this offering, which we collectively refer to as “contracted parties,” waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. However, we are not obligated to obtain a waiver from any contracted party and there is no guarantee that a contracted party will execute such an agreement nor is there any guarantee that, even if a contracted party executes such an agreement with us, it will not seek recourse against the trust account for any amounts due or that a court would not conclude that such agreement was not legally enforceable. In the event that a potential contracted party were to refuse to execute such a waiver, we will enter into a transaction or execute an agreement with that entity only if our executive officers and directors first determine that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. KBW, Inc. has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of our liquidation and the claims are made by one or more of our vendors, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that provides goods or services to us (including any providers of financing). However, the agreement entered into by KBW, Inc. specifically provides for two exceptions to its indemnification obligations: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity to the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from KBW, Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you that KBW, Inc. will be able to satisfy its indemnification obligations. The agreements under which KBW, Inc. and the employee holders have agreed to purchase warrants in the private placement include an irrevocable waiver to any right, title, interest, or claim of any kind to monies held in the trust account.

Sources of Targets

We may identify a target business through KBW’s contacts, through our executive officers’ and directors’ current and previous business contacts or through our public relations and marketing efforts. Our executive officers and directors have collectively over 75 years of professional experience in the financial services industry. This breadth of experience, and tenure, may be a valuable basis with which to source business targets.

Our executive officers and directors are not required to commit a specified amount of time in identifying or performing due diligence on potential target businesses. Our executive officers and directors believe that the relationships they have developed over their careers, in combination with the possible sources discussed above, will generate a number of potential target businesses that will warrant further investigation.

In addition to leveraging the experience and contacts of our management, opportunities may also be presented to us by various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, because many of these sources will have read our prospectus and know what types of businesses we are targeting.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay our executive officers, directors or existing holders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of our initial business combination other than (i) repayment of a $200,000 interest-free loan made by KBW, Inc. to us, (ii) payment to KBW, Inc. of a monthly fee of $10,000 for office space and administrative services and (iii) reimbursement of out-of-pocket expenses incurred by our executive officers, directors and employees of KBW in connection with activities on our behalf. In addition, none of our executive officers, directors or existing holders will receive any finder’s fee, consulting fees or any similar fees from any person or entity prior to or in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target and Structuring of an Initial Business Combination

Subject to the requirement that our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, our executive officers and directors will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We have not established any other specific attributes (financial or otherwise) of prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition, results of operations and cash flows;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the business and its products or services;

•	existing distribution and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry in which the target business operates;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of the industry in which the target business operates; and

•	macro competitive dynamics in the industry within which the company competes.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with management and employees, legal and accounting due diligence, inspection of facilities and calls with vendors and customers, as well as a review of financial and other information which will be made available to us.

We have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to a business combination. Additionally, we have not, nor have we engaged or retained any agent, to conduct any research or take any steps to identify, locate or contact any suitable acquisition candidate.

The time required to select and evaluate a target business and to structure and consummate the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business combination.

Fair Market Value of Target Business or Businesses

Our initial business combination must be with one or more target businesses, or a portion of such business or businesses, having a fair market value, individually or collectively, that is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. In the event we structure our initial business combination to acquire only a portion (less than 100%) of the equity interests of the target business, we do not intend to acquire less than a controlling interest, which would be greater than 50% of the voting power of the outstanding voting securities of the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business or businesses that we acquire must have a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition. We do not intend to become a holding company for a minority interest in a target business in our initial business combination. Accordingly, prior to 24 months following the completion of this offering, we will seek to consummate our initial business combination with a business or businesses, or portions thereof, whose fair market value is equal to at least approximately $189,630,348, assuming no exercise of the underwriters’ over-allotment option. The actual amount of the consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or other equity financing and the number of shares of our common stock that are converted into a pro rata shares of the amount then on deposit in the trust account as described below under “— Conversion Rights.” If we choose to consummate our initial business combination through a share-for-share exchange or to finance all or a portion of our initial business combination consideration by issuing additional shares of our common stock, such additional equity may be issued at a price below the then-current trading price for shares of our common stock, resulting in dilution of the equity interest of our then-current public stockholders. No financing arrangements have been entered into or are contemplated with any parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate our initial business combination for consideration in excess of our available assets at the time of such consummation.

In contrast to other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the balance in the trust account (less deferred underwriting discounts and commissions and taxes payable) for the minimum fair market value of the target business or businesses with which we may combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flows and book value and will include any debt of the target business or businesses that we assume, repay or refinance in connection with our initial business combination. Our executive officers and directors will consult with and engage such experts as they deem necessary and useful to evaluate the fair market value of the target business. Our board of directors will determine the fair market value of a target and whether a proposed business combination is in the best interests of the stockholders and, in making that determination, will do so in accordance with the requirements of the Delaware General Corporation Law and consistent with their fiduciary obligations in the context of a business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target if our board of directors independently determines that the target meets the threshold criterion unless one of our executive officers or directors or KBW is affiliated with a target business. If our board of directors is not able to independently determine that the target has a sufficient fair market value to meet the threshold criterion or one of our executive officers or directors or KBW is affiliated with that target, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the fair market value of that target. Any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if (i) our board of directors independently determines that the target has sufficient fair market value to meet the threshold criterion and (ii) none of our executive officers, directors and KBW is affiliated with that target. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

Issuance of Additional Debt or Equity

Depending on the valuation size of our target businesses, we may need to raise additional equity and/or debt financing to consummate our initial business combination. The mix of equity or debt would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs. It would also depend on general market conditions at the time, including prevailing interest rates and debt-to-equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target’s cash flows. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by additional equity, such as warrants. We cannot assure you that such financing would be available on favorable terms, or at all. The proposed funding for our initial business combination would be disclosed in the proxy statement relating to the required shareholder approval.

Lack of Business Diversification

Our initial business combination must be with one or more target businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. We expect to consummate only a single business combination, although to satisfy the 80% test, we may need to consummate a simultaneous combination with more than one business at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy soliciting materials we distribute to our stockholders in connection with our initial business combination, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. Consummating our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. Our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and after taxes payable). Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies. See “Risk Factors — Risks Relating to the Company and the Offering — Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.”

Accordingly, while it is possible that we may attempt to consummate our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination;

•	cause us to depend on the marketing and sale of a single service or product or limited number of services or products; and

•	result in our dependency upon the performance of a single business.

If we consummate our initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions or to fund the operations of the combined business following our initial business combination. See “Risk Factors — Risks Relating to the Company and the Offering — We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.”

Limited Ability to Assess the Target’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating our initial business combination, we cannot assure you that our assessment of the target’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current executive officers and directors will only be able to remain with us after the consummation of our initial business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional personnel or that such personnel will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Although our current executive officers and directors may remain actively involved in our business after consummation of our initial business combination, our executive officers only will be able to remain with us if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If our current executive officers and directors choose to remain with us after our initial business combination, they will negotiate the terms of the initial business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the initial business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of Our Initial Business Combination

Prior to the consummation of our initial business combination, we will submit the proposed transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our by-laws, is a majority of our issued and outstanding common stock (whether or not held by our public stockholders). The AMEX recommends that stockholders receive notice of any stockholder meeting a minimum of 20 days prior to the meeting. Therefore, if shares of our common stock are listed on AMEX, we will mail the notice at least 23 days prior to the meeting date to allow time for mailing. If shares of our common stock are not listed on AMEX, we will abide by our by-laws and Delaware law, which require us to provide at least ten days’ written notice, measured from the certification date of the mailing, before the date of any stockholders meeting. We will conduct any vote on our initial business combination, whether by a stockholder meeting or written consent, in accordance with the SEC’s proxy rules and the requirements of our certificate of incorporation and by-laws. In addition, even if our stockholders vote in favor of a business combination, under the terms of our certificate of incorporation, we will not consummate a business combination if public stockholders owning 30% or more of the shares of our common stock that are included in the units being sold in this offering both vote against the business combination and exercise their conversion rights. See “— Conversion Rights.” If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination or if a majority of all our outstanding shares of common stock are not voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence, we will not proceed with such proposed business combination, but we may continue to seek other target businesses with which to consummate our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from completion of this offering. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy soliciting materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our existing holders have agreed to vote their initial shares in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units they purchase in this offering or units or shares of common stock included in such units that they purchase in the secondary market) in the votes required to approve our initial business combination and the amendment to our certificate of incorporation to provide for our perpetual existence. Our existing holders have also agreed that they will not be entitled to conversion rights with respect to those shares. In addition, our executive officers, directors and existing holders have agreed that they will vote any shares that they purchase in the open market in or following the completion of this offering in favor of our initial business combination and the amendment to our certificate of incorporation to provide for our perpetual existence. As a result, an executive officer, director or existing holder who acquires shares prior to, in or following the completion of this offering will not be entitled to conversion rights for those shares if our initial business combination is approved by our public stockholders. We will proceed with the initial business combination only if (i) a majority of the shares of our common stock voted by the public stockholders are voted in favor of the initial business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering both vote against the proposed business combination and exercise their conversion rights and (iii) a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence. Voting against the initial business combination alone will not result in conversion of a public stockholder’s shares into a pro rata share of the trust account. To do so, a public stockholder must have also exercised the conversion rights described below.

After the consummation of our initial business combination, unless required by applicable Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion Rights

At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder the right to elect to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and consummated provided that a public stockholder, together with any affiliate or any other person with whom he, she or it is acting in concert or as a “group” (within the meaning of section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or it. We believe this restriction will prevent public stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use their conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then-current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if the shares are not purchased by us or our management at a premium to the then-current market price. By limiting each public stockholder’s ability to convert only up to 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of public stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, as previously stated, we are not restricting the public stockholders’ ability to vote any or all of their shares against the proposed business combination.

The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), including any interest income earned thereon (after taxes payable on such interest income and after release of up to $3,250,000, subject to adjustment, of interest income earned, after taxes payable, to fund working capital requirements), as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock included in the units being sold in this offering. Assuming no exercise of the underwriters’ over-allotment option, the initial per share conversion price would be approximately $9.83 before interest, or approximately $0.17 less than the per unit offering price of $10.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the eligible stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert the shares of our common stock held by such stockholder into a pro rata share of the trust account and confirming that the stockholder has held these shares since the record date for the stockholder meeting and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require eligible stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in contrast to the requirement for physical or electronic delivery of shares of common stock prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his, her or its conversion rights. If the business combination was approved, the company would contact such stockholder to arrange for delivery of his, her or its stock certificate to verify ownership. As a result, the stockholder had, in effect, an “option window” after the approval of the business combination during which the stockholder could monitor the price of the Company’s common stock in the market. If the price rose above the conversion value, the stockholder could sell his, her or its shares in the open market instead of actually delivering shares to the company for cancellation in consideration for the conversion value. Thus, the company would not have any ability to enforce the exercise of conversion rights effected at the time the business combination was approved, and the conversion rights would eventually be continuing rights surviving beyond the approval of the business combination until the converting holder delivered the stock certificate for conversion at the conversion value. The requirement for physical or electronic delivery of shares of common stock prior to the stockholder meeting serves two purposes. First, it ensures that a stockholder’s election to exercise his, her or its conversion rights is irrevocable once the business combination is approved. Second, it ensures that we know the amount of proceeds that we will be able to use to consummate the business combination prior to the consummation of the business combination.

The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, stockholders will have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver their shares if they elect to exercise their conversion rights. This time period varies depending on the specific facts of each transaction. However, because the delivery process is within the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name) and delivers those securities electronically, we believe that delivery can usually be accomplished by the stockholder in a relatively short time period simply by contacting the transfer agent or tendering broker and requesting delivery of the shares through the DWAC System and that this time period is sufficient for investors generally. However, because we do not have any control over the delivery process, it may take significantly longer than we anticipate and stockholders may not be able to exercise their conversion rights in time. In particular, delivery of physical certificates usually takes considerably longer than electronic delivery. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX’s proxy notification recommendations, the stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.

In the event a stockholder tenders his shares and decides no later than the business day immediately preceding the stockholder meeting that he does not want to convert his shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our initial business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares no later than the business day immediately preceding the stockholder meeting as the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, public stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. If a stockholder votes against the initial business combination but fails to properly exercise his conversion rights, such stockholder will not have his shares of common stock converted to a pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who properly elect conversion will be distributed promptly after consummation of our initial business combination. Public stockholders who convert their shares of our common stock into their share of the trust account will still have the right to exercise any warrants that they received as part of the units. We will not consummate our proposed initial business combination if public stockholders owning 30% or more of the shares of common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights. We will not propose to our stockholders any transaction that is conditioned on the exercise of conversion rights by holders owning one share less than 30% of the shares of common stock included in the units being sold in this offering.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target business until 24 months from the completion of this offering. If our initial business combination is not approved or consummated for any reason within the required 24-month period, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such a case, if we have required public stockholders to tender their shares prior to the stockholders’ meeting, we will promptly return such shares to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that (i) they vote against the initial business combination and exercise their conversion rights and the initial business combination they voted against was duly approved and subsequently consummated, or (ii) in connection with our liquidation (and after payment of or provision for our then existing and future estimated liabilities), whether or not they have previously delivered their shares for conversion without any further action on their part.

We will not consummate our proposed initial business combination if public stockholders owning 30% or more of the shares that are included in the units being sold in this offering both vote against the proposed initial business combination and exercise their conversion rights. We intend to structure and consummate any potential business combination in a manner such that public stockholders holding in the aggregate up to one share less than 30% of the shares of common stock included in the units being sold in this offering voting against our initial business combination could convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. As a result, we will be able to consummate a business combination even in the face of strong stockholder dissent. Furthermore, the ability to consummate a transaction despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings. However, we believe the benefit of approving a transaction with a large majority outweighs these potential negatives.

Assuming no exercise of the underwriters’ over-allotment option, the initial conversion price will be approximately $9.83 per share. As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if No Business Combination

Our certificate of incorporation provides that we will continue in existence only until          , 2010. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of liquidating and winding up our affairs pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence has ended, with any franchise tax due or assessable by the State of Delaware. We view this provision terminating our corporate life by          , 2010 as an obligation to our stockholders, and our executive officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to complete our initial business combination within 24 months after the completion of this offering, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years (or such longer period as the Delaware Court of Chancery shall in its discretion direct) after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all vendors, providers of financing, if any, prospective target businesses and any other entities with whom we execute agreements waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that such vendors, providers of financing, prospective target businesses and other entities will execute such agreements, nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result , if we liquidate, the per share distribution from the trust account could be less than approximately $9.83 (or approximately $9.81 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective shares of our common stock, an aggregate sum equal to the amount in the trust account, inclusive of any interest income, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing holders have waived their rights to participate in any liquidating distribution with respect to their initial shares. There will be no distribution from the trust account with respect to the initial warrants, the private placement warrants and the warrants included in the units being sold in this offering, which will expire worthless.

We will pay the costs of liquidation from our remaining assets outside of the trust account, including from amounts earned from interest income. If such funds are insufficient, KBW, Inc. has agreed to provide us with the funds necessary to complete our liquidation (currently anticipated not to exceed $125,000).

If we were unable to consummate our initial business combination and have expended all of the net proceeds of this offering and the proceeds from the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest income, if any, earned on the trust account, the per share liquidation price (assuming no exercise of the underwriters’ over-allotment option) would be approximately $9.83, or approximately $0.17 less than the per unit offering price of $10.00, plus interest (but less taxes payable on such interest income and less up to $3,250,000, subject to adjustment, of interest income, after taxes payable that may be released to us to fund working capital requirements). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which will be prior to the claims of our public stockholders. If we are unable to consummate our initial business combination and are required to liquidate, KBW, Inc. has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of our liquidation and the claims are made by one or more of our vendors, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that provides goods or services to us (including any providers of financing). However, the agreement entered into by KBW, Inc. specifically provides for two exceptions to its indemnification obligations: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity to the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from KBW, Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations made to us by KBW, Inc., we believe that it is capable of funding a shortfall in our trust account to satisfy its foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that KBW, Inc. will be able to satisfy its indemnification obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and KBW, Inc. asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against KBW, Inc. to enforce its indemnification obligations.

While we currently expect that our independent directors would take action on our behalf against KBW, Inc. to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than approximately $9.83 (assuming no exercise of the underwriters’ over-allotment option).

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to make liquidating distributions to our public stockholders that they might otherwise receive.

We expect that our total costs and expenses associated with the implementing and completing our liquidation will not exceed $125,000. This amount includes all costs and expenses related to our winding-up and liquidation. We believe that there should be sufficient funds available to us as working capital to fund the liquidation expenses from the proceeds not held in the trust account, plus interest income earned, after taxes payable, on the trust account, although we cannot give you any assurance that such funds will, in fact, be sufficient for such purposes.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2010, 24 months from the completion of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and liquidation or if the stockholders seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is actually consummated by us. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the trust account.

Conflicts of Interest

KBW undertakes a wide range of financial advisory, investment banking, asset management and other activities for a variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which KBW has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to KBW.

For a more detailed discussion of conflicts of interest, please see the section entitled “Management — Conflicts of Interest.”

Certificate of Incorporation

Our certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain provisions of our certificate of incorporation. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of our certificate of incorporation would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of those provisions.

Neither we nor our board of directors will propose any amendment to those provisions, or support, endorse or recommend any proposal that stockholders amend any of those provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary duty our executive officers or directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that up to 30% of the shares of common stock (minus one share) included in the units being sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights (subject to the limitations described under “— Conversion Rights”) and that, despite such conversions, the business combination may still proceed.

Pursuant to our certificate of incorporation, our corporate existence will cease 24 months after the completion of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we consummate our initial business combination within this time period, in connection with the stockholder vote to approve our initial business combination, we will ask our stockholders to amend this provision to allow for our perpetual existence following such business combination.

Competition

In identifying, evaluating, and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of our initial business combination may delay or prevent the consummation of a transaction within the required 24-month time period;

•	the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our initial business combination may delay or prevent the consummation of a transaction;

•	the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our initial business combination may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the funds available to us from the trust account to fund our initial business combination;

•	the existence of all of our initial warrants, private placement warrants and warrants included in the units being sold in this offering, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire a business, or a portion of such business or businesses, that has a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several closely related businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our executive officers and directors believe, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Facilities

We currently maintain our executive offices at 787 Seventh Avenue, 6th Floor, New York, New York 10019. The cost for this space is included in the $10,000 per month fee. KBW, Inc. will charge us for general and administrative services commencing on the effective date of this offering pursuant to a services agreement. The agreement provides for a term of up to two years, commencing on the effective date of this offering, until the earlier of the consummation of our initial business combination or our liquidation. We believe that based on rents and fees for similar services in the City of New York, the fee which will be charged by KBW, Inc. is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have two executive officers. Although none of our executive officers are obligated to contribute any specific number of hours per week to our business, following this offering, we anticipate that our executive officers will devote a portion of their working time to our business. As noted earlier, each of our executive officers is affiliated with KBW, Inc., and the amount of time each of them will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered the units being sold in this offering under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy soliciting materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our executive officers and directors believe that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for our initial business combination.

We will be required to comply with the internal control over financial reporting requirement of the Sarbanes-Oxley Act for the fiscal year ending November 30, 2009. A target business may not have adequate internal control over financial reporting to allow us to comply with our Sarbanes-Oxley Act requirements. The process to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete our initial business combination. Furthermore, weak internal controls of a target business may affect the reliability of our financial statements and our ability to meet our reporting obligations, which could materially and adversely affect us.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our executive officers or directors.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Escrow of offering proceeds	$245,787,935 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants will be deposited in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $237,287,935 from the net proceeds of this offering and proceeds from the sale of the private placement warrants and $8,750,000 of proceeds attributable to the deferred underwriting discounts and commissions, less $250,000 of proceeds not held in the trust account.	$209,250,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker dealer in which the broker dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $245,787,935 of net proceeds from this offering and the proceeds from the sale of the private placement warrants held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Stockholder right to receive interest income earned from funds held in the trust account

Interest income earned on funds held in the trust account (after taxes payable on such interest income and after release of up to $3,250,000, subject to adjustment, of interest income after taxes payable, to fund working capital requirements, including the costs of our liquidation in such an event) will be held in the trust account for use in consummating our initial business combination or released to investors upon exercise of their conversion rights or upon liquidation.

Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account could not be released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the blank check company, interest or dividends earned on such funds up to the date of release may be released to the blank check company.

Limitation on fair value or net assets of target business
	The target for our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Trading of securities issued	The units being sold in this offering will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in the units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of termination of the underwriters’ over- allotment option or the exercise of such option in full, subject to our having filed the Current Report on 8-K described below and having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of our initial business combination.

During this period, the securities would be held in escrow or the trust account.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the net proceeds of this offering, including net proceeds from the underwriters’ exercise of their over-allotment option if any portion of such option has then been exercised, and the proceeds from the sale of the private placement warrants. We will file this Form 8-K promptly after the closing of this offering. If any portion of the over-allotment option is exercised by the underwriters following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option.

Exercise of the warrants	The warrants included in the units being sold in this offering and the private placement warrants cannot be exercised until the later of the consummation of our initial business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. If our shares are listed on AMEX, the meeting to vote on the initial business combination will take place not less than 23 days after mailing the proxy statement. If our shares are not listed on AMEX, the meeting to vote on the initial business combination will take place not less than 10 days after the certification date of mailing the proxy statement. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including accrued interest (after taxes payable on such interest income and after release of up to $3,250,000, subject to adjustment, of interest income after taxes payable, to fund working capital requirements). However, a stockholder who does not follow these procedures or a stockholder who does not take any action, including abstaining from the vote, would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination (or if holders of 30% or more of the shares of common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights, or if a majority of our outstanding shares of common stock are not voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence) but 24 months have not yet passed since the completion of this offering, we may seek other target businesses that meet the criteria set forth in this prospectus with which to consummate our initial business combination. If at the end of such 24-month period we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest (after taxes payable on such interest income, and after release of up to $3,250,000, subject to adjustment, of interest income, after taxes payable, to fund working capital requirements and after payment of or provision for our then existing and estimated future liabilities).	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Initial business combination deadline
Pursuant to our certificate of incorporation, our corporate existence will cease 24 months after the completion of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.
If our initial business combination has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
If we are unable to consummate a business combination within 24 months of the completion of this offering, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest income earned on the trust account not used to cover liquidation expenses, (after income taxes payable on such income, and after release of up to $3,250,000, subject to adjustment, of interest income after taxes payable, to fund working capital requirements and after payment of or provision for our then existing and estimated future liabilities).

Release of funds held in the trust account
Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income earned, after taxes payable, of up to $3,250,000 on the balance in the trust account, subject to adjustment, released to us to fund our working capital requirements, the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.
The proceeds held in the escrow account are not released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. Liquidation will require stockholder approval of a plan of liquidation approved by our board of directors prior to releasing the proceeds held in the escrow account. However, since all securities are required to be held in the escrow or trust account, liquidation will not require solicitation of public stockholders or compliance with the SEC proxy rules. In the event our initial business combination is not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Our executive officers and directors, their ages and positions are as follows:

Name	Age	Position

John G. Duffy	58	Chairman and Director
Peter E. Roth	48	Chief Executive Officer and Director
Charles E. Shomo IV	55	Chief Financial Officer
Andrew M. Senchak	61	Director
John A. Kanas	61	Director
William M. Steul	65	Director
[ ]	[ ]	Director
[ ]	[ ]	Director

John G. Duffy, Chairman and Director

Mr. Duffy has served as our Chairman and Director since our formation in December 2007 and has been associated with KBW for over 29 years. He began his career at KBW in 1978 as manager of its Bank Watch Department evaluating credit ratings for financial institutions nationwide. He became a director of Keefe, Bruyette & Woods, Inc. in 1990, was named its Co-Chief Executive Officer and President in 1999 and its Chairman and Chief Executive Officer in 2001. Prior to that, Mr. Duffy was Co-Chairman and Executive Vice President in charge of Keefe, Bruyette & Woods, Inc.’s Corporate Finance Department. At the time of formation of the holding company structure under KBW, Inc., in August 2005, he was also named Chairman and Chief Executive Officer of KBW, Inc. He received a B.A. from the City College of New York. Mr. Duffy serves on the Board of Trustees of the Michael Smurfit Graduate School of Business, University College in Dublin, Ireland, as well as St. Michael’s College in Colchester, Vermont and The Ursuline School in New Rochelle, New York. He is also Chairman of the Investment Committee of the Cardinal and Gold Fund of Cardinal Hayes High School in Bronx, New York and a Director of the American Ireland Fund.

Peter E. Roth, Chief Executive Officer and Director

Mr. Roth has served as our Chief Executive Officer and a Director since our formation in December 2007. Since April 2006, he has been the Chief Executive Officer of KBW Asset Management, an alternative asset management firm focused on the financial institutions sector and a wholly-owned subsidiary of KBW, Inc. In addition, Mr. Roth serves as the Managing Director and Member of the Investment Committee of KBW Capital Partners I, a private equity fund which invests in non-control positions in financial institutions and related entities. Mr. Roth served on the Board of Directors of KBW, Inc. from April 2006 through November 2006, resigning concurrently with its initial public offering. Prior to joining KBW Asset Management in 2006, Mr. Roth was an Executive Vice President, Managing Director and Head of Insurance Investment Banking at Keefe, Bruyette & Woods, Inc. Previously, Mr. Roth served as Head of Investment Banking at Fox-Pitt, Kelton for 13 years and was also a member of that firm’s senior management team. Starting in September 1990, he ran that firm’s U.S. investment banking group which focused on providing advisory and capital raising services for a wide range of financial institutions in the United States and Europe. Mr. Roth holds a B.A. from the University of Pennsylvania and an M.B.A. from The Wharton School of the University of Pennsylvania.

Charles E. Shomo, IV, Chief Financial Officer

Mr. Shomo has served as our Chief Financial Officer since February 2008. He has served as a Managing Director in the Corporate Finance Department in the Chicago office of Keefe, Bruyette & Woods, Inc. since he began his career at KBW in 1998. Mr. Shomo specializes in mergers and acquisitions, valuations and capital market transactions for bank and thrift institutions. For the 13 years prior to joining KBW, he was a Senior Vice President at two regional investment banking firms as a member of the debt capital markets group and corporate finance departments specializing in commercial banks and thrift institutions. Mr. Shomo spent seven years as the Chief Financial Officer of a mutual thrift institution in Chicago and also served as a Director of a federal chartered thrift institution. He was a Senior Auditor at KPMG LLP after graduating with a B.S. in accounting from Valparaiso University. Mr. Shomo is a CPA and a member of the Illinois CPA Society and the American Institute of Certified Public Accountants.

Andrew M. Senchak, Director

Mr. Senchak is a member of our Board of Directors. He currently serves as Vice Chairman and President of KBW, Inc. and Co-Head of Investment Banking for Keefe, Bruyette & Woods, Inc. He has been a director of KBW, Inc. since the time of its formation as a holding company in August 2005. He joined Keefe, Bruyette & Woods, Inc. in 1985 and was appointed as director and Head of Investment Banking in 1997. Mr. Senchak was elected Vice Chairman and President of Keefe, Bruyette & Woods, Inc. in 2001 and stepped down as President in 2006. Prior to joining the firm in 1985, Mr. Senchak taught as a professor of Economics at Rutgers University and spent two and a half years in Brazil with the Peace Corps. He received a B.A. from Lafayette College and earned a Ph.D. in Economics from Columbia University. Mr. Senchak is a member of the Board of Trustees of Newark Academy in Livingston, N.J., the World Trade Center Memorial Foundation, and the KBW Family Fund. He is also on the board of WeatherWise USA, Inc., a private company.

John A. Kanas, Director

Mr. Kanas is a member of our Board of Directors. He became President and Chief Executive Officer of North Fork Bancorporation, Inc. in 1977 and Chairman in 1987, and served in those capacities until the bank was acquired by Capital One Financial Corporation in December 2006. Mr. Kanas currently serves as an advisor to Capital One Financial Corporation and as a Senior Advisor to WL Ross & Co., a firm that invests in and restructures financially distressed companies. Mr. Kanas began his career at North Fork in 1971. During his tenure, North Folk completed an initial public offering, grew to be included in the S&P 500 Index and completed 17 acquisitions, including the acquisition of Green Point Financial Corp. in 2004. From December 2006 until August 2007, Mr. Kanas served as President, CEO and Vice Chairman of Capital One’s banking subsidiary, which includes North Fork Bank, the former Hibernia Bank in Louisiana and Texas and Capital One Direct Bank in Richmond, Virginia. He is a past president of the New York State Bankers Association and a past member of the NYSE Listed Company Advisory Committee. Mr. Kanas currently is a member of the Board of Trustees of Long Island University and the Weill Cornell Medical College. He holds a B.A. degree from Long Island University.

William M. Steul, Director

Mr. Steul is a member of our Board of Directors. He served as Vice President and Chief Financial Officer of Eaton Vance Corp., a Boston-based investment management firm, from October 1994 until October 2007. Before joining Eaton Vance, Mr. Steul was employed by Digital Equipment Corporation in Maynard, Massachusetts where for over 22 years he held a number of finance, marketing and business unit management positions, including a four-year assignment in Geneva, Switzerland as European Finance Manager. From 1992 to 1994, he was Vice President, Finance and Chief Financial Officer. From 1964 to 1972 he was employed by The Carborundum Company in Niagara Falls, New York in a number of financial and information systems management positions. Mr. Steul earned a B.A. in 1964 and an M.B.A. in 1968 from the State University of New York at Buffalo. In 1982, he completed the Senior Executive Development Program at the Sloan School of Management, Massachusetts Institute of Technology.

Number and Terms of Directors

Our board of directors has seven directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of           and           will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of           and           will expire at the second annual meeting. The term of office of the third class of directors, consisting of          ,          and          , will expire at the third annual meeting.

Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

The AMEX listing standards require that a majority of our board of directors be independent. Our board of directors has determined that Mr. Kanas, Mr. Steul,          and           are “independent directors” as defined in the AMEX listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, the independent directors will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the independent directors will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The independent directors’ approval will be required for any affiliated party transaction.

Committees of the Board of Directors

Audit Committee

Our board of directors has an audit committee that reports to the board of directors.          , and           serve as members of our audit committee. Under the AMEX listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent, subject to the exception described below.          and          are independent. Because we expect to list our securities on the AMEX in connection with our initial public offering, we have one year to have our audit committee be comprised solely of independent members. When we have identified one additional independent director, as we intend to do, he or she will serve on the audit committee, and           will resign from the committee.

          serves as the Chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that           qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•	meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our existing holders, executive officers or directors and their respective affiliates, other than a payment of an aggregate of $10,000 per month to KBW, Inc. for office space and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

Our board of directors has a compensation committee that reports to the board of directors.          , and          , each of whom is “independent” as defined in the rules of the AMEX and the SEC, serve as members of our compensation committee.          serves as the Chairman of the compensation committee. The functions of our compensation committee include:

•	establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	subsequent to our consummation of our initial business combination, reviewing and approving the compensation of our executive officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing director and officer indemnification and insurance matters; and

•	following the completion of this offering, preparing an annual report on executive compensation for inclusion in our proxy statement.

Governance and Nominating Committee

On completion of this offering, we intend to establish a governance and nominating committee, which will consist of each of          ,          and          , all of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the AMEX. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, by-laws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or existing holders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with our initial business combination. However, our executive officers, directors and employees of KBW will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and proceeds properly withdrawable from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

In addition, our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. If they do remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Code of Ethics and Committee Charters

We have adopted a Code of Ethics that applies to our officers, directors and employees. We have filed a copy of our Code of Ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

KBW undertakes a wide range of financial advisory, investment banking, asset management and other activities for a variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which KBW has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to KBW.

Some of these potential conflicts are described below. In considering them, you should understand that:

•	Messrs. Duffy, Roth, Senchak and Shomo and certain other persons who may make decisions for us are not independent from KBW, have other responsibilities (including advisory and asset management responsibilities) within KBW and have an economic interest in the success of KBW separate and apart from their economic interest in us. Messrs. Duffy, Roth, Shomo and Senchak and certain other persons who may make decisions for us will concurrently work for and receive compensation relating to advisory, asset management or other activities at KBW. While their ownership interests in us may incentivize them to benefit us, the compensation from advisory, asset management or other KBW activities may incentivize them to serve the interests of KBW’s advisory and asset management business and its clients, or other KBW businesses. In addition, each of Messrs. Duffy, Roth, Shomo and Senchak have a duty to present all business combination opportunities within the lines of business in which KBW is engaged to KBW, [and Messrs. are directors of, and have fiduciary duties to, [companies in which have invested, which may result in conflicts with our interests.]

•	Conflicts related to the allocation of potential business combination opportunities to us will be considered and resolved on a case by case and discretionary basis by KBW, in consultation with Messrs. Duffy, Roth, Senchak and Shomo. While this process will consider our interests, investors should assume that conflicts will be resolved in a manner determined to be in the overall best interests of KBW, including its various businesses and relationships, and not necessarily in favor of our interests.

Without limiting the foregoing, the following describes some of the potential conflicts that could arise:

General

•	The initial shares and initial warrants, the private placement warrants and any additional securities owned by KBW, Inc., our directors and the employee holders will be released from escrow only if a business combination is successfully completed, and the warrants held by KBW, Inc. and the employee holders and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our existing holders will not receive liquidating distributions with respect to any of their initial shares. For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•	KBW and our executive officers and directors may purchase shares of common stock as part of this offering or in the secondary market. If they do, they have agreed to vote such shares in favor of our initial business combination.

•	KBW has no fiduciary obligations to us. Therefore, it has no obligation to present business combination opportunities to us at all and will only do so if it believes it will not violate its other fiduciary obligations.

You should also be aware of the following potential conflicts of interest:

•	Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our affairs and the search for a business combination, on the one hand, and their other business interests, on the other hand. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and none of our executive officers are obligated to contribute any specific number of hours per week to us. For more information, see the section of this prospectus entitled “Risk Factors — Risks Relating to the Company and the Offering — Our executive officers and directors will allocate their time to other business interests, thereby causing conflicts of interest in their determination as to how much time to devote to us. This could have a negative impact on our ability to consummate our initial business combination.”

•	Neither KBW nor our executive officers and directors who are also employed by KBW have any obligation to present us with any opportunity for a potential business combination of which they become aware. KBW and/or our management, in their capacities as officers or managing directors of KBW or in their other endeavors, may choose or be obligated to present potential business combinations to KBW, current or future KBW-managed investment vehicles, including KBW Capital Partners I, or third parties, including clients of KBW, before they present such opportunities to us. As a result, you should assume that to the extent any of our executive officers or directors who are also employed by KBW identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director will first present such opportunity to such other entity, and he or she will only present such opportunity to us to the extent such other entity first rejects or is unable to pursue such opportunity.

•	In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations or advisory arrangements that prevent them from presenting otherwise suitable target businesses to us or that otherwise raise potential conflicts of interest with us. Mr. Kanas is an advisor to Capital One Financial Corporation and a Senior Advisor to WL Ross & Co., a firm that invests in and restructures financially distressed companies, including financial services institutions. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware, unless the particular opportunity was expressly offered to the independent director solely in his capacity as one of our directors.

•	Unless we consummate our initial business combination, our executive officers and directors and KBW and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interests of our executive officers and directors could influence our executive officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in our stockholders’ best interest. Specifically, our executive officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•	Our executive officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such executive officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•	Approximately $5,525,000 of KBW, Inc.’s and the employee holders’ investment in us will be lost if we do not consummate a business combination within the required 24-month period. This amount is comprised of consideration paid by them for the initial securities and the private placement warrants. These amounts are in addition to (1) a maximum of $125,000 in fees and expenses for our liquidation which KBW, Inc. has agreed to pay if we do not have sufficient funds outside of the trust account to pay for such expenses, and (2) claims made against the trust account by creditors who have not executed waivers of claims.

•	KBW, Inc., our directors and the employee holders will own collectively approximately 20% of our common stock upon completion of this offering, assuming none of them purchases additional units in this offering. This significant ownership interest may dissuade potential acquirers from seeking control of us after we consummate our initial business combination.

Asset Management Activities

•	KBW currently operates an asset management business in the United States, including the management of KBW Capital Partners I, a private equity fund that makes investments in financial institutions and related entities. Mr. Roth, our Chief Executive Officer and Director, serves as the Managing Director and a Member of the Investment Committee of KBW Capital Partners I. KBW Capital Partners I currently targets investments that do not exceed $15 million in size, which would be a smaller size than is suitable for our initial business combination. However, if we were to pursue multiple simultaneous targets for our initial business combination, we may compete with KBW Capital Partners I for one or more of such targets. Furthermore, KBW Capital Partners I may also participate in transactions with other investors in the acquisition of a larger target. If KBW Capital Partners I were to participate in a transaction with other investors in the acquisition of a larger target or change its investment criteria, KBW Capital Partners I may be in direct competition with us for a possible target for our initial business combination. In addition, KBW, including its asset management business, also may make, or seek to make, investments in securities or investments in, or business combinations with, entities or businesses that may relate to, or be in conflict with, our interests. These activities may include organizing future investment vehicles that may compete directly with us and conflict with our interests.

•	Investment ideas generated within KBW, including by Messrs. Duffy, Roth, Senchak and Shomo and other persons who may make decisions for us, may be suitable for both us and for an investment banking client or a current or future KBW managed investment vehicle and may be directed to such client or investment vehicle rather than to us.

Advisory and Investment Banking Activities

•	Clients of KBW’s advisory, investment banking capital markets business may also compete with us for acquisition opportunities meeting our investment objectives. If KBW is engaged to act for any such clients, we may be precluded from pursuing such opportunities.

•	KBW’s advisory or investment banking business may also be engaged to advise the seller of an entity, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the entity, business or assets. If we are permitted to pursue the opportunity, KBW’s interests or its obligations to the seller will diverge from our interests.

Accordingly, as a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting our investment criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business combination opportunity with respect to our investment criteria. The above mentioned conflicts may not be resolved in our favor. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business or businesses with significant growth potential on favorable terms.

We have agreed not to consummate a business combination with an entity which is affiliated with our executive officers, our directors or KBW, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction, which will be comprised of independent directors. We currently do not anticipate entering into a business combination with an entity affiliated with our executive officers, our directors or KBW. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions or that has been identified to KBW as an acquisition candidate prior to this offering.

In connection with the votes required for any business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, if any, with respect to our initial business combination in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units they purchase in this offering or units or shares of common stock included in such units that they purchase in the secondary market) in the votes required to approve the business combination and the amendment to our certificate of incorporation to provide for our perpetual existence and, as a result, will not be entitled to conversion rights. Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock (including shares of common stock included in any units so purchased) in or following the completion of this offering they will vote all such acquired shares in favor of our initial business combination and that they will vote all shares owned by them in favor of amending our certificate of incorporation to provide for our perpetual existence, thereby revoking the 24 month limitation on our corporate life. In addition, our existing holders have agreed to waive their right to participate in any liquidating distribution with respect to the initial shares. Furthermore, our executive officers, directors and existing holders will not be entitled to conversion rights with respect to any shares acquired in or following the completion of this offering.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, (assuming no purchase of units in this offering by the persons listed in the following table) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the initial warrants or the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

			As Adjusted for this Offering
			No Exercise of Over-Allotment Option		Full Exercise of Over-Allotment Option
		Percentage		Percentage		Percentage
	Number	of		of		of
	of Shares	Outstanding		Outstanding		Outstanding
	Before this	Common	Number of	Common	Number	Common
Name of Beneficial Owners(1)(2)	Offering	Stock	Shares	Stock(3)	of Shares	Stock(3)

KBW, Inc.(4)	5,828,409	81%	5,068,182	16%	5,828,409	16%
John G. Duffy	32,670	*	28,409	*	32,670	*
Peter E. Roth
Andrew M. Senchak	32,670	*	28,409	*	32,670	*
Charles E. Shomo IV	19,602	*	17,045	*	19,602	*
John A. Kanas
William M. Steul

All directors and officers as a group ( persons)		%		%		%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following is 787 Seventh Avenue, 6th Floor, New York, New York 10019.

(2)	We intend to invite four other individuals to join our board as independent directors.

(3)	Assumes no exercise of any warrants included in the units.

(4)	Includes a total of 937,500 shares of common stock that will be forfeited by KBW, Inc. and the employee holders to us to the extent that the underwriters do not exercise their over-allotment option.

If we determine that the size of the offering should be increased or decreased from the size set forth in this prospectus, a stock dividend, a reverse stock split or other adjustment, as applicable, would be effectuated in order to maintain our existing holders’ ownership percentage at 20% of the total number of shares of our common stock outstanding upon completion of this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

In addition, in connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, with respect to our initial business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market). Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired), they will vote all such acquired shares in favor of our initial business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence.

We have agreed that we will not directly or indirectly, issue, sell, offer, contract, or grant any option to sell, pledge, transfer, hedge, or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer any new units, shares of common stock or preferred stock, options or warrants to acquire shares of common stock or preferred stock, or securities convertible into or exercisable or exchangeable for shares of common stock or preferred stock or units, or announce the offering of any of the foregoing, in each case during the period from the date of this prospectus and ending on the consummation of our initial business combination, without the prior written consent of Banc of America Securities LLC. We have also agreed that, during this period, we will not issue any debt securities, or incur any indebtedness, unless such indebtedness or debt securities are not repayable and no interest or other amount is payable with respect thereto until and unless we consummate our initial business combination. In addition, during this period, we have also agreed not to file any registration statement for any units, shares of common stock or preferred stock, options or warrants to acquire shares of common stock or preferred stock, or any securities convertible into or exercisable or exchangeable for common stock or preferred stock or units, without the prior written consent of Banc of America Securities LLC except the filing of any registration statement required pursuant to the registration rights agreement referred to under “Description of Securities — Registration Rights.” The restrictions described above do not apply to issuances of securities or the incurrence of debt by us pursuant to or in connection with any initial business combination.

Our existing holders and each of our executive officers and directors have entered into a lock-up agreement with us and the underwriters. Under the terms of this agreement, subject to certain limited exceptions, our existing holders and each of our executive officers and directors have agreed that they will not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer, or make any demand for, or exercise any right for the registration of (i) any initial securities, until 180 days after the consummation of our initial business combination, unless, subsequent to our initial business combination, (A) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading-day period, or (B) we consummate a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities, or other property, (ii) any units or shares of our common stock (whether part of the units being sold in this offering or not) purchased in connection with this offering or in the secondary market, until 180 days after our initial business combination, (iii) any warrants purchased in this offering or in the secondary market, until after our initial business combination and (iv) any of their private placement warrants or the shares underlying such private placement warrants, until after the consummation of our initial business combination. These exceptions include transfers to permitted transferees, who agree in writing to be bound by such transfer restrictions.

In the case of all of the lock-ups described in the preceding two paragraphs, if (a) during the last 17 days of the applicable lock-up period described above, we issue an earnings release or material news or a material event relating to us occurs or (b) before the expiration of the applicable lock-up period described above, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of such applicable lock-up period, such applicable lock-up period will be extended for 18 days beginning on the date of the issuance of the earnings release or the occurrence of the material news or of the material event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 13, 2007, KBW, Inc. purchased 7,187,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per unit, in a private placement. In January 2008, employee holders purchased 1,359,091 shares of our common stock from KBW, Inc. at cost. Additionally, each of our directors will purchase 60,000 shares of our common stock directly from KBW, Inc. prior to this offering at cost.

We have also entered into agreements with KBW, Inc. and the employee holders pursuant to which KBW, Inc. and the employee holders have agreed to purchase an aggregate of 5,500,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $5,500,000. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

Our existing holders holding a majority of the registrable securities will be entitled to make up to three demands that we register the initial securities and private placement warrants and the shares of common stock issuable upon exercise of the initial warrants and placement warrants pursuant to an agreement to be signed prior to or on the date of this prospectus. Such existing holders can elect to exercise these registration rights at any time beginning three months prior to the date on which the transfer restriction period applicable to such securities expires, although they will not be entitled to sell or otherwise transfer any such securities until after the applicable transfer restriction period expires. In addition, our existing holders will have certain “piggy-back” registration rights with respect to these securities on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our existing holders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to the shares of common stock that they acquire prior to this offering. Our executive officers, directors and existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market). Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock in or following the completion of this offering (including the shares of common stock included in any units so required), they will vote all such acquired shares in favor of our initial business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence. Accordingly, our executive officers, directors and existing holders will not be entitled to any conversion rights with respect to the shares of common stock acquired prior to, in or following the completion of this offering. A stockholder is eligible to exercise its conversion rights only if it votes against our initial business combination that is ultimately approved and consummated.

KBW, Inc. made us an interest-free loan of $200,000 for the payment of offering expenses. The loan will be repaid upon the earlier of the completion of this offering or December 9, 2008. Additionally, we will pay KBW, Inc. a monthly fee of $10,000 for general and administrative services, including office space and administrative services from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in the City of New York, the fees charged by KBW, Inc. are at least as favorable as we could have obtained from unaffiliated third parties.

We will reimburse our executive officers, directors and employees of KBW for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses for our initial business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Other than the repayment of the $200,000 interest-free loan described above, the payment of $10,000 per month to KBW, Inc. in connection with the office space and certain general and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers, directors and employees of KBW, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or for any services they render in order to consummate our initial business combination.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested independent directors or the members of our board of directors who do not have an interest in the transaction and who are not affiliated with KBW, Inc., in either case who had access, at our expense, to our attorneys or independent legal counsel.

For a more detailed discussion of conflicts of interest, please see the section entitled “Management — Conflicts of Interest.”

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 150,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share. Immediately after the completion of this offering, we will have 31,250,000 shares of common stock outstanding (assuming that the underwriters’ over-allotment has not been exercised). The underwriting agreement prohibits us, prior to our initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock without the prior written consent of Banc of America Securities LLC; provided that, we may issue additional equity in connection with consummating our initial business combination.

Units

Units Being Sold in this Offering

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants included in these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option to purchase additional units to cover over-allotments or the exercise of such option in full, subject to our having filed the Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the net proceeds of this offering and the proceeds from the sale of the private placement warrants and having issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet promptly after the closing of this offering, which closing is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include the net proceeds we receive from the underwriters’ exercise of their over-allotment option if any portion of the over-allotment option is exercised prior to the filing of the first Current Report on Form 8-K and, if any portion of such over-allotment option is exercised by the underwriters after such time, we will file an additional Current Report on Form 8-K that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option. Following the date the common stock and the warrants are eligible to trade separately, Banc of America Securities LLC may decide to allow continued trading of the units following such separation, in which case holders of units will be required to have their brokers contact our transfer agent in order to separate their units into common stock and warrants.

Initial Securities

On December 13, 2007, KBW, Inc. purchased 7,187,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per unit, in a private placement. In January 2008 employee holders purchased 1,359,091 shares of our common stock from KBW, Inc. at cost. Additionally, each of our directors will purchase 60,000 shares of our common stock directly from KBW, Inc. prior to the completion of this offering at cost. The initial units and related components will be identical to the units sold in this offering and related components, except that:

•	the existing holders are subject to the transfer restrictions described below;

•	the initial units are immediately separable into initial shares and initial warrants;

•	the existing holders have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock are voted by the public stockholders (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) in the votes required to approve our initial business combination and the amendment to our certificate of incorporation to provide for our perpetual existence and, as a result, will not be entitled to conversion rights (as described below) with respect to their initial shares;

•	the existing holders have agreed to waive their rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination;

•	the initial warrants will not be redeemable by us;

•	the initial warrants will become exercisable upon the later of (i) the date that is one year after the date of this prospectus and (ii) the consummation of our initial business combination, in each case, if (x) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period beginning 90 days after the consummation of our initial business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants included in the units being sold in this offering and a current prospectus relating to the shares of common stock issuable upon exercise of such warrants; and

•	the initial warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the existing holders or their permitted transferees.

Our existing holders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their initial units, initial shares or initial warrants (including the shares of common stock to be issued upon exercise of the initial warrants), without the prior written consent of Banc of America Securities LLC, until 180 days after the date of the consummation of our initial business combination, unless, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Notwithstanding the foregoing, the existing holders are permitted to transfer their initial units, initial shares or initial warrants (including the shares of common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner that the majority of the shares of our common stock are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) in the votes required to approve our initial business combination and the amendment to our certificate of incorporation to provide for our perpetual existence and waive any rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination. For so long as the initial units, initial shares or initial warrants (including the shares of common stock to be issued upon exercise of the initial warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock are voted by our public stockholders (excluding our executive officers, directors and existing holders with respect to any units that they purchase in this offering or units or shares of common stock originally included in such units that they purchase in the secondary market). Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock (including shares of common stock included in units so acquired) in or following the completion of this offering they will vote all such acquired shares in favor of our initial business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence. However, our executive officers, directors and existing holders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders, including the election and removal of directors.

We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against the proposed initial business combination and exercise their conversion rights as discussed above and a majority of the outstanding shares of our common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence.

Pursuant to our certificate of incorporation, if we do not consummate our initial business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest income not previously released to us to fund working capital requirements and after any income taxes due on such interest income, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, after income taxes payable on such interest. Our existing holders have waived their right to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to shares of common stock acquired by them prior to this offering. However, our executive officers, directors and existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired (including shares of common stock included in units acquired) by any of them in or following the completion of this offering.

Our common stock has no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our executive officers, directors and existing holders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the initial business combination is approved and consummated. Public stockholders who convert their shares of common stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 500,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred stock without the prior written consent of Banc of America Securities LLC, but we may issue preferred stock in connection with the consummation of our initial business combination. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time, unless the warrants have previously expired, commencing on the later of:

•	the consummation of the initial business combination; or

•	one year from the date of this prospectus;

provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon the exercise of the warrants is available.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time on          , 2013, unless we have redeemed the warrants prior to such time. If we elect to redeem the warrants, we will have the option to require all holders who elect to exercise their warrants prior to redemption to do so on a cashless basis. We may redeem the warrants included in the units being sold in this offering at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	only if (x) the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to warrant holders, (y) a registration statement under the Securities Act covering shares of common stock issuable upon exercise of the warrants is effective from the date on which we send a redemption notice to and including the redemption date and (z) a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established this last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his, her or its warrants prior to the scheduled redemption date. There can be no assurance that the price of our common stock will not fall below the $14.25 per share trigger price or the $7.50 per share warrant exercise price after the redemption notice is delivered. We may redeem the outstanding warrants in our sole discretion if the above conditions are satisfied, without the consent of the underwriters, our stockholders or any other party.

If we call the warrants included in the units being sold in this offering for redemption, our management will have the option to require all holders that elect to exercise such warrants to do so on a “cashless basis.” In such cases, assuming a holder elects to exercise all of his, her or its warrants, each holder would pay the exercise price by surrendering the warrants and would receive on exercise that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants being tendered multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value and then would receive shares of common stock underlying the non-surrendered warrants. The “fair market value” shall mean the average reported closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Such warrants may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on a cashless basis.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date, (or, in the case of redemption, prior to the redemption date) at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised (except in the event we have required cashless exercise of the warrants in connection with a redemption). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our commercially reasonable efforts to maintain an effective registration statement and to make available a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration or earlier redemption of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants or otherwise permit the warrants to be exercised in the absence of an effective registration statement or a currently available prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if holders are prohibited from exercising warrants because an effective registration statement and the prospectus relating to the common stock issuable upon the exercise of the warrants is not currently available or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units being sold in this offering will not be exercisable at the option of the holder on a cashless basis, provided that in connection with a call for redemption of the warrants, we may require all holders who wish to exercise their warrants to do so on a cashless basis. The initial warrants and the private placement warrants will not be exercisable at any time unless a registration statement is effective and a prospectus is available.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants will be identical to the warrants included in the units being sold in this offering, except that:

•	the private placement warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees;

•	the private placement warrants will not be redeemable by us; and

•	the holders of the private placement warrants have agreed, subject to certain exceptions, not to sell or otherwise transfer any of their private placement warrants. KBW, Inc. and the employee holders have agreed, subject to certain exceptions, not to sell or otherwise transfer the private placement warrants (including shares of common stock issuable upon exercise of the private placement warrants) until after consummation of our initial business combination, without the prior written consent of Banc of

America Securities LLC; provided, however, that transfers may be made to permitted transferees who agree in writing to be bound by such transfer restrictions. In addition, KBW, Inc. and the employee holders and their permitted transferees will be permitted to transfer their private placement warrants in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination.

If a holder of the private placement warrants elects to exercise them on a cashless basis, that holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants being tendered, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that the private placement warrants will be exercisable on a cashless basis so long as they are held by the original purchaser and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise the private placement warrants on a cashless basis is appropriate. We would not receive any proceeds to the extent the warrants are exercised on a cashless basis.

Dividends

We have not paid any dividends on our common stock to date. Prior to consummating our initial business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest income earned on funds in the trust account that are required to be held therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. Both (i) interest income earned on the trust account balance to pay any income taxes on such interest income and (ii) interest income earned, after taxes payable, on the trust account of up to $3,250,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriter exercises its over-allotment option), to fund our working capital requirements, including, in such an event, the costs of our liquidation may be released to us from the trust account. Accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

Staggered board of directors

Our certificate of incorporation, which will be in effect upon completion of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size serving staggered terms of three years each. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Removal of Directors

Under our certificate of incorporation and by-laws, directors may only be removed by a majority of our stockholders for cause.

Special meeting of stockholders

Our by-laws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chairman, chief executive officer or secretary or at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us, whichever is later. Our by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our by-laws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after the completion of this offering, we will have 31,250,000 shares of common stock outstanding (or 35,937,500 shares if the underwriters’ over-allotment option is exercised in full). Of these shares, the 25,000,000 shares sold in this offering (or 28,750,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,187,500 shares (or 6,250,000 shares if the underwriters’ over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, except in limited circumstances, (i) the private placement warrants, including the shares of common stock issuable upon exercise of those warrants, will not be transferable until after the consummation of our initial business combination and (ii) the initial securities issued to the existing holders will not be transferable until 180 days following the consummation of our initial business combination, unless (solely in the case of this clause (ii)), subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property; provided that these restrictions shall not apply to transfers to permitted transferees. For more information about these exceptions, see the section entitled “Description of Securities.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering (or 359,375 if the underwriters exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

On November 15, 2007, the SEC adopted amendments to Rule 144 that shorten the holding period described above from one year to six months. In addition, these amendments provide that sales made after such holding period need not comply with the volume limitation, manner of sale or notice provisions described above; provided that the person making such sale is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, such sale. Such sales must comply with the public information provision of Rule 144 until our common stock has been held for one year. These amendments will be effective for any sales made under Rule 144 beginning February 15, 2008.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, Rule 144 as in effect on and after February 15, 2008 giving effect to the amendment thereto is available to stockholders of blank check companies and their transferees one year after the consummation of a business combination by the blank check company and the blank check company’s filing of information required by Form 10 with the SEC, provided that the blank check company has filed certain reports required by the Exchange Act in the last year on a timely basis. The prohibition on use of Rule 144 by blank check companies does not apply to blank check companies that are business combination related shell companies, as defined under Rule 405 of the Securities Act. However, we will not be considered a business combination related shell company and, as a result, Rule 144 will not be available to our stockholders until one year after we have completed our initial business combination and filed Form 10 information with the SEC, assuming we have filed certain reports required by the Exchange Act with the SEC for the past year on a timely basis.

Registration Rights

Our existing holders holding a majority of our initial securities and private placement warrants, as applicable, will be entitled to make up to three demands that we register the 6,250,000 initial units (7,187,500 initial units if the underwriters’ over-allotment option is exercised in full) (in each case including the shares and warrants included in the initial units and the shares issuable upon exercise of such warrants) and the 5,500,000 private placement warrants and the shares for which all such warrants are exercisable pursuant to an agreement to be signed prior to the date of this prospectus. Such existing holders may elect to exercise their registration rights at any time beginning on the date three months prior to the expiration of the applicable transfer restrictions, but will not be entitled to sell those securities until the applicable lock-up periods have expired. The lock-up period for the initial securities (including the shares and warrants included in the initial units and the shares issuable upon exercise of such warrants) expires on the date that is 180 days after the consummation of the initial business combination, and the restricted transfer period for the private placement warrants and the shares issuable upon exercise of such warrants expires on the consummation of our initial business combination, in each case subject to exceptions permitting earlier transfers. In addition, our existing holders have certain “piggy-back” registration rights with respect to the securities held by them (including shares issuable upon exercise of warrants) on registration statements filed by us on or subsequent to the expiration of the applicable transfer restriction period and registration rights with respect to a registration statement on Form S-3. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, our existing holders will waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

Listing

We have applied to have our units listed on the AMEX under the symbol “FNS.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols “FNS” and “FNS.WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101 (b) and (c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material United States federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased at initial issuance pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-United States tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the United States dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of, or the tax consequences to, partnerships (including entities treated as partnerships for United States federal income tax purposes) or pass-through entities or persons who hold our units, common stock or warrants through such entities. The tax treatment of a partnership or other pass-through entity and each partner or member thereof will generally depend upon the status and activities of the entity and such partner or member. A holder that is treated as a partnership or other pass-through entity for United States federal income tax purposes and persons who hold our units, common stock or warrants through such an entity should consult their own tax advisor regarding the United States federal income tax considerations applicable to them of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date hereof and which may be subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined for United States federal income tax purposes) have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person (as defined for United States federal income tax purposes). As used in this prospectus, the term “United States holder” means a beneficial owner of our securities that is a U.S. person and the term “non-United States holder” means a beneficial owner of our securities that is not a U.S. person.

This discussion is only a summary of material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any United States federal tax laws, any state, local or non-United States tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. In addition, pursuant to this treatment, a holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a United States holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period and other applicable requirements are satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period and other requirements are met, qualified dividends received by a non-corporate United States holder generally will be subject to tax at the maximum United States federal income tax rate applicable to capital gains for taxable years beginning on or before December 31, 2010, after which the United States federal income tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business — Consummating an Initial Business Combination — Conversion Rights,” may prevent a United States holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

Dividends paid to a non-United States holder that are not effectively connected with the non-United States holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-United States holder who wishes to claim the benefit of an applicable income tax treaty withholding rate with respect to such dividends will generally be required to, among other things, complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty. If our common stock is held through certain foreign intermediaries, compliance with certain certification requirements of applicable United States Treasury Regulations may be required. These forms and certifications must be periodically updated. Non-United States holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-United States holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, that are attributable to a permanent establishment or fixed base maintained by the non-United States holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-United States holder complies with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment under an applicable income tax treaty received by a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-United States holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below), we currently intend to withhold 10% of any distribution that exceeds our estimate of our current and accumulated earnings and profits, which withheld amount may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a United States holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the United States holder’s holding period with respect to the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business — Consummating an Initial Business Combination — Conversion Rights,” may prevent a United States holder from satisfying the applicable holding period requirements. In general, a United States holder will recognize gain or loss on a disposition of our common stock in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (ii) the United States holder’s adjusted tax basis in the share of common stock. A United States holder’s adjusted tax basis in the common stock generally will equal the United States holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain recognized by a non-corporate United States holder generally will be subject to a maximum United States federal income tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations. In addition, generally no deduction will be allowed for losses upon a taxable disposition by a United States holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such United States holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities, but such United States holder’s tax basis in such substantially identical stock or securities generally will be adjusted to take into account any such disallowed loss.

Any gain realized by a non-United States holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if an income tax treaty applies, such gain is attributable to a United States permanent establishment or fixed base of the non-United States holder), (2) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” (as defined in Section 897 of the Code) for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-United States holder owns or has owned, or is treated as owning, more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held our common stock. Special rules may apply to the determination of the 5% threshold described in clause (3) of the preceding sentence in the case of a holder of a warrant (whether or not held as part of a unit). As a result, non-United States holders are urged to consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Net gain realized by a non-United States holder described in clauses (1) and (3) of the preceding paragraph will be subject to tax at generally applicable United States federal income tax rates. Any gains of a corporate non-United States holder described in clause (1) of the preceding paragraph may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-United States holder described in clause (2) of the preceding paragraph (which may be offset by United States source capital losses) will be subject to a flat 30% tax. The gross proceeds from transactions described in clause (3) of the preceding paragraph may be subject to a 10% withholding tax, which may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

We do not believe that we currently are a “United States real property holding corporation.” Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests (as defined in Section 897 of the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under the Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder before and after such conversion (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are further explained below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion and, immediately after the conversion, the holder must own (actually or constructively) less than 50% of the total combined voting power of all classes of stock entitled to vote. In general, there will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion generally will be treated as a corporate distribution and the tax effects will be as described above under “— Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, possibly to the holder’s adjusted tax basis in its warrants or in other common stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock.

Tax Consequences of an Investment in our Warrants

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a United States holder will not be required to recognize gain or loss for United States federal income tax purposes upon its exercise of a warrant. The United States holder’s tax basis in the share of our common stock received upon exercise of a warrant by such United States holder generally will be an amount equal to the sum of the United States holder’s initial investment in the warrant (i.e., the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”) and the exercise price (i.e., initially, $7.50 per share of our common stock). The United States holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

The United States federal income tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. Under either of these characterizations, a United States holder’s tax basis in the shares of our common stock received upon the cashless exercise of warrants would equal the United States holder’s aggregate tax basis in the warrants used to effect the cashless exercise. If the cashless exercise of warrants were to be treated as a recapitalization, the holding period of the shares of our common stock received in the cashless exercise would include the holding period of the warrants. If the cashless exercise of warrants were to be treated as not being a gain recognition event, a United States holder’s holding period in the shares of our common stock received in the cashless exercise may be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants rather than including the holding period of the warrants.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized for United States federal income tax purposes. In such event, a United States holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised. Under one possible analysis, the United States holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the United States holder’s tax basis in the warrants deemed surrendered. Provided that the warrants were held by a United States holder for more than one year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In such case, a United States holder’s tax basis in the shares of our common stock received in the cashless exercise would equal the sum of the fair market value of the warrants deemed surrendered and the United States holder’s tax basis in the warrants deemed exercised. Under such characterization, a United States holder’s holding period for the shares of our common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrants.

The United States federal income tax treatment of a non-United States holder’s exercise of a warrant generally will correspond to the United States federal income tax treatment of the exercise of a warrant by a United States holder and the United States federal income tax treatment of a non-United States holder’s gain, if any, recognized from a cashless exercise of warrants will generally correspond to the United States federal income tax treatment of a non-United States holder’s gain recognized upon a sale or other taxable disposition of our common stock, as described under “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Due to the absence of authority regarding the United States federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise) or redemption of a warrant, a United States holder will be required to recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the United States holder’s tax basis in the warrant (that is, the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a United States holder will recognize a loss in an amount equal to the United States holder’s tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the United States holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations. In addition, generally no deduction will be allowed for losses upon a taxable disposition by a United States holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such United States holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities, but such United States holder’s tax basis in such substantially identical stock or securities generally will be adjusted to take into account any such disallowed loss.

The United States federal income tax treatment of a non-United States holder on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the United States federal income tax treatment of a non-United States holder on a taxable disposition of our common stock. In this regard, it should be noted that if we are treated as a “United States real property holding corporation” for United States federal tax purposes, gain on a disposition of our warrants as well as on our common stock may be subject to United States federal income tax, as described under “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, under certain circumstances, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock. See “— Dividends and Distributions” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to United States federal estate tax. The foregoing will also apply to warrants. Non-United States holders should consult their own tax advisors with respect to United States federal estate tax consequences.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of any distributions made to such holder on our common stock and the tax withheld with respect to such distributions, regardless of whether withholding was required. In the case of a non-United States holder, copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-United States holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-United States holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. Such information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code, or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriters. Banc of America Securities LLC is acting as sole book-running manager of this offering and as representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of Units

Banc of America Securities LLC
CRT Capital Group LLC
JMP Securities LLC

Total	25,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $      per unit to selected dealers. The underwriters may also allow, and the dealers may re-allow, a concession of not more than $      per unit to some other dealers. If all the units that the underwriters have committed to purchase from us are not sold at the initial public offering price, the underwriters may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to Purchase Additional Units

We have granted the underwriters an option to purchase up to 3,750,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time, and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and Commissions

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. The amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Us
Underwriting Discount	No Exercise	Full Exercise

Per Unit(1)	$0.35	$0.35
Total(1)	$8,750,000	$10,062,500

(1)	The total underwriting discount as a percentage of the gross offering proceeds is equal to 7.0%. This amount excludes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $8,750,000 ( or $10,062,500 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon consummation of our initial business combination. If we do not consummate our initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions (and assuming that the underwriters do not exercise their over-allotment option), will be approximately $712,065.

Listing

There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the AMEX under the symbol FNS.U on or promptly after the date of this prospectus. Upon separate trading of the securities included in the units, we anticipate that the common stock and the warrants will be listed on the AMEX under the symbols FNS and FNS.WS, respectively.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representative may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units being sold by them and purchased by the representative in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the AMEX, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that they may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution of the units.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO Pricing

Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history of, and prospects for companies whose principal business is the acquisition of other businesses;

•	prior offerings of those companies;

•	our prospects for acquiring a business at attractive values;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Lock-up Agreements

We have agreed that we will not directly or indirectly, issue, sell, offer, contract, or grant any option to sell, pledge, transfer, hedge, or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer any new units, shares of common stock or preferred stock, options or warrants to acquire shares of common stock or preferred stock, or securities convertible into or exercisable or exchangeable for shares of common stock or preferred stock or units, or announce the offering of any of the foregoing, in each case during the period from the date of this prospectus and ending on the consummation of our initial business combination, without the prior written consent of Banc of America Securities LLC. We have also agreed that, during this period, we will not issue any debt securities, or incur any indebtedness, unless such indebtedness or debt securities are not repayable and no interest or other amount is payable with respect thereto until and unless we consummate our initial business combination. In addition, during this period, we have also agreed not to file any registration statement for any units, shares of common stock or preferred stock, options or warrants to acquire shares of common stock or preferred stock, or any securities convertible into or exercisable or exchangeable for common stock or preferred stock or units, without the prior written consent of Banc of America Securities LLC except the filing of any registration statement required pursuant to the registration rights agreement referred to under “Description of Securities — Registration Rights.” The restrictions described above do not apply to issuances of securities or the incurrence of debt by us pursuant to or in connection with any initial business combination.

Our existing holders and each of our executive officers and directors have entered into a lock-up agreement with us and the underwriters. Under the terms of this agreement, subject to certain limited exceptions, our existing holders and each of our executive officers and directors have agreed that they will not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer, or make any demand for, or exercise any right for the registration of (i) any initial securities, until 180 days after the consummation of our initial business combination, unless, subsequent to our initial business combination, (A) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading-day period, or (B) we consummate a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities, or other property, (ii) any units or shares of our common stock (whether part of the units being sold in this offering or not) purchased in connection with this offering or in the secondary market, until 180 days after our initial business combination, (iii) any warrants purchased in this offering or in the secondary market, until after our initial business combination and (iv) any of their private placement warrants or the shares underlying such private placement warrants, until after the consummation of our initial business combination. These exceptions include transfers to permitted transferees, who agree in writing to be bound by such transfer restrictions.

In the case of all of the lock-ups described in the preceding two paragraphs, if (a) during the last 17 days of the applicable lock-up period described above, we issue an earnings release or material news or a material event relating to us occurs or (b) before the expiration of the applicable lock-up period described above, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of such applicable lock-up period, such applicable lock-up period will be extended for 18 days beginning on the date of the issuance of the earnings release or the occurrence of the material news or of the material event.

Selling Restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

In addition:

•	an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”),

Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive and the provisions regarding “European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Indemnification

We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

LEGAL MATTERS

Sidley Austin llp will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by McDermott Will & Emery LLP.

EXPERTS

The financial statements of FIG Acquisition Corp. as of December 17, 2007 and for the period from December 6, 2007 (date of inception) through December 17, 2007 included in this prospectus and in the registration statement have been so included in reliance on the report of Marcum & Kliegman LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of FIG Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of FIG Acquisition Corp.:

We have audited the accompanying balance sheet of FIG Acquisition Corp. (a corporation in the development stage) (the “Company”) as of December 17, 2007, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 6, 2007 (date of inception) through December 17, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FIG Acquisition Corp. (a corporation in the development stage) as of December 17, 2007, and the results of its operations and its cash flows for the period from December 6, 2007 (date of inception) through December 17, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of December 17, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Marcum & Kliegman LLP

Melville, New York
December 20, 2007

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

BALANCE SHEET
AS OF DECEMBER 17, 2007

ASSETS
Current assets:
Cash	$205,000
Deferred offering costs	205,000

Total assets	$410,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Note payable to stockholder	$200,000
Accrued offering cost	185,000
Accrued expenses	550

Total current liabilities	385,550
Commitment and contingencies
Stockholder’s equity:
Preferred stock, $0.0001 par value per share (500,000 shares authorized; none issued or outstanding)	—
Common stock, $0.0001 par value per share (150,000,000 shares authorized; 7,187,500 shares issued and outstanding(1))	719
Additional paid-in capital	24,281
Deficit accumulated during the development stage	(550)

Total stockholder’s equity	24,450

Total liabilities and stockholder’s equity	$410,000

(1)	Includes an aggregate of up to 937,500 shares of common stock subject to forfeiture by our sole stockholder to the extent the underwriters’ over-allotment option is not exercised. See Note 5.

The Accompanying Notes are an Integral Part of these Financial Statements

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 6, 2007 (DATE OF INCEPTION)
THROUGH DECEMBER 17, 2007

Formation costs	$550

Net loss	$(550)

Net loss per share:
Weighted average shares outstanding, basic and diluted(1)	7,187,500

Net loss per share, basic and diluted	$(0.00)

(1)	Includes an aggregate of up to 937,500 shares of common stock subject to forfeiture by our sole stockholder to the extent the underwriters’ over-allotment option is not exercised. See Note 5.

The Accompanying Notes are an Integral Part of these Financial Statements

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM DECEMBER 6, 2007 (DATE OF INCEPTION)
THROUGH DECEMBER 17, 2007

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity

Balance at December 6, 2007 (inception)	—	$—	$—	$—	$—
Common shares included in Founders Units issued on December 13, 2007 at $0.003 per share(1)	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	(550)	(550)

Balance at December 17, 2007	7,187,500	$719	$24,281	$(550)	$24,450

(1)	Includes an aggregate of up to 937,500 shares of common stock subject to forfeiture by our sole stockholder to the extent the underwriters’ over-allotment option is not exercised. See Note 5.

The Accompanying Notes are an Integral Part of these Financial Statements

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 6, 2007 (DATE OF INCEPTION)
THROUGH DECEMBER 17, 2007

Cash flows from operating activities:
Net loss	$(550)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	550

Net cash used in operating activities	—
Cash flows from financing activities:
Proceeds from note payable to stockholder	200,000
Proceeds from sale of Founders Units	25,000
Payment of deferred offering costs	(20,000)

Net cash provided by financing activities	205,000

Net increase in cash	205,000
Cash at beginning of period	—
Cash at end of period	$205,000

Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$185,000

The Accompanying Notes are an Integral Part of these Financial Statements

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

1.	Organization, Business Operations, Significant Accounting Policies and Going Concern Considerations

FIG Acquisition Corp. (the “Company”) was incorporated in Delaware on December 6, 2007 for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination with one or more businesses or assets. The Company is considered in the development stage and is subject to the risks associated with development stage companies.

At December 17, 2007, the Company had not commenced operations. All activity through December 17, 2007 relates to the Company’s formation and its ability to begin operations is dependent upon the proposed public offering described below. The Company has selected November 30 as its fiscal year-end.

The Company’s ability to begin operations is contingent upon obtaining financial resources through a public offering of up to 25,000,000 units (the “Units”) which is discussed in Note 2 (“Proposed Public Offering”). The Company’s management has discretion with respect to the net proceeds of the Proposed Public Offering, although substantially all of the net proceeds of the Proposed Public Offering are intended to be generally applied toward a business combination with one or more businesses (the “Business Combination”). Upon the closing of the Proposed Public Offering, the Company has agreed that approximately $9.83 per Unit (or $9.81, if the underwriters’ over-allotment option is exercised in full) of the net proceeds related to the Proposed Public Offering and a Private Placement discussed in Note 2 and Note 4 will be held in a trust account (the “Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of one hundred eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of the Business Combination or (ii) liquidation of the Company. The remaining net proceeds of approximately $250,000 (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The proceeds held in the Trust Account will not be released until the earlier of (x) the consummation of the Company’s initial Business Combination or (y) the Company’s liquidation, but the following amounts may be released to the Company from the Trust Account prior to such time: (i) interest income earned on the Trust Account balance to pay any income taxes on such interest; and (ii) interest income earned, after taxes payable, on the Trust Account of up to $3,250,000, subject to adjustment, to fund the Company’s working capital requirements, including, in such an event, the costs of the Company’s liquidation.

The Company will be required to obtain stockholder approval for the Business Combination. In the event that stockholders owning 30% or more of the shares included in the Units sold in the Proposed Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

The Company’s stockholder prior to the Proposed Public Offering (the “Initial Stockholder”) purchased founders units (the “Founders Units”), which consist of one share of common stock and one warrant. The warrants included in the Founders Units entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share and become exercisable upon the later of (i) the date that is one year after the date of the prospectus for the Proposed Public Offering and (ii) consummation of the initial Business Combination if and when the closing price of the common stock exceeds $14.25 per share for any 20 trading days within a 30 trading-day period beginning 90 days after the Business Combination, may be exercised on a cashless basis at the holder’s option and are not redeemable. The warrants included in the Founders Units expire five years from the date of the prospectus relating to the Proposed Public Offering and in the event of a liquidation as described below, the warrants included in the Founders Units will not participate in any distributions from the Trust Account and will expire worthless. The Initial Stockholder has

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS — (Continued)

agreed to vote its shares of common stock included in its Founders Units in the same manner as a majority of the shares of common stock are voted by other stockholders of the Company (the “Public Stockholders”) (excluding executive officers and directors of the Company and the Initial Stockholders with respect to any units that they purchase in the Proposed Public Offering or any units or shares of common stock included in such units that they purchase in the secondary market) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable and the Initial Stockholder will be able to vote its shares independently of the Public Stockholders. The Initial Stockholder will agree, subject to certain exceptions, that the Founders Units, including the common stock and Warrants issued as part of the Founders Units and the common stock underlying the Warrants, acquired on December 13, 2007 will not be sold or otherwise transferred until 180 days year after the consummation of an initial Business Combination without the prior written consent of Banc of America Securities LLC unless, subsequent to the initial Business Combination, (i) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading day period or (ii) we consummate a subsequent merger, stock exchange or other similar transaction which results in the Initial Stockholder having the right to exchange its shares for common stock for cash, securities or other property.

A Public Stockholder who voted against an approved and consummated Business Combination and elected conversion will be entitled to convert his or her shares into a pro rata share of the Trust Account, subject to certain limits to be described in the prospectus relating to the Proposed Public Offering. Accordingly, Public Stockholders holding up to one share less than 30% of the total number of shares included in the Units sold in the Proposed Public Offering may seek conversion of their shares in the event a Business Combination is consummated. The per share conversion price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting discounts and commissions), including accrued interest income thereon, after taxes payable on such interest income and after interest income earned, after taxes payable, on the Trust Account balance previously released to the Company as described above, as of two business days prior to the proposed consummation of the Business Combination, divided by the number of shares of common stock included in the Units sold in the Proposed Public Offering.

The Company’s certificate of incorporation provides that the Company will continue in existence until 24 months from the effective date of the registration statement governing the Proposed Public Offering (“Effective Date”), and, unless the Company has completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate. Upon dissolution, the Company will distribute to all of the Public Stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, plus any remaining net assets.

In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the proposed public offering price per Unit in the Proposed Public Offering.

The Company’s Initial Stockholder has waived its rights to participate in any liquidating distribution, but only with respect to those shares of common stock owned by it prior to the Proposed Public Offering. It will participate in any liquidating distribution with respect to any shares of common stock acquired by it in connection with or following the Proposed Public Offering.

Deferred Offering Costs — Deferred offering costs consist of legal and other professional fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon receipt of the capital raised or charged to operations if the Proposed Public Offering is not completed.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants included in the Founders Units, as calculated using the treasury stock method. During the period from December 6, 2007 (date of inception) through December 17, 2007, the warrants included in the Founders Units were contingently exercisable. Consequently, the effect of their conversion into shares of common stock has been excluded from the calculation of diluted loss per share.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and accompanying notes and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes — Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The deferred tax benefit relating to the net loss for the period has been fully reserved.

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified its federal and the State of New York as its “major” tax jurisdictions, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on December 6, 2007 the evaluation was performed for upcoming 2008 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from December 6, 2007 (date of inception) through December 17, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Considerations — At December 17, 2007, the Company had $205,000 in cash and a working capital deficiency of $(180,550). Further, the Company has incurred a loss and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS — (Continued)

uncertainty through a Proposed Public Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Concentration of Credit Risk — The Company maintains its cash with a major financial institution, which may exceed federally insured limits during the period. At December 17, 2007, the Company had cash on deposit in excess of federally insured limits.

2.	Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 25,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to additional 3,750,000 units solely to cover over-allotments, if any). Each Unit consists of one share of Common Stock and one Redeemable Common Stock Purchase Warrant (the “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of the consummation of the initial Business Combination or one year from the date of the prospectus relating to the Proposed Public Offering and expiring 5 years from the date of the prospectus. There will be no distribution from the Trust Account with respect to the Warrants in the event of liquidation as described in Note 1 above, and such Warrants will expire worthless.

The Company may redeem all (but not part) of the Warrants at any time after the Warrants become exercisable, at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the closing price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption and may require that warrants exercised subsequent to such notice and prior to redemption are exercised on a cashless basis. In addition, in accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering, the Company is only required to use its reasonable efforts to maintain the effectiveness of the registration statement relating to common stock issuable upon exercise of the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise.

Consequently, the Warrants may expire unexercised, unredeemed and worthless, and an investor in the Proposed Public Offering may effectively pay the full Unit price solely for the shares of common stock included in the Units.

The Company intends to enter into an agreement with the underwriters of the Proposed Public Offering (the “Underwriting Agreement”). The Underwriting Agreement will require the Company to pay 3.5% of the gross proceeds of the Proposed Public Offering as an underwriting discount plus an additional 3.5% of the gross proceeds only upon consummation of a Business Combination. The Company will pay an underwriting discount of 3.5% ($8,750,000) in connection with the consummation of the Proposed Public Offering and will place 3.5% of the gross proceeds ($8,750,000) in the Trust Account. The underwriters have waived their right to receive payment of the 3.5% of the gross proceeds upon the Company’s liquidation if the Company is unable to complete a Business Combination. The Company will not pay any discount related to the warrants sold in the private placement.

3.	Related Party Transactions

The Initial Stockholder of the Company, KBW Inc., issued an unsecured promissory note in an aggregate principal amount of $200,000 to the Company on December 13, 2007. The note does not bear interest and is

FIG ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS — (Continued)

payable on the earlier of the completion of the Proposed Public Offering or December 9, 2008. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

The Company presently occupies office space provided at no cost by KBW, Inc. which will agree to make such office space and administrative services, including secretarial support, available to the Company until a Business Combination is consummated or the Company liquidates. The Company will agree to pay KBW, Inc. $10,000 per month for such services commencing on the effective date of the registration statement governing the Proposed Public Offering.

4.	Commitment and Contingencies

The Company intends to grant the underwriters a 30-day option to purchase up to 3,750,000 additional units solely to cover over-allotments, if any.

The Initial Stockholder and or its permitted transferees have waived or will waive their right to receive distributions with respect to the shares of Common Stock included in the Founders Units upon the Company’s liquidation.

The Initial Stockholder and the certain executive officers and employees of KBW, Inc. and its subsidiaries will agree in a private placement (“Private Placement”) to purchase from the Company, in the aggregate, 5,500,000 warrants for $5,500,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants shall occur immediately prior to the completion of the Proposed Public Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account.

The Sponsors’ Warrants issued in the Private Placement will be identical to the warrants included in the Units to be sold and issued in the Proposed Public Offering, except that the private placement warrants (i) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (ii) are not subject to redemption by the Company.

The Initial Stockholder and holders of the Sponsors’ Warrants (or underlying securities) will be entitled to registration rights with respect to the Founders Units or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the Common Stock included in the Founders Units are entitled to elect to exercise these registration rights commencing 180 days after the consummation of the Business Combination. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholder and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the expiration of the applicable transfer restriction periods.

5.	Equity Securities

Founders Units — On December 13, 2007, the Company sold to KBW, Inc. 7,187,500 Founders Units each unit of which consists of one share of common stock and one warrant, for $25,000 at a purchase price of approximately $0.003 per unit. Those Founders Units assume that in the Proposed Public Offering, the underwriters exercise their over-allotment option in full. Should the underwriters not exercise the over-allotment option in full, up to 937,500 Founders Units are subject to forfeiture so that Founders Units, in the aggregate, comprise 20% of issued and outstanding units immediately after the Proposed Public Offering.

Preferred Stock — The Company is authorized to issue 500,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock — The Company is authorized to issue 150,000,000 shares of common stock with a par value of $0.0001 per share.

$250,000,000

FIG Acquisition Corp.

25,000,000 Units

PROSPECTUS
          , 2008

Banc of America Securities LLC

CRT Capital Group LLC

JMP Securities

Until          , 2008 (25 days after the date of this prospectus) federal securities law may require all dealers selling our securities, whether or not participating in this offering, to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Trustee’s fee	$8,000	(1)
SEC registration fee	8,827
FINRA filing fee	29,250
AMEX filing and listing fee	80,000
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Directors and officers liability insurance premiums	[ • ]	(2)
Legal fees and expenses	400,000
Miscellaneous	[ • ]	(3)

Total

(1)	Includes the fees that are charged by American Stock Transfer & Trust Company, as trustee, as well as fees that are charged by American Stock Transfer & Trust Company for acting as transfer agent of the registrant’s common stock, as warrant agent for the registrant’s warrants and as escrow agent for the registrant’s initial units and private placement warrants.

(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying over two years following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article Tenth of our certificate of incorporation provides:

“The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

Since our inception on December 6, 2007, we sold an aggregate of 7,187,500 units in a private placement without registration under the Securities Act:

Stockholders	Number of Units

KBW, Inc.	7,187,500

Such units were issued on December 13, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The units issued to the entity or person above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.003 per unit.

In addition, KBW, Inc. and certain officers and employees of KBW, Inc. and its subsidiaries have committed to purchase from us 5,500,000 warrants at $1.00 per warrant (for an aggregate purchase price of $5,500,000). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.**
3.2	By-Laws.**
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company.
5.1	Opinion of Sidley Austin llp.
10.1	Letter Agreement by and among the Registrant, Banc of America Securities LLC and .*
10.2	Form of Stock Escrow Agreement between the Registrant and American Stock Transfer & Trust Company.
10.3	Subscription Agreement between the Registrant and KBW, Inc.**
10.4	Form of Warrant Purchase Agreement between the Registrant and KBW, Inc.
10.5	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.6	Services Agreement between KBW, Inc. and the Registrant regarding office space and administrative services.**
10.7	Promissory Note issued to KBW, Inc.**
10.8	Form of Registration Rights Agreement between the Registrant and .*
10.9	Form of Subscription/Purchase Agreement between the Registrant, KBW, Inc. and .
14	Form of Code of Ethics.
23.1	Consent of Sidley Austin llp (included in Exhibit 5.1).
23.2	Consent of Marcum & Kliegman LLP.
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Audit Committee Charter.
99.2	Governance and Nominating Committee Charter.
99.3	Compensation Committee Charter.

*	To be filed by amendment.

**	Previously filed.

Item 17.	Undertakings.

The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on February 15, 2008.

FIG Acquisition Corp.

By:	/s/ Peter E. Roth
Name:     Peter E. Roth

Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter E. Roth and Charles E. Shomo IV his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ John G. Duffy John G. Duffy	Chairman and Director	February 15, 2008

/s/ Peter E. Roth Peter E. Roth	Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2008

/s/ Charles E. Shomo IV Charles E. Shomo IV	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 15, 2008

/s/ Andrew M. Senchak Andrew M. Senchak	Director	February 15, 2008

/s/ John A. Kanas John A. Kanas	Director	February 15, 2008

/s/ William M. Steul William M. Steul	Director	February 15, 2008

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.**
3.2	By-Laws.**
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company.
5.1	Opinion of Sidley Austin llp.
10.1	Letter Agreement by and among the Registrant, Banc of America Securities LLC and .*
10.2	Form of Stock Escrow Agreement between the Registrant and American Stock Transfer & Trust Company.
10.3	Subscription Agreement between the Registrant and KBW, Inc.**
10.4	Form of Warrant Purchase Agreement between the Registrant and KBW, Inc.
10.5	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.6	Services Agreement between KBW, Inc. and the Registrant regarding office space and administrative services.**
10.7	Promissory Note issued to KBW, Inc.**
10.8	Form of Registration Rights Agreement between the Registrant and .*
10.9	Form of Subscription/Purchase Agreement between the Registrant, KBW, Inc. and .
14	Form of Code of Ethics.
23.1	Consent of Sidley Austin llp (included in Exhibit 5.1).
23.2	Consent of Marcum & Kliegman LLP.
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Audit Committee Charter.
99.2	Governance and Nominating Committee Charter.
99.3	Compensation Committee Charter.

*	To be filed by amendment.

**	Previously filed.